CONVERSION VALUATION APPRAISAL REPORT

                                 Prepared for:

                     Hemlock Federal Financial Corporation
                                      and
                        Hemlock Federal Bank for Savings
                              Oak Forest, Illinois

                                     As Of:
                                December 6, 1996

                                  Prepared By:
                             Keller & Company, Inc.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614)766-1426


                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT

                                 Prepared for:

                     Hemlock Federal Financial Corporation
                                      and
                        Hemlock Federal Bank for Savings
                              Oak Forest, Illinois

                                     As Of:
                                December 6, 1996

                                  Prepared By:
                               Michael R. Keller
                                   President

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

December 30, 1996




Board of Directors
Hemlock Federal Bank for Savings
5700 West 159th Street
Oak Forest, IL  60452

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Hemlock Federal Financial Corporation (the "Corporation"), which is the newly formed holding company of Hemlock Federal Bank for Savings, Oak Forest, Illinois ("Hemlock Federal" or the "Bank"). The Corporation will hold all of the shares of the common stock of the Bank. Such stock is to be issued in connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. This appraisal was prepared and provided to the Bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Advance and the material provided by the independent auditor, Crowe Chizek & Company, Oakbrook Terrace, Illinois, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Hemlock Federal Bank for Savings
December 30, 1996

Page 2


In the completion of this appraisal, we held discussions with the management of Advance, with the law firm of Silver, Freedman and Taff, L.L.P., Washington, D.C., the Bank's conversion counsel, and with Crowe Chizek & Company. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will proceed to make necessary adjustments to the Bank's appraised value in such appraisal update.

It is our opinion that as of December 6, 1996, the pro forma market value or appraised value of the Corporation is $15,700,000. Further, a range for this valuation is from a minimum of $13,345,000 to a maximum of $18,055,000, with a super-maximum of $20,763,250.

Very truly yours,

KELLER & COMPANY, INC.




Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION                                                                   1

  I.     Description of Hemlock Federal Bank for Savings
         General                                                               4
         Performance Overview                                                  8
         Income and Expense                                                   10
         Yields and Costs                                                     16
         Interest Rate Sensitivity                                            18
         Lending Activities                                                   20
         Non-Performing Assets                                                24
         Investments                                                          26
         Deposit Activities                                                   26
         Borrowings                                                           27
         Subsidiaries                                                         28
         Office Properties                                                    28
         Management                                                           28

 II.     Description of Primary Market Area                                   29

III.     Comparable Group Selection
         Introduction                                                         34
         General Parameters
           Merger/Acquisition                                                 35
           Mutual Holding Companies                                           36
           Trading Exchange                                                   36
           IPO Date                                                           37
           Geographic Location                                                37
           Asset Size                                                         38
         Balance Sheet Parameters
           Introduction                                                       39
           Cash and Investments to Assets                                     39
           Mortgage-Backed Securities to Assets                               40
           One- to Four-Family Loans to Assets                                40
           Total Net Loans to Assets                                          41
           Total Net Loans and Mortgage-Backed Securities to Assets           41
           Borrowed Funds to Assets                                           41
           Equity to Assets                                                   42
         Performance Parameters
           Introduction                                                       43

                                                                            PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                           43
           Return on Average Equity                                           44
           Net Interest Margin                                                44
           Operating Expenses to Assets                                       45
           Noninterest Income to Assets                                       45
         Asset Quality Parameters
           Introduction                                                       46
           Nonperforming Assets to Asset Ratio                                46
           Repossessed Assets to Assets                                       47
           Loans Loss Reserves to Assets                                      47
         The Comparable Group                                                 47
         Summary of Comparable Group Institutions                             49

 IV.     Analysis of Financial Performance                                    51

  V.     Market Value Adjustments
         Earnings Performance                                                 54
         Market Area                                                          58
         Financial Condition                                                  59
         Dividend Payments                                                    60
         Subscription Interest                                                61
         Liquidity of Stock                                                   62
         Management                                                           62
         Marketing of the Issue                                               63

VI.      Valuation Methods                                                    65
         Price to Book Value Ratio Method                                     66
         Price to Earnings Method                                             67
         Price to Net Assets Method                                           68
         Valuation Conclusion                                                 69

                                LIST OF EXHIBITS



NUMERICAL                                                                   PAGE
EXHIBITS

  1     Statements of Financial Condition - September 30,
          1996 and December 31, 1995                                          70
  2     Consolidated Balance Sheets - December 31, 1991
          through 1994                                                        71
  3     Consolidated Statements of Income - Nine Months Ended
          September 30, 1995 and 1996 and December 31, 1995                   72
  4     Consolidated Statements of Income - December 31,
          1992 through 1995                                                   73
  5     Selected Financial Condition Data                                     74
  6     Income and Expense Trends                                             75
  7     Normalized Earnings Trend                                             76
  8     Performance Indicators                                                77
  9     Volume/Rate Analysis                                                  78
 10     Yield and Cost Trends                                                 79
 11     Interest Rate Sensitivity of Net Portfolio Value (NPV)                80
 12     Loan Portfolio Composition                                            81
 13     Loan Maturity Schedule                                                82
 14     Loan Originations                                                     83
 15     Delinquent Loans                                                      84
 16     Nonperforming Assets                                                  85
 17     Classified Assets                                                     86
 18     Allowance for Loan Losses                                             87
 19     Investment Portfolio Composition                                      88
 20     Mix of Deposits                                                       89
 21     Deposit Activity                                                      90
 22     Borrowed Funds Activity                                               91
 23     Offices of Hemlock Federal Bank for Savings                           92
 24     List of Key Officers and Directors                                    93
 25     Key Demographic Data and Trends                                       94
 26     Key Housing Data                                                      95
 27     Major Sources of Employment by Industry Group                         96
 28     Unemployment Rates                                                    97
 29     Market Share of Deposits                                              98
 30     National Interest Rates by Quarter                                    99
 31     Thrift Stock Prices and Pricing Ratios                               100
 32     Key Financial Data and Ratios                                        111
 33     Recently Converted Thrift Institutions                               123
 34     Acquisitions and Pending Acquisitions                                125

NUMERICAL                                                                   PAGE
EXHIBITS



 35      Thrift Stock Prices and Pricing Ratios -
         Mutual Holding Companies                                            127
 36      Key Financial Data and Ratios -
         Mutual Holding Companies                                            128
 37      Balance Sheets Parameters -
         Comparable Group Selection                                          129
 38      Operating Performance and Asset Quality Parameters -
         Comparable Group Selection                                          133
 39      Balance Sheet Ratios -
         Final Comparable Group                                              138
 40      Operation Performance and Asset Quality Ratios
         Final Comparable Group                                              139
 41      Balance Sheet Totals - Final Comparable Group                       140
 42      Market Area Comparison - Final Comparable Group                     141
 43      Balance Sheet - Asset Composition
         Most Recent Quarter                                                 142
 44      Balance Sheet - Liability and Equity
         Most Recent Quarter                                                 143
 45      Income and Expense Comparison
         Trailing Four Quarters                                              144
 46      Income and Expense Comparison as a Percent of
         Average Assets - Trailing Four Quarters                             145
 47      Yields, Costs & Earnings Ratios
         Trailing Four Quarters                                              146
 48      Dividends, Reserves and Supplemental Data                           147
 49      Valuation Analysis and Conclusions                                  148
 50      Market Pricings and Financial Ratios - Stock Prices
         Comparable Group                                                    149
 51      Pro Forma Mid-Point Valuation                                       150
 52      Pro Forma Minimum Valuation                                         151
 53      Pro Forma Maximum Valuation                                         152
 54      Pro Forma Superrange Valuation                                      153
 55      Summary of Valuation Premium or Discount                            154

ALPHABETICAL EXHIBITS                                                       PAGE

  A      Background and Qualifications                                       155
  B      RB 20 Certification                                                 159
  C      Affidavit of Independence                                           160

INTRODUCTION

         Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of HEMLOCK FEDERAL FINANCIAL CORPORATION (the "Corporation"), a Delaware corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Hemlock Federal Bank for Savings, Oak Forest, Illinois ("Hemlock Federal" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Silver, Freedman & Taff, Washington, D.C.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non- control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended December 31, 1991 through 1995, as well as the unaudited financial statements for the nine months ended September 30, 1995 and 1996, and discussed them with Hemlock Federal's management and with Hemlock Federal's independent auditors, Crowe, Chizek and Company, LLP. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Hemlock Federal's home office and two branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, the larger lending area, and analyzed the Bank's primary market area relative to Illinois and the United States. We have also examined the competitive market within which Hemlock Federal operates, giving consideration to the area's presence, numerous financial institution offices and credit union offices and other key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Hemlock Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.     DESCRIPTION OF HEMLOCK FEDERAL BANK FOR SAVINGS

GENERAL

         Hemlock Federal Bank for Savings, Oak Forest, Illinois, was chartered in 1904 as a state chartered savings and loan association. In 1959, the Bank converted to a federally chartered institution, and in 1983, the Bank converted to a federally-chartered savings bank and adopted its current name of Hemlock Federal Bank for Savings.

         Hemlock Federal conducts its business from its home office in Oak Forest, Illinois and its two branch offices, located in southwest Chicago and Oak Lawn. The Bank's retail deposit market includes parts of Cook and Will
Counties, with its lending market extending farther into these two counties. Hemlock Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Hemlock Federal is a member of the Federal Home Loan Bank (the "FHLB") of Chicago and is regulated by the OTS, and by the FDIC. As of September 30, 1996, Hemlock Federal had assets of $146,983,000, deposits of $129,159,000 and equity of $10,842,000.

         Hemlock Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Hemlock Federal is currently actively involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 89.1 percent of its loan originations during the nine months ended September 30, 1996, and 86.1 percent of its loan originations during the fiscal year ended December 31, 1995. At September 30, 1996, 88.7 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings compared to a much lower 58.6 percent at December 31, 1991, with the primary sources of funds being retail deposits from residents in its local communities and FHLB advances. The Bank has been an originator of commercial real estate loans, and is an originator of multi-family loans, construction and land loans and consumer loans. Consumer loans include automobile loans, loans on savings accounts and home equity loans. Consumer loans represented a moderate 5.0 percent share of the Bank's total gross loans at September 30, 1996.

         The Bank had $17.0 million, or 11.6 percent of its assets in cash and investments including FHLB stock and FHLMC stock. The Bank had an additional $65.9 million, or 44.9 percent of its assets in mortgage-backed securities, with the combined total of investment securities, mortgage-backed securities and cash and cash equivalents being $82.9 million or a strong 56.5 percent of assets. Deposits, FHLB advances and retained earnings have been the primary sources of funds for the Bank's lending and investment activities.

         The management of Hemlock Federal is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Bank's interest rate sensitivity position and market value of portfolio equity. The Bank understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Hemlock Federal also recognizes the need and importance of attaining a competitive net interest margin due to its dependence on net interest income as its primary source of income.

         The Bank's gross amount of stock to be sold in the subscription and community offering will be $15,700,000 or 1,570,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $15,126,944 reflecting conversion expenses of $573,056. The actual cash proceeds to the Bank of $7.6 million will represent fifty percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the gross shares issued or 125,600 shares, representing $1,256,000 at $10 per share. The Bank's net proceeds will be invested in adjustable-rate and fixed-rate mortgage loans and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

         Hemlock Federal has seen modest overall deposit growth over the past four fiscal years with deposits increasing 8.3 percent from December 31, 1991, to December 31, 1995, or an average of 2.1 percent per year. From December 31, 1995, to September 30, 1996, deposits decreased by 1.2 percent or 1.6 percent, annualized, compared to a 0.02 percent decrease in fiscal 1995. The Bank anticipates modest growth in the future. The Bank has focused on increasing its residential real estate loan portfolio during the past four years, increasing its investment, decreasing its dollar level of mortgage-backed securities, monitoring its earnings and maintaining its capital to assets ratio. Equity to assets increased from 6.09 percent of assets at December 31, 1991, to 7.79 percent at December 31, 1995, and to 7.30 percent at September 30, 1996.

         Hemlock Federal's primary lending strategy has been to focus on the origination and retention of adjustable-rate and fixed-rate residential mortgage loans, resulting in a higher level of one- to four-family residential mortgage loans.

         Hemlock Federal's share of one- to four-family mortgage loans has risen significantly, increasing from 58.6 percent of gross loans at December 31, 1991, to 88.7 percent as of September 30, 1996. Construction and land loans decreased from 1.5 percent of gross loans at December 31, 1991, to zero at September 30, 1996. Multi- family loans decreased from 17.7 percent of gross loans at December 31, 1991 to 5.3 percent at September 30, 1996. Commercial real estate loans decreased from 7.5 percent at December 31, 1991 to 1.1 percent at September 30, 1996. The Bank's share of consumer loans witnessed a decrease in its share of loans from 14.8 percent at December 31, 1991 to 5.0 percent at September 30, 1996.

         Management's internal strategy has also included an emphasis on maintaining an adequate and appropriate allowance for loan losses relative to total loans in recognition of the Bank's increase in loan originations, its past experience with problem loans, and the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances. At December 31, 1991, Hemlock Federal had $174,000 in its loan loss allowance or 0.52 percent of net loans, which increased to $670,000 and represented a higher 1.26 percent of net loans at September 30, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Hemlock Federal's financial position for the past five fiscal years of December 31, 1991, through December 31, 1995, and for the nine months ended September 30, 1996, is highlighted through the use of selected financial data in
Exhibit 5. Hemlock Federal has focused on strengthening its equity position, controlling its overhead ratio, increasing its savings and loan levels, and strengthening its net interest margin. Hemlock Federal has experienced a modest rise in assets from 1991 to 1995 and a smaller rate of increase in deposits with a smaller than average increase in equity over the past four fiscal years. Due to the Bank's minimal growth, the resultant impact has been a modest increase in the Bank's equity to assets ratio from 1991 to 1995.

         Hemlock Federal witnessed a total increase in assets of $12.4 million or 9.3 percent for the period of December 31, 1991, to December 31, 1995, representing an average annual increase in assets of 2.3 percent. For the year ended December 31, 1995, assets increased $1.7 million or 1.2 percent. For the nine months ended September 30, 1996, the Bank's assets increased $1.4 million or 0.9 percent. Over the past four fiscal periods, the Bank experienced its largest dollar rise in assets of $7.9 million in fiscal year 1992, which represented a 6.0 percent increase in assets funded by a rise in deposits. This increase was succeeded by a $5.5 million or 3.9 percent increase in assets in fiscal year 1993, a decrease in 1994 and an increase of 1.2 percent in 1995. For the nine months ended September 30, 1996, assets increased $1.4 million or 0.9 percent.

         The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $33.8 million at December 31, 1991, to $53.1 million at September 30, 1996, and represented a total increase of $19.4 million, or 57.4 percent. The average annual increase during that period was
12.08 percent. That increase was the result of higher levels of loan originations of one- to four-family loans. For the year ended December 31, 1995, loans increased $7.6 million or 20.1 percent. For the nine months ended September 30, 1996, net loans then increased $7.9 million or 17.4 percent, representing 23.3 percent, annualized.

         Hemlock Federal has pursued obtaining funds through deposit growth in accordance with the demand for loans and has also made use of FHLB advances during the past five years. The Bank's competitive rates for savings in its local market in conjunction with its focus on services have been the sources for attracting retail deposits. Deposits increased moderately from 1991 to 1992, followed by a modest increase in fiscal year 1993 and then minimal decreases in 1994 and in 1995, with an average annual rate of increase of 2.1 percent from December 31, 1991, to December 31, 1995. For the nine months ended September 30, 1996, deposits decreased by $1.6 million or 1.2 percent. The Bank's strongest fiscal year deposit growth was in fiscal year 1992, when deposits increased $7.4 million or 6.2 percent.

         Hemlock Federal has been able to increase its equity each fiscal year from 1991 through 1995. At December 31, 1991, the Bank had equity (GAAP basis) of $8.1 million representing a 6.09 percent equity to assets ratio, increasing to $11.3 million at December 31, 1995, and representing a 7.65 percent equity to assets ratio. At September 30, 1996, equity was a lower $10.8 million or 7.38 percent of assets with the decrease due to the impact of the one-time SAIF assessment and the Bank's establishment of a $1.0 million foundation, Hemlock Federal Bank for Savings Charitable Foundation, Inc. ("Foundation"). The modest rise in the equity to assets ratio is the result of the Bank's steady earnings performance in 1991 through 1995. Equity increased 39.8 percent from December 31, 1991, to December 31, 1995, representing an average annual increase of 10.0 percent and decreased 4.44 percent for the nine months ended September 30, 1996, or 5.92 percent, annualized.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Hemlock Federal, reflecting the Bank's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1991 through 1995 and unaudited income and expense figures for the nine months ended September 30, 1995 and 1996.

         Hemlock Federal has witnessed a decrease in its dollar level of interest income from December 31, 1991, through December 31, 1995, ranging from a high of $10.8 million in 1991 to a low of $8.5 million in 1994, followed by an increase to $9.9 million in 1995 and representing a four year decrease of 8.0 percent, or an average decrease of 2.0 percent per year. This overall trend was a combination of a decrease from 1991 to 1994 followed by an increase in 1995. In fiscal year 1995, interest income increased $1.4 million, or 16.9 percent to $9.9 million. For the nine months ended September 30, 1996, interest income was $7.7 million, compared to $7.4 million for the nine months ended September 30, 1995, suggesting a continuation of the fiscal 1996 rising trend. The overall increase in interest income was due primarily to the Bank's increase in its loan portfolio.

         The Bank's interest expense experienced a similar declining trend from fiscal year 1991 to 1994, followed by a moderate increase in 1995. Interest expense decreased $2.9 million, or 38.1 percent, from 1991 to 1994, compared to a decrease in interest income of $2.3 million, or 21.3 percent, for the same time period. Interest expense then increased $744,000 or 15.9 percent from 1994 to 1995, compared to an increase in interest income of $1.4 million or 16.7 percent. Such increase in interest income, notwithstanding the increase in interest expense, resulted in a moderate dollar increase in annual net interest income to $690,000 for the fiscal year ended December 31, 1995, and an increase in net interest margin. Net interest income increased from $3,256,000 in 1991 to its highest level of $4,519,000 in 1995. For the nine months ended September 30, 1996, Hemlock Federal's actual net interest income was $3,438,000, or $4,584,000, annualized, which was higher than the $4,519,000 for the fiscal year ended December 31, 1995.

         The Bank has made provisions for loan losses in each of the past five fiscal years of 1991 through 1995 and also in the nine months ended September 30, 1996. The amounts of those provisions were determined in recognition of the Bank's current levels of nonperforming assets and delinquent loans, historical experience with problem loans, the Bank's rise in lending activity and current industry norms. The loan loss provisions were $33,000 in 1991, $357,000 in 1992, $149,000 in 1993, $150,000 in 1994, $134,000 in 1995 and $75,000 for the nine months ended September 30, 1996. The impact of these loan loss provisions has been to provide Hemlock Federal with a general valuation allowance of $670,000 at September 30, 1996, or 1.24 percent of gross loans and 870.1 percent of nonperforming assets.

         Total other income or noninterest income indicated volatile levels in fiscal years 1991 to 1995, due primarily to the impact of gains and losses on securities. The highest level of noninterest income was in fiscal year 1992 at $896,000 or 0.63 percent of assets with $466,000 in gains on the sale of securities. The lowest level of $337,000 was in 1995, representing 0.23 percent of assets and reflects a $161,000 loss on the sale of securities. The average noninterest income level for the past five fiscal years was $630,400 or 0.44 percent of average assets using actual noninterest income. When one excludes gains and losses on securities, the average level of noninterest income was a lower $468,400 or 0.33 percent of average assets. In the nine months ended September 30, 1996, noninterest income was $321,000 or 0.29 percent of assets on an annualized basis. Noninterest income consists primarily of fees and service charges.

         The Bank's general and administrative expenses or noninterest expenses increased from $3,100,000 for the fiscal year of 1991 to $3,211,000 for the fiscal year ended December 31, 1995. The dollar increase in noninterest expenses was $111,000 from 1991 to 1995, representing an average annual increase of $27,750 or 1.0 percent. The average annual increase in other expenses was due to the Bank's normal rise in overhead expenses. On a percent of assets basis, operating expenses increased from a higher 2.44 percent of average assets for the fiscal year ended December 31, 1991, to a lower 2.16 percent for the fiscal year ended December 31, 1994, then up to 2.23 percent in 1995, which was modestly lower than current industry averages of approximately 2.35 percent. For the nine months ended September 30, 1996, Hemlock Federal's ratio of operating expenses to average assets was a much higher 3.68 percent due to the impact of the one-time SAIF assessment and the Bank's formation of the Foundation. When one excludes these one-time expenses, the Bank's ratio of operating expenses to assets decreases to 2.44 percent, which is similar to industry norms.

         The net earnings position of Hemlock Federal has indicated profitable performance in each of the past five fiscal years ended December 31, 1991 through 1995, but a loss for the nine months ended September 30, 1996, due to the one-time SAIF assessment and the cost of establishing the Foundation. The annual net income figures for the past five fiscal years of 1991, 1992, 1993, 1994 and 1995 have been $568,000, $764,000, $977,000, $539,000 and $952,000, representing returns on average assets of 0.45 percent, 0.65 percent, 0.68 percent, 0.37 percent, and 0.66 percent, respectively. The average return on assets for the past five fiscal years was 0.56 percent. For the nine months ended September 30, 1996, the Bank had a net loss of $504,000, representing an annualized return on assets of (0.46) percent.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1993 to 1995 and for the twelve months ended September 30, 1996. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There were no adjustments for fiscal years 1993 to 1995, however, the net income in 1993 does exclude an accounting adjustment of $256,000, which was recognized on net income after taxes and resulted in net income of $977,000. There were two adjustments to net income for the twelve months ended September 30, 1996. There were two negative noninterest expense adjustments of $898,000 to adjust for the one time SAIF assessment and a negative adjustment of $1.0 million to adjust for the establishment of the Foundation.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets increased from 0.45 percent in fiscal year 1991 to its highest level of 0.68 percent in fiscal year 1993, decreasing its lowest level of 0.37 percent in fiscal year 1994, and then up to
0.66 percent in 1995. Its lowest level for any period was for the nine months ended September 30, 1996, and was (0.46) percent.

         The Bank's average net interest rate spread increased from 2.38 percent in fiscal year 1991 to 2.68 percent in fiscal year 1992, then declined during the next two fiscal years to 2.49 percent in 1994 and then increased to 3.01 percent in fiscal 1995. For the nine months ended September 30, 1996, net interest spread was a lower 2.96 percent, annualized. The Bank's net interest margin indicated a similar trend, increasing from 2.65 percent in fiscal year 1991 to 2.90 percent in fiscal year 1992, then decreasing to 2.69 percent by fiscal 1994, and then increasing to 3.25 percent for fiscal year 1995 and then decreasing to 3.24 percent for the nine months ended September 30, 1996. Hemlock Federal's net interest rate spread increased 30 basis points in 1992 to 2.68 percent from 2.38 percent in 1991 and then decreased 14 basis points in 1993 to
2.54 percent. Net interest rate spread decreased 5 basis points to 2.49 percent for fiscal year 1994 and then increased 52 basis points to 3.01 percent for the fiscal year ended December 31, 1995. The Bank's net interest margin followed a similar trend, increasing 25 basis points to 2.90 percent in 1992 and then decreasing 16 basis points to 2.74 percent in 1993. Net interest margin decreased another 5 basis points to 2.69 percent in 1994 and then increased 56 basis points to 3.25 percent in 1995. For the nine months ended September 30, 1996, Hemlock Federal's annualized net interest spread was a slightly lower 2.96 percent, and its net interest margin was a lower 3.24 percent.

         The Bank's return on average equity increased from 1991 to 1993, but decreased from 1993 through 1995. The return on average equity increased from
7.20 percent in 1991 to 10.40 percent in fiscal year 1993, and then decreased to
5.27 percent in fiscal year

1994. The return on equity then increased to 8.72 percent in fiscal year 1995. For the nine months ended September 30, 1996, return on average equity was a negative 5.80 percent, annualized.

         Hemlock Federal's ratio of interest-earning assets to interest-bearing liabilities increased gradually from 104.53 percent at December 31, 1991, to
106.3 percent at December 31, 1995, to a greater 107.16 percent at September 30, 1996.

         The Bank's ratio of operating expenses to average assets decreased from
2.44 percent in fiscal year 1991 to 2.18 percent in 1992, increasing to 2.23 percent in fiscal 1995. For the nine months ended September 30, 1996, operating expenses to assets increased to 4.13 percent as a result of the impact of the one-time SAIF assessment and the cost of establishing the Foundation. When one excludes these two items, the Bank's operating expenses to assets decrease to
2.44 percent. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income and noninterest income referred to as the "efficiency ratio." The industry norm is
60.0 percent with the lower ratio indicating higher efficiency. The Bank has been characterized with a lower level of efficiency reflected in its higher efficiency ratio, which decreased from 76.26 percent in 1991 to 66.12 percent in 1995, more in line with industry norms.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Hemlock Federal witnessed a moderate decrease in its nonperforming asset ratio from 1991 to 1995. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans, renegotiated loans and repossessed assets. The ratio of nonperforming assets to total assets was 1.50 percent at December 31, 1991, and decreased to 1.17 percent at December 31, 1992. The ratio continued to decrease during the next three fiscal years to 0.80 percent in 1993, 0.43 percent in 1994 and to 0.40 percent in 1995. At September 30, 1996, Hemlock Federal's ratio of nonperforming assets to total assets decreased to 0.05 percent, due to the elimination of renegotiated loans. The Bank's allowance for loan losses was 0.51 percent of loans at December 31, 1991, and increased significantly during the next four fiscal years, resulting primarily from the increase in allowance for loan losses to 1.31 percent in 1995 and 1.24 percent at September 30, 1996. As a percentage of nonperforming assets, Hemlock Federal's allowance for loan losses increased from 8.73 percent in 1991, to 19.95 percent in 1993 and then to 103.63 percent in 1995. During the nine months ended September 30, 1996, the ratio increased to 870.13 percent reflective of the decrease in nonperforming assets from $579,000 in 1995 to $77,000 at September 30, 1996.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1994 and 1995 and for the nine months ended September 30, 1996. In fiscal year 1994, net interest income decreased $38,000, due to a decrease in interest income of $314,000 reduced by a $276,000 decrease in interest expense. The decrease in interest income was due to a decrease due to a change in volume of $317,000 reduced by an increase due to rate of $3,000. The decrease in interest expense was due to a decrease due to rate of $99,000 reduced by an increase due to a change in volume of $31,000.

         In fiscal year 1995, net interest income increased $690,000, due to a $1,434,000 increase in interest income reduced by a $744,000 increase in interest expense. The increase in interest income was due to a $1,520,000 increase due to volume reduced by a $986,000 decrease due to rate. The increase in interest expense was due to a $873,000 increase due to volume reduced by a $129,000 decrease due to rate.

         For the nine months ended September 30, 1996, compared to the nine months ended September 30, 1995, net interest income increased $67,000 due to a $308,000 increase in interest income reduced by a $241,000 increase in interest expense. The rise in interest income was due to a $297,000 increase due to rate accented by an $11,000 increase due to volume. The rise in interest expense was due to an increase due to volume of $153,000 accented by an increase due to rate of $88,000.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended December 31, 1993 to 1995, for the nine months ended September 30, 1995, and September 30, 1996, and at September 30, 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Hemlock Federal's weighted average yield on its loan portfolio decreased 64 basis points from fiscal year 1993 to 1995, from 8.85 percent to
8.21 percent, and then decreased 23 basis points to 7.98 percent for the nine months ended September 30, 1996. The yield on mortgage-backed securities increased 133 basis points from fiscal year 1993 to 1995 from 5.47 percent to
6.80 percent and then increased 34 basis points to 7.14 percent for the nine months ended September 30, 1996. The yield on investment securities decreased 40 basis points from 6.48 percent in 1993 to 6.08 percent in 1995 and then remained at 6.08 percent for the nine months ended September 30, 1996. The yield on other earning assets increased 372 basis points from 3.16 percent in 1993 to 6.88 percent in 1995 and then decreased 94 basis points to 5.94 percent for the nine months ended September 30, 1996. The combined weighted average yield on all interest-earning assets increased 90 basis points to 7.15 percent from 1993 to 1995. The yield on interest-earning assets for the nine months ended September 30, 1996, was a higher 7.24 percent, while the yield at September 30, 1996, was a lower 6.88 percent.

         Hemlock Federal's weighted average cost of interest-bearing liabilities decreased 22 basis points to 3.49 percent from fiscal year 1993 to 1994, which was less than the Bank's 27 basis point decrease in yield, resulting in the decline in the Bank's interest rate spread of 5 basis points from 2.54 percent to 2.49 percent from 1993 to 1994. The Bank's average cost of interest-bearing liabilities then increased from 1994 to 1995 by 65 basis points to 4.14 percent compared to a 117 basis point increase in yield on interest-earning assets. The result was an increase in the Bank's interest rate spread of 52 basis points to
3.01 percent for fiscal year 1995. For the nine months ended September 30, 1996, the Bank's cost of funds increased 14 basis points to 4.28 percent, compared to a 9 basis point increase in yield on interest-earning assets, resulting in a lower net interest rate spread by

5 basis points to 2.96 percent compared to 3.01 percent for the fiscal year ended December 31, 1995. At September 30, 1996, the Bank's net interest rate spread decreased another 40 basis points to 2.56 percent. The Bank's net interest margin decreased from 2.74 percent in fiscal year 1993 to 2.69 percent in fiscal year 1994, then increasing to 3.25 percent for the year ended December 31, 1995. The Bank's net interest margin for the nine months ended September 30, 1996, decreased 1 basis point to 3.24 percent.

INTEREST RATE SENSITIVITY

         Hemlock Federal has monitored its interest rate sensitivity position due to its higher share of fixed rate mortgage loans by maintaining a higher level of liquid assets, which was 19.37 percent of assets at September 30, 1996, and purchasing a higher level of adjustable rate mortgage-backed securities. Hemlock Federal recognized the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap." The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance. Hemlock Federal has responded to the interest rate sensitivity issue by purchasing adjustable rate mortgage-backed securities, while retaining its fixed-rate mortgage loans.

         The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis, both internally and by the OTS, as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure. The Bank also calculates its gap position on a quarterly basis.

         There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, deposit withdrawals, etc.

         Exhibit 11 provides the Bank's NPV as of September 30, 1996, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at September 30, 1996, based on a rise in interest rates of 200 basis points was a 14.0 percent decrease, representing a dollar decrease in equity value of $2,395,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to decrease
1.0 percent or $215,000 at September 30, 1996. The Bank's exposure at September 30, 1996, increases to a 36.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 5.0 percent based on a 400 basis point decrease in rates.

         The Bank is aware of its moderate interest rate risk exposure under rapidly rising rates and minimal exposure under falling rates.

LENDING ACTIVITIES

         Hemlock Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Hemlock Federal's loan portfolio, by loan type, at December 31, 1991 through 1995, and at September 30, 1996.

         Residential loans secured by one- to four-family dwellings, excluding residential construction loans was the primary loan type representing a significant 88.7 percent of the Bank's gross loans as of September 30, 1996. This share has seen a strong increase from 58.6 percent at December 31, 1991. The second largest real estate loan type as of September 30, 1996, was multi-family loans, which comprised 5.3 percent of gross loans compared to a much larger 17.7 percent as of December 31, 1991. The multi-family loan category was also the second largest real estate loan type in 1991. The third key real estate loan type was commercial real estate loans, which represented 1.1 percent of gross loans as of September 30, 1996, compared to a larger 7.5 percent at December 31, 1991. Commercial real estate loans were the third largest real estate loan type at December 31, 1991. These three real estate loan categories represented 95.1 percent of gross loans at September 30, 1996, compared to a smaller 83.8 percent of gross loans at December 31, 1991. Construction loans were the fourth real estate loan category in 1991 and represented 1.5 percent of gross loans compared to zero percent at September 30, 1996.

         The consumer loan category was the remaining loan type at September 30, 1996, and represented 4.95 percent of gross loans compared to 14.8 percent at December 31, 1991. Consumer loans were the third largest overall loan type at September 30, 1996, and also the third largest loan type in 1991. The Bank originates savings account loans, automobile loans and home equity loans. The overall mix of loans has witnessed a significant change from fiscal year-end 1991 to September 30, 1996, with the Bank having increased its share of one- to four-family loans to offset its decrease in consumer loans, multi-family loans and commercial real estate loans.

         The emphasis of Hemlock Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Hemlock Federal's lending market area. The Bank also originates interim construction loans on single-family residences primarily to individual owners and to developers and residential land loans. At September 30, 1996, 88.7 percent of Hemlock Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction and land loans were zero at September 30, 1996.

         The Bank originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one and three years. The interest rates on ARMs are indexed to the one year average monthly U. S. Treasury Constant Maturity Index ("CMT"). ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a 6.0 percent maximum adjustment over the life of the loan with payments based on up to a 30 year loan term. The Bank retains all the ARMs which it originates.

         The majority of ARMs have terms of 15 years or less, and fixed rate loans have normal terms of up to 30 years. The Bank originates and retains fixed rate mortgage loans which include seven year balloon mortgage loans with a 30 year amortization period. Historically, the majority of Hemlock Federal's mortgage loan portfolio has been fixed-rate mortgage loans, which represented
90.6 percent of mortgage loans at September 30, 1997. All of Hemlock Federal's commercial real estate loans, multi-family loans and consumer loans are fixed rate. Overall, 91.6 percent of Hemlock Federal loans due after September 30, 1997, are fixed-rate with 8.4 percent adjustable rate.

         The normal loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Hemlock Federal, even though the Bank will grant loans with up to a 90 percent loan to value ratio.

Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to declare the loan immediately due and payable in the event the borrower sells or disposes of the property subject to the mortgage, and the loan is not repaid. The Bank normally exercises its rights under these clauses.

         Hemlock Federal has also been an originator of multi-family loans, and has been less active in commercial real estate loans in the past. The Bank will continue to make multi-family loans but no longer originates commercial real estate loans. The Bank had a total of $2.9 million in multi-family loans at September 30, 1996, or 5.3 percent of gross loans, compared to $6.1 million or
17.7 percent of gross loans at December 31, 1991. Commercial real estate loans have decreased from $2.6 million or 7.5 percent of gross loans at December 31, 1991, to $586,000 or 1.1 percent of gross loans at September 30, 1996. The major portion of commercial real estate loans is secured by a motel and is located in the Bank's lending market.

         Hemlock Federal has also been involved in consumer lending. Consumer loans consist of automobile loans, home equity loans, and savings account loans and represented a combined total of 5.0 percent of gross loans at September 30, 1996, down from 14.8 percent in 1991. At September 30, 1996, consumer loans totaled $2.7 million.

         Exhibit 13 provides a loan maturity schedule and breakdown and summary of Hemlock Federal's fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At September 30, 1996, 91.6 percent of the Bank's total loans due after September 30, 1997, were fixed-rate and 8.4 percent were adjustable-rate. While most loans are fixed-rate, it is evident that all consumer loans are fixed-rate and a lesser 90.6 percent of one- to four-family residential mortgage loans are fixed-rate. The Bank has a moderate 22.0 percent of its loans at September 30, 1996, due in 10 years or less and an additional
41.5 percent due in 11 to 23 years.

         As indicated in Exhibit 14, Hemlock Federal experienced a significant decrease in both its one-to four-family loan originations and total loan originations from fiscal year 1993 to 1994 and then a significant increase in 1995. Total loan originations in fiscal year 1995 were $13.6 million compared to $7.8 million in fiscal year 1994, with fiscal year 1993 indicating a higher $17.1 million, reflective of higher levels of one- to four-family originations in 1993. The decrease in fixed rate one- to four-family residential loan originations from 1993 to 1994 constituted 95.5 percent of the $9.3 million aggregate decrease in total loan originations from 1993 to 1994. Loan originations then increased from $7.8 million in 1994 to $13.6 million in 1995 with 83.3 percent of the $5.8 million increase due to the increase in fixed rate one-to-four-family mortgage loans. Loan originations for the nine months ended September 30, 1996, were $13.8 million, up from $10.4 million for the nine months ended September 30, 1995. On an annualized basis, loan originations would be $18.4 million in 1996 compared to $13.6 million in 1995.

         Loan originations on one- to four-family residences represented 88.0 percent of total loan originations in fiscal year 1993, compared to a lower 82.4 percent in fiscal year 1994 and a higher 86.1 percent in fiscal year 1995. One- to four-family loan originations increased to 89.1 percent of total loan originations for the nine months ended September 30, 1996. Overall, loan originations exceeded principal payments and repayments in fiscal 1993 by $5.3 million, exceeded reductions in fiscal year 1994 by $618,000, and then exceeded reductions in fiscal 1995 by a much higher $7.6 million. For the nine months ended September 30, 1996, originations exceeded reductions by $7.9 million.

NONPERFORMING ASSETS

         Hemlock Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned and renegotiated loans. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Hemlock Federal has been faced with such problems historically and has made a concerted effort to reduce its nonperforming assets during the past five years.

         Exhibit 15 provides a summary of Hemlock Federal's delinquent loans at September 30, 1996, indicating a modest level of delinquent loans. Loans delinquent 90 days or more totaled $77,000 at September 30, 1996, or 0.14 percent of loans with delinquent loans of 60 to 89 days totaling $209,000 or
0.39 percent of gross loans. At September 30, 1996, total delinquent loans were $286,000 or 0.53 percent of gross loans.

         Hemlock Federal's management reviews all delinquent loans on a monthly basis, to assess their collectibility and to initiate any direct contact with the borrower. When a loan is delinquent 30 days or more, the Bank sends the borrower a late payment notice. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank will consider foreclosure proceedings. Most loans delinquent 90 days or more are placed on a non-accrual status, and after 120 days, the Bank pursues foreclosure procedures. Hemlock Federal had no real estate owned as of September 30, 1996, or December 31, 1994 and 1995.

         Exhibit 16 provides a summary of Hemlock Federal's nonperforming assets at September 30, 1996, and at December 31, 1991 through 1995. Nonperforming assets consist of non-accrual loans, which includes loans delinquent 90 days or more, real estate owned and renegotiated loans. The Bank has recently carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Hemlock Federal's level of nonperforming assets ranged from a high dollar amount of $1,993,000 or 1.50 percent of total assets at December 31, 1991, to a low fiscal year dollar amount of $579,000 or 0.40 percent of assets at December 31, 1995. At September 30, 1996, Hemlock Federal's nonperforming assets consisted of $77,000 in nonaccrual loans with no real estate owned and no renegotiated loans representing 0.05 percent of assets, its lowest ratio over the past five years.

         Hemlock Federal's level of nonperforming assets is higher than its level of classified assets. The Bank's level of classified assets were zero at September 30, 1996 (reference Exhibit 17). The Bank did have $267,000 in assets classified as special mention.

         Exhibit 18 shows Hemlock Federal's allowance for loan losses at September 30, 1996, and for fiscal years 1991 through 1995, indicating the activity and the resultant balances. Hemlock Federal has witnessed a significant increase in its balance of allowance for loan losses from $174,000 in 1991 to $670,000 at September 30, 1996, with provisions of $33,000 in 1991, $357,000 in
1992, $149,000 in 1993, $150,000 in 1994 and $134,000 in fiscal 1995. During the nine months ended September 30, 1996, the Bank had provisions of $75,000. The Bank had net charge-offs of $34,000 in 1992, $412,000 in 1993, $3,000 in 1995, and $5,000 for the nine months ended September 30, 1996, with a net recovery of $85,000 in 1994. The Bank's ratio of allowance for loan losses to gross loans increased from 0.51 percent at December 31, 1991, to 1.31 percent at December 31, 1995, due to an increase in allowances with a significant increase in loans. The allowance for loan losses to gross loans was a lesser 1.27 percent at September 30, 1996. Allowance for loan losses to nonperforming assets was 8.73 percent at December 31, 1991, and a much higher 870.13 percent at September 30, 1996, reflecting the increase in allowances and the significant decrease in nonperforming assets.

INVESTMENTS

         The investment and securities portfolio of Hemlock Federal has been comprised of Federal agency securities, mortgage-backed securities, interest-earning deposits with banks, FHLMC stock and FHLB stock. Exhibit 19 provides a summary of Hemlock Federal's investment portfolio at December 31, 1993 through 1995, and at September 30, 1996. Investment securities totaled $23.5 million at September 30, 1996, compared to $26.2 million at December 31, 1995, and $24.4 million at December 31, 1993. The primary component of investment securities at September 30, 1996, was interest-earning deposits with banks representing 63.1 percent of investments, followed by Federal agency obligations representing 30.2 percent. The securities portfolio had a weighted average yield of 6.00 percent, and the mortgage-backed securities had a weighted average yield of 7.14 percent at September 30, 1996.

         The Bank had mortgage-backed securities with a book value of $65.9 million at September 30, 1996, which decreased from $68.7 million at December 31, 1995, and decreased from $81.4 million at December 31, 1993. Mortgage-backed securities are included with total investments and shown in Exhibit 19. Total investment and mortgage-backed securities were $89.4 million or a strong 60.8 percent of assets at September 30, 1996, down from 72.2 percent at December 31, 1993.


DEPOSIT ACTIVITIES

         The change in the mix of deposits from December 31, 1993, to September 30, 1996, is provided in Exhibit 20. There has been a relatively modest change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a relatively small increase in their share of deposits, rising from a modest 47.0 percent of deposits at December 31, 1993, to 50.5 percent of deposits at September 30, 1996. The major component of certificates had rates between 4.00 percent and 5.99 percent and represented 85.8 percent of certificates at September 30, 1996. At December 31, 1993, the major component of certificates was the 3.99 percent and under category with 59.3 percent of certificates. Passbook accounts decreased modestly in dollar amount from $48.5 million to $45.7 million, and their share decreased from 36.6 percent to 35.4 percent from December 31, 1993, to September 30, 1996, respectively. NOW accounts indicated a minimal dollar decrease declining from $13.2 million at December 31, 1993, to $13.0 million at September 30, 1996, and their share of deposits stayed basically constant at 10.0 percent. MMDA accounts witnessed a decrease in deposits from $8.6 million at December 31, 1993, to $5.3 million at September 30, 1996, with their share decreasing from 6.5 percent to 4.1 percent over that time period.

         Exhibit 21 shows the Bank's deposit activity for the three years ended December 31, 1993 to 1995, and for the nine months ended September 30, 1995 and 1996. Excluding interest credited, withdrawals exceeded deposits during each of the periods. Including interest credited, there was a net increase in deposits of $4.4 million or 3.5 percent in fiscal 1993, followed by a $1.8 million net decrease or 1.4 percent in 1994. In fiscal year 1995, a net decrease in deposits of $30,000 resulted in a 0.02 percent decrease in deposits, including interest credited. For the nine months ended September 30, 1996, the Bank had a net decrease in deposits of $1.6 million or 1.2 percent.


BORROWINGS

         Hemlock Federal has relied on retail deposits as its primary source of funds but is also making use of FHLB advances. Exhibit 22 shows the Bank's borrowed funds activity for the past three fiscal years and for the nine months ended September 30, 1996. The Bank had a maximum of FHLB advances totaling $6.0 million in fiscal 1993, representing 4.1 percent of assets with such advances having decreased to $1.5 million at September 30, 1996, and representing 1.1 percent of assets. The cost of FHLB advances has actually increased from 9.60 percent at December 31, 1993, to 9.72 percent at September 30, 1996.

SUBSIDIARIES
         Hemlock Federal has no wholly-owned subsidiary.


OFFICE PROPERTIES

         Hemlock Federal has three full service offices, with the home office located in Oak Forest and branches in Oak Lawn and Southwest Chicago. (reference
Exhibit 23). Hemlock Federal owns its home office, leases the land for its Oak Lawn branch and leases its Chicago branch. The Bank's investment in its office premises, excluding furniture, fixtures and equipment, totaled $1.0 million or
 .68 percent of assets at September 30, 1996.

MANAGEMENT

         The chairman of the board and chief executive officer of Hemlock Federal is Maureen G. Partynski, who has held that position since 1994, previously serving as president of the Bank from 1989 to 1994 and executive vice president from 1985 to 1989. Ms. Partynski has been employed by the Bank since 1982 and a director since 1984. Ms. Partynski has a Masters in Business Administration from Saint Xaviers University. The president of Hemlock Federal is Michael R. Stevens, who has held that position since 1994. Mr. Stevens, a director since 1992, has been employed by Hemlock Federal since 1984 in various positions, including executive vice president and financial manager. Mr. Stevens has a Masters in business Administration from Northwestern University. Mr. Stevens is the brother-in-law of Ms. Partynski and the son-in-law of Joseph P. Gavron, chairman emeritus.

 II.     DESCRIPTION OF PRIMARY MARKET AREA

         Hemlock Federal's primary market area includes southern Cook County and northeastern Will County, Illinois, including a portion of the city of Chicago ("market area"). The Bank's home office is located in Oak Forest and its two branches are in Oak Lawn and southwest Chicago, with the market area focused on Chicago's southwest suburbs. The Chicago branch is actually located in a low-to-moderate-income inner-city community referred to as the "Back of the Yards" community and was originally the location of the Bank's home office.

         The Bank's market area trends and economic performance have been basically dependent on the overall economic trends in the market area counties. The market area is characterized by dense population and similar levels of per capita income and median household income to those of Illinois, as well as significant deposit levels. The market area counties' employment base is strongest in the category of services, followed by wholesale/retail, with these two categories totaling 59.9 percent of employment in the market area counties in 1994. The Bank's immediately surrounding area represents the core of the Bank's deposit customers, while the Bank's lending activity extends farther into Cook County.

         Exhibit 25 provides a summary of key demographic data and trends for the market area counties, Illinois, and the United States for the periods of 1990, 1996, and 2001. From 1990 to 1996, the market area counties showed a smaller increase in population than Illinois or the United States, with a majority of the 1.9 percent increase occurring in Will County. Overall, the period of 1990 to 1996 was characterized by a rise in the national population level by 5.6 percent compared to an increase in population of 3.5 percent in Illinois and a smaller increase of 0.6 percent in Cook County, which increased from 5,105,067 residents to 5,136,877 residents. Will County, however, experienced a strong population increase of 19.4 percent during those six years from 357,313 residents to 426,597 residents. During the period of 1996 through 2001, population is projected to continue to rise in the United States by 5.5 percent, in Illinois by 0.9 percent, in Cook County by 0.5 percent and in Will County by a much higher 13.0 percent. The five year combined population increase for the market area counties is projected to be 1.5 percent, reflecting a total increase of 79,795 residents from 5,563,474 residents in 1996 to 5,643,269 residents in 2001.

         From 1990 to 1996, the market area increased its households by 2.1 percent from 1,996,421 to 2,038,407. By the year 2001, the market area households are projected to increase by a smaller 1.5 percent to 2,068,929 households. Illinois and the United States witnessed increases in households (families) of 3.4 percent and 5.6 percent, respectively, from 1990 to 1996, and that trend is projected to slow modestly from 1996 to 2001. Those increases exceed the market area counties' increases in households for the same periods.

         Hemlock Federal's market area had a per capita income level lower than Illinois but higher than the United States in 1990. By 1996, the per capita income in the Bank's market area exceeded that of Illinois and remained higher than the United States. Cook County's per capita income was $18,013 and Will County's per capita income was $17,559 in 1996, compared to $17,337 for Illinois and $16,738 for the United States. In 1996, the per capita income of the Bank's market area was 3.7 percent higher than Illinois and 7.4 percent higher than the United States. From 1990 to 1996, the market area counties exhibited a higher rate of median household income growth than Illinois but a slightly lower rate of growth than the United States. In 1990, the market area had a median household income of $29,536 compared to $31,424 in Illinois, and $28,255 in the United States. By 1996, the ranking remained the same, with the market area at $35,964, Illinois at $36,318, and the United States at $34,530, although the market area experienced a 21.8 percent growth rate compared to Illinois at a lower 15.6 percent increase and the United States at a similar 22.2 percent increase. In 2001, the market area's median household income is projected to decrease by 7.6 percent, while the median household income for Illinois and the United States is projected to decrease by 6.4 percent and 3.9 percent, respectively.

         Exhibit 26 provides a summary of 1990 key housing data for Hemlock Federal's market area counties, Illinois, and the United States. The Bank's market area was characterized by a lower share of owner-occupied housing at 56.8 percent compared to both Illinois and the United States at 64.2 percent. Reciprocally, the market area supported a rate of renter-occupied housing of
43.2 percent compared to a lower 35.8 percent in Illinois and the United States. The median housing value for the market area was $100,253, which was 25.2 percent higher than Illinois' value of $80,100 and 27.7 percent higher than the United States median housing value of $79,098. The Bank's market area had a median rent of $477, which was higher than Illinois at $445 and the United States at $447.

         The mix of personal income sources by industry groups for the market area was similar to the mix in Illinois and the United States, in that the three were dominated by the services industry. The major business source of personal income by industry group in Hemlock Federal's market area, Illinois, and the United States, based on number of employees, was the services industry representing 35.3 percent, 32.8 percent, 34.1 percent, respectively (reference
Exhibit 27). The wholesale/retail sector was the second major source of employment in all three geographical categories at 24.6 percent in the market area, 26.9 percent in Illinois, and 27.5 percent in the United States. The manufacturing sector was the third major source of employment in the market area at 19.1 percent, in Illinois at 20.8 percent and in the United States at 19.2 percent. The remaining employment sectors combined to represent 19.2 percent of employment in the market area, 19.5 percent in Illinois and 19.2 percent in the United States. The marker area had a smaller share of employment from the agricultural and mining sector than either Illinois or the United States and larger higher share of employment from the finance, insurance and real estate sector and the transportation and utilities sector.

         The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates for Hemlock Federal's market area, Illinois, and the United States in 1994, 1995, and September, 1996. The market area had a modestly higher unemployment rate than Illinois in 1994 and 1995, and an identical rate to Illinois in September, 1996. The market area experienced a decrease in its unemployment rate from 5.9 percent in 1994 to 5.2 percent in September, 1996, which was lower than the United States at 5.8 percent and identical to Illinois at 5.2 percent. Unemployment in the Bank's market area declined 11.9 percent from 5.9 percent in 1994 to 5.2 percent in September, 1996, compared to a 3.7 percent decrease in Illinois and a 4.9 percent decrease in the United States during that time period.

         Exhibit 29 provides deposit data for banks, thrifts and credit unions in the Bank's market area counties. The Bank's market penetration in the market area was $130.6 million or 4.3 percent of thrift deposits and 1.2 percent of all financial institution and credit union deposits, which totaled $113.0 billion. Given the size and the population of the market area counties, however, such modest market share of deposits is not necessarily an accurate representation of the Bank's strength in its immediate area.

         Exhibit 30 provides interest rate data for each quarter for the years 1992 through 1995 and for the first three quarters of 1996. The interest rates tracked are the prime rate, as well as 90-day, one-year and thirty-year Treasury bills. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout the remainder of 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. The prime rate decreased again to 8.25 percent in the first quarter of 1996 and has remained at that level through the third quarter of the year. Rates on T-bills, however, experienced moderate fluctuation in 1996, increasing in the first two quarters but indicating a moderating trend in the third quarter, with 30-Year Treasury Bills witnessing the widest fluctuation.

SUMMARY

         To summarize, the market area counties represent a large and basically stable market in all aspects, including population, income levels, employment and housing values. The population, the number of households, the per capita income level, and the median household income level in the market area displayed a trend of modest growth in the mid 1990's. The market area counties also had higher median rents and median housing values compared to state and national averages, which generally correspond to high mortgage loan levels. Further, the market area counties have a strongly competitive financial institution market, dominated by banks, with a strong deposit base of approximately $113.0 billion in deposits.

III.     COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of Hemlock Federal Financial Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and Illinois.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 332 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 152 publicly-traded Midwest thrifts ("Midwest thrifts") and the 27 publicly-traded thrifts in Illinois ("Illinois thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for the 49 SAIF-insured thrifts completing their conversions between January 1, 1996, and December 6, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Hemlock Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Hemlock Federal's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

         Institution                                State
         -----------                                -----
         Marshalltown Financial Corp.               Iowa
         FCB Financial Corporation                  Wisconsin
         OSB Financial Corporation                  Wisconsin

         Four other  thrift  institutions  in  Hemlock  Federal's  market  area, although not comparable group candidates, are currently involved in merger/acquisition activity or have been recently so involved, as indicated in
Exhibit 34.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 19 publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

         Institution                                 State
         -----------                                 -----
         Jacksonville Savings Bank, MHC              Illinois
         Wayne Savings & Loan Co., MHC               Illinois
         Webster City Federal Savings Bank, MHC      Iowa
         Guaranty Federal Savings Bank, MHC          Missouri
         Pulaski Bank, Savings Bank, MHC             Missouri


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the over-the-counter ("OTC") and listed on the
National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 351 publicly-traded, SAIF- insured institutions, including 19 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 320 are listed on NASDAQ.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of December 6, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to June 30, 1995.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Hemlock Federal, including the western and southwestern states, the southeastern states and the New England states.

         The geographic location parameter consists of Illinois, its surrounding states of Indiana, Kentucky, Missouri, Iowa and Wisconsin, as well as the state of Ohio, for a total of seven states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $400 million or less, due to the greater similarity of asset mix and operating strategies of institutions in this asset range compared to Hemlock Federal, with assets of approximately $147 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 63 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

              1.   Cash and Investments/Assets
              2.   Mortgage-Backed Securities/Assets
              3.   One- to Four-Family Loans/Assets
              4.   Total Net Loans/Assets
              5.   Total Net Loans and Mortgage-Backed Securities/Assets
              6.   Borrowed Funds/Assets
              7.   Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Hemlock Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Hemlock Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

         Hemlock Federal's level of cash and investments to assets was 16.4 percent at September 30, 1996, and reflects the Bank's lower level of investments than national and regional averages. The Bank's investments consist primarily of Federal agency securities, equity securities, FHLB time deposits, deposits with other institutions and collateralized mortgage obligations (CMOs). During its last five fiscal years, Hemlock Federal's ratio of cash and investments excluding mortgage-backed securities to assets has ranges from a high of 31.5 percent in 1994 to a low of 11.0 percent in 1991, averaging 21.3 percent. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 40.0 percent or less of assets, with a midpoint of 20.0 percent, similar to the Bank's five year average.


Mortgage-Backed Securities to Assets

         At September 30, 1996, Hemlock Federal's ratio of mortgage-backed securities to assets was 44.9 percent, much higher than both the regional average of 10.0 percent and the national average of 12.4 percent. Recognizing the Bank's higher share of mortgage-backed securities and that many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 45.0 percent or less of assets and a midpoint of 22.5 percent.


One- to Four-Family Loans to Assets

         Hemlock Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings, which constituted 88.7 percent of the Bank's total loans at September 30, 1996. One- to four-family loans represented 32.5 percent of the Bank's total assets at September 30, 1996, which is below industry averages. The parameter for this characteristic requires any comparable group institution to have from 25.0 percent to 65.0 percent of its assets in one- to four-family loans with a midpoint of 45.0 percent.

Total Net Loans to Assets

         At September 30, 1996, Hemlock Federal had a ratio of total net loans to assets of 36.1 percent and a five fiscal year average of 26.1 percent, which is considerably lower than the national and regional averages of 65.9 percent and 68.5 percent, respectively. The parameter for the selection of the comparable group is from 30.0 percent to 80.0 percent with a midpoint of 55.0 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Hemlock Federal.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Hemlock Federal's shares of mortgage-backed securities to assets and total net loans to assets were 44.9 percent and 36.1 percent, respectively, for a combined share of 81.0 percent. Recognizing the industry and regional ratios of 12.4 percent and 10.0 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 55.0 percent to 95.0 percent, with a midpoint of 75.5 percent.


Borrowed Funds to Assets

         Hemlock Federal had FHLB advances of $1.5 million or 1.0 percent of total assets at September 30, 1996, which is the same as its balance at December 31, 1995 and 1994, but lower than its balance of $3.0 million at December 31, 1991 through 1993. For its most recent five fiscal years, the Bank had an average ratio of borrowed funds to assets of 1.7 percent, with only minor fluctuation, from a high of 2.3 percent at December 31,

1991, to a low of 1.0 percent at December 31, 1995. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds, although the lower premium beginning in 1997 may result in some moderation of that trend.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to total assets is 25.0 percent or less with a midpoint of 12.5 percent, similar to the national average of 14.5 percent.


Equity to Assets

         Hemlock  Federal's equity to assets ratio as of September 30, 1996, was
7.73 percent. After conversion, based on the midpoint value of $15,700,000 and net proceeds to the Bank of approximately $7.6 million, Hemlock Federal's equity is projected to stabilize in the area of 13.0 percent to 14.0. Based on those historical and pro forma equity ratios, we have defined the equity ratio parameter to be 5.0 percent to 18.0 percent with a midpoint ratio of 11.5 percent.

PERFORMANCE PARAMETERS

Introduction

         Exhibit 38 presents five parameters identified as key indicators of Hemlock Federal's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. As a result of the special SAIF assessment realized in the third quarter of 1996 and the Bank's $1.0 million contribution to the charitable foundation it established in that same quarter, both categorized as non-recurring expense items, Hemlock Federal's ROAA will incorporate core income, rather than net income, and will be compared to the core ROAA of candidate comparable group institutions. The Bank's core ROAA was 0.58 percent for the twelve months ended September 30, 1996, based on core earnings after taxes, as detailed in Item I of this report and presented in
Exhibit 7. The Bank's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.37 percent in 1991 to a high of 0.68 percent in 1993 with an average ROAA of 0.56 percent.

         Considering the historical and current earnings performance of Hemlock Federal, the range for the ROAA parameter based on core or normalized income has been defined as 0.30 percent to a high of 1.00 percent with a midpoint of 0.65 percent.


Return on Average Equity

         The ROAE, also using core income, has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The pro forma consolidated ROAE for the Bank and the Corporation for the year following conversion be approximately 7.00 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 7.52 percent for the twelve months ended September 30, 1996, based on core income, with a five year average net ROAE of 8.11 percent. The parameter range for the comparable group, based on net income, is from 2.0 percent to 12.0 percent with a midpoint of 7.0 percent.


Net Interest Margin

         Hemlock Federal had a net interest margin of 3.17 percent based on the twelve month period ended September 30, 1996. The Bank's range of net interest margin for the past five fiscal years has been from a low of 2.29 percent in 1991 to a high of 3.58 percent in 1993 with an average of 2.85 percent.

         The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 3.75 percent with a midpoint of 3.25 percent.


Operating Expenses to Assets

         Net of non-recurring  items,  Hemlock Federal had a higher than average
2.42 percent ratio of operating expenses to average assets ratio for the twelve months ended September 30, 1996. For its five most recent fiscal years, the Bank's operating expenses have been stable and generally lower than in its most recent four quarters, ranging from a low of 2.16 percent in 1994 to a high of
2.44 percent in 1991 with an average of 2.26 percent, similar to the current industry average of 2.32 percent.

         The operating expense, net of non-recurring expense to assets parameter for the selection of the comparable group is from a low of 1.75 percent to a high of 3.25 percent with a midpoint of 2.50 percent.


Noninterest Income to Assets

         For its most recent four quarters, Hemlock Federal experienced a somewhat lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income, including gains and losses on the sale of assets, to average assets was 0.31 percent for the twelve months ended September 30, 1996, which is below the industry average of 0.44 percent for that period. Hemlock Federal's ratio of noninterest income to average assets has declined significantly and consistently during its past five fiscal years from 0.66 percent in 1991 to 0.23 percent in 1995, averaging 0.46 percent.

         The range for this parameter for the selection of the comparable group is 0.80 percent or less of average assets, with a midpoint of 0.40 percent.


ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Hemlock Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

         Hemlock Federal's ratio of nonperforming assets to assets was 0.05 percent at September 30, 1996, which is lower than the national average of 0.87 percent, lower than the Midwest regional average of 0.59 percent and lower than its ratio of 0.40 percent at December 31, 1995. For the five fiscal years ended December 31, 1991 to 1995, the Bank's ratio decreased from a high of 1.50 percent at December 31, 1991, to a low of 0.40 percent at December 31, 1995, with a five year average of 0.86 percent.

         The parameter range for nonperforming assets to assets has been defined as 1.00 percent of assets or less with a midpoint of 0.50 percent.

Repossessed Assets to Assets

         Hemlock Federal was absent repossessed assets at September 30, 1996, and at December 31, 1995 and 1994. The Bank's ratios of repossessed assets to total assets were 0.28 percent, 0.18 percent and 0.31 percent at December 31, 1993, 1992 and 1991, respectively, for a five year average of 0.15 percent. National and regional averages were 0.56 percent and 0.47 percent, respectively, at September 30, 1996.

         The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.


Loans Loss Reserves to Assets

         Hemlock Federal had a loan loss reserve or allowance for loan losses of $670,000, representing a loan loss allowance to total assets ratio of 0.46 percent at September 30, 1996, which is higher than its ratio of 0.41 percent at December 31, 1995. For its last five fiscal years, the Bank's loan loss reserve averaged 0.28 percent of assets from a low of 0.13 percent in 1991 to a high of
0.41 percent in 1995.

         The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $76.4 million to $390.9 million with an average asset size of $198.3 million and have an average of 5.7 offices per institution compared to Hemlock Federal with assets of $147.0 million and three offices. One of the comparable group institutions was converted in 1990, three in 1992, three in 1993, two in 1994, and one in 1995.

         Exhibit 42 presents a comparison of Hemlock Federal's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         Community Bank Shares of Indiana, Inc., New Albany, Indiana, is the holding company for Community Savings Bank, F.S.B. Community Savings operates seven full service offices in Floyd and Clark Counties, Indiana, and offers a full range of mortgage, consumer and commercial loans. At the end of its most recent quarter, the Bank had assets of $234.6 million and equity of $25.5 million, and reported a core ROAA of 0.89 percent for its four most recent quarters.

         First Financial Bancorp, Inc., Belvidere, Illinois, is the holding company for First Federal Savings Bank of Belvidere. The Bank serves Boone and Winnebago Counties in Illinois with two full service offices in Belvidere and a loan origination office in Rockford, Illinois. The Bank has assets of $97.1 million and equity of $7.5 million, and reported a core ROAA of 0.36 percent.

         Glenway Financial Corp., Cincinnati, Ohio, is the holding company for Centennial Savings Bank. The Bank serves the Hamilton County market area from its six full service offices. The Bank has total assets of $283.7 million, total equity of $26.3 million, and a core ROAA of 0.60 percent.

         Harvest Home Financial Corporation, Cincinnati, Ohio, is the holding company for Harvest Home Savings Bank, which operates three offices serving the Greater Cincinati area. The Bank had assets of 76.4 million and equity of 12.8 million at the end of its most recent quarter, and reported a core ROAA of 0.75 percent for its trailing four quarters.

         Horizon Financial Services Corporation, Oskaloosa, Iowa, is the holding company for Horizon Federal Savings Bank, which converted to stock form in June, 1994. Horizon Federal has total assets of $76.7 million and equity of $8.2 million, and indicated a core ROAA of 0.33 percent in its most recent four quarters.

         Kankakee Bancorp, Kankakee, Illinois, is the holding company of Kankakee Federal Savings Bank and is located near the Chicago Metropolitan Area. It operates nine offices, seven of which are in Kankakee County. One other office is in nearby Champaign, Illinois, and another is located near St. Louis, Missouri, in Carlyle, Illinois. The Bank has total assets of $352.9 million and equity of $35.4 million. For its most recent four quarters, the Bank reported a core ROAA of 0.59 percent.

         Mid-Iowa Financial Corp., Newton, Iowa, is the holding company for Mid-Iowa Savings Bank, FSB. The Bank operates 6 offices in the central Iowa area and focuses its lending activity on one-to-four family mortgage loans. The Bank has total assets of $115.2 million, total equity of $10.8 million and a core ROAA of 0.93 percent.

         Midwest Bancshares, Inc., Burlington, Iowa, is the holding company for Midwest Federal Savings and Loan Association. The Association serves its customers through five offices in Des Moines, Lee and Louisa Counties, Iowa. The Bank has total assets of $137.7 million, total equity of $9.1 million, and reported a core ROAA of 0.72 percent for its most recent four quarters.

         OHSL Financial Corp., Cincinnati, Ohio, is the holding company for Oak Hills Savings and Loan Company, F.A. The Company's headquarters and three offices are all in Hamilton County, and serve the Greater Cincinnati Metropolitan Area. The Company has total assets of $217.6 million and equity of $25.2 million, and reported a core ROAA of 0.85 percent for its (new)most recent four quarters.

         SuburbFed Financial Corporation, Flossmoor, Illinois, is the holding company for Suburban Federal Savings, a federal savings bank. The Bank operates 12 offices located in Chicago's Southland and northwest Indiana. With assets of $390.0 million and equity of $25.4 million, the Bank reported a core ROAA of
0.48 percent for its most recent four quarters.

 IV.     ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Hemlock Federal to all thrifts, regional thrifts, Illinois thrifts and the ten institutions constituting Hemlock Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as shown in Exhibits 43 through 48.

         As presented in Exhibits 43 and 44, at September 30, 1996, Hemlock Federal's total equity of 7.73 percent of assets was lower than the 9.93 percent for the comparable group, the 12.94 for all thrifts, the 14.43 percent ratio for Midwest thrifts, and the 14.61 percent ratio for Illinois thrifts. The Bank had a 36.14 percent share of net loans in its asset mix, considerably lower than the comparable group at 64.10 percent, and also much lower than all thrifts at 65.93 percent, Midwest thrifts at 68.49 percent and Illinois thrifts at 66.10 percent. Hemlock Federal's share of net loans, lower than industry averages, is the result of its much higher level of mortgage-backed securities at 44.85 percent of total assets. The comparable group had a lower 12.84 percent share of mortgage-backed securities, and a higher 20.48 percent share of cash and investments compared to the Bank at 16.42 percent. All thrifts had 12.40 percent of assets in mortgage-backed securities and 18.15 percent in cash and investments. Hemlock Federal's share of deposits of 87.87 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Bank's minimal 1.02 percent share of FHLB advances. The comparable group had deposits of 75.17 percent and borrowings of 13.72 percent. All thrifts averaged a 70.87 percent share of deposits and 14.48 percent of borrowed funds, while Midwest thrifts had a 69.41 percent share of deposits and an 14.57 percent share of borrowed funds. Illinois thrifts averaged a 71.78 percent share of deposits and a 12.32 percent share of borrowed funds. Hemlock Federal was absent goodwill and other intangibles, compared to 0.10 percent for the comparable group, 0.20 percent for all thrifts, 0.15 percent for Midwest thrifts and 0.14 percent for Illinois thrifts.

         Operating performance indicators are summarized in Exhibits 45 and 46 and provide a synopsis of key sources of income and key expense items for Hemlock Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 47, for the twelve months ended September 30, 1996, Hemlock Federal had a yield on average interest-earning assets lower than the comparable group and also lower than the three geographical categories. The Bank's yield on interest-earning assets was 7.07 percent compared to the comparable group at 7.48 percent, all thrifts at 7.71 percent, Midwest thrifts at 7.70 percent and Illinois thrifts at 7.51 percent.

         The Bank's cost of funds for the twelve months ended September 30, 1996, was also lower than the comparable group and the three geographical averages. Hemlock Federal had an average cost of interest-bearing liabilities of
4.31 percent compared to 4.87 percent for the comparable group, 4.89 percent for all thrifts, 4.97 percent for Midwest thrifts and 4.82 for Illinois thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 2.76 percent, which was higher than the comparable group at 2.61 percent, slightly lower than all thrifts at 2.82 percent, and higher than Midwest thrifts at 2.72 percent and Illinois thrifts at 2.69 percent. Hemlock Federal demonstrated a net interest margin of 3.17 percent for the twelve months ended September 30, 1996, based on average interest-earning assets, which was higher than the comparable group at 3.07 percent. All thrifts averaged a higher
3.39 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.36 percent and Illinois thrifts at 3.33 percent.

         Hemlock Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 46. The Bank made an $87,000 provision for loan losses during the twelve months ended September 30, 1996, representing 0.06 percent of average assets. The comparable group indicated a provision representing 0.09 percent of assets, with all thrifts at 0.13 percent and Midwest thrifts and Illinois thrifts both at 0.09 percent.

         The Bank's non-interest income was $461,000 or 0.31 percent of average assets for the twelve months ended September 30, 1996. Such non-interest income was moderately lower than the comparable group at 0.41 percent, all thrifts at
0.44 percent, Midwest thrifts at 0.41 percent and Illinois thrifts at 0.40. For the twelve months ended September 30, 1996, Hemlock Federal's operating expense ratio, net of non-recurring expense, was 2.42 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.31 percent, while all thrifts averaged 2.32 percent, Midwest thrifts averaged 2.31 percent and Illinois thrifts averaged
2.30 percent. It should be noted that the 65.7 basis point special SAIF assessment is reflected as a non-recurring expense in the range of 0.45 percent to 0.50 percent of average assets for most institutions. Hemlock Federal's SAIF assessment of $898,000, together with its $1.0 million contribution to the charitable foundation established by the Bank in the third quarter of 1996, constituted the Bank's total non-recurring expense of $1,898,000 or 1.29 percent of average assets.

         The overall impact of Hemlock Federal's income and expense ratios is reflected in the Bank's core income and return on assets. The Bank had an ROAA, based on core income, of 0.58 percent for the twelve months ended September 30, 1996. For its most recent four quarters, the comparable group had a higher ROAA of 0.65 percent based on core income. All thrifts averaged a higher core ROAA of
0.79 percent, while Midwest thrifts and Illinois thrifts averaged a higher 0.77 percent and 0.80 percent, respectively.

  V.     MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Hemlock Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on strengthening its net interest income and maintaining a stable net earnings level, maintaining its current low ratio of nonperforming assets, strengthening its level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of loan loss reserves to reduce the impact of any unforeseen losses, and closely monitoring and striving to reduce its current level of overhead expenses. The Bank's current philosophy will continue to focus on increasing its net interest spread and net interest margin, increasing its net income and return on assets, and increasing its level of mortgage loans to assets.

         Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage loans in fiscal years 1993 and 1995, with 1994 indicating a lower level of origination activity. During the twelve months ended September 30, 1996, originations of $17.0 million exceeded those in 1995 by $3.3 million or 24.9 percent, with such increase constituting approximately half each of adjustable-rate and fixed-rate one- to four-family mortgage loans. Originations of multi-family and consumer loans were generally similar to 1995. Total originations during the twelve months ended September 30, 1996, were more than twice those in 1994 and very similar to the $17.1 million of originations in 1993. The Bank's net increase in loans outstanding for the twelve months ended September 30, 1996, was higher than in both 1995 and due to the higher level of originations, and also higher than in 1993 due to a lower level of principal repayments.

         Hemlock Federal experienced a significant decreasing trend in principal repayment levels in 1994 and 1995. Notwithstanding an increase in principal repayments during the twelve months ended September 30, 1996, related to moderating interest rates in late 1995, which was more than offset by the previously mentioned increase in originations during that period, the Bank's net loans increased by $16.1 million or 43.4 percent from December 31, 1993, to September 30, 1996. The Bank's focus in fiscal years 1993, 1994 and 1995, and for the twelve months ended September 30, 1996, was on the origination of one- to four-family mortgage loans, with that loan category constituting 86.0 percent, 82.3 percent, 86.1 percent and 88.3 percent of total origination in those four periods, respectively. In those four periods, the second largest category of originations was consumer loans, with multi-family loans being the third largest. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of

7.07 percent for Hemlock Federal for the twelve months ended September 30, 1996, compared to 7.48 percent for the comparable group, 7.71 percent for all thrifts and 7.70 for Midwest thrifts. The Bank's level of interest income to average assets was 7.16 percent for the twelve months ended September 30, 1996, which was lower than the comparable group at 7.27 percent, Midwest thrifts at 7.25 percent and all thrifts at 7.42 percent for their most recent four quarters.

         The Bank's net interest margin of 3.17 percent, based on average interest-earning assets for the twelve months ended September 30, 1996, was higher than the comparable group at 3.07 percent but lower than all thrifts at
3.39 percent. Hemlock Federal's cost of interest-bearing liabilities of 4.31 percent for the twelve months ended September 30, 1996, was lower than the comparable group at 4.87 percent, lower than Midwest thrifts at 4.97 percent and lower than all thrifts at 4.89 percent. Hemlock Federal's net interest spread of
2.76 percent for the twelve months ended September 30, 1996, was very modestly higher than the comparable group at 2.61 percent and Midwest thrifts at 2.72, but lower than all thrifts at 2.82 percent.

         The Bank's ratio of noninterest income to assets was 0.31 percent for the twelve months ended September 30, 1996, lower than the comparable group at
0.41 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.41 percent. The Bank has indicated recent noninterest income lower than the comparable group, but its recent operating expenses have nevertheless been higher than the comparable group as well as all thrifts and Midwest thrifts. For the twelve months ended September 30, 1996, Hemlock Federal had an operating expenses to assets ratio of 2.42 percent, net of non-recurring expense, compared to a lower
2.31 percent for the comparable group, 2.32 percent for all thrifts and 2.31 percent for Midwest thrifts.

         For the twelve months ended September 30, 1996, Hemlock Federal generated lower levels of noninterest income, higher levels of noninterest expenses, and a slightly higher net interest margin relative to its comparable group. As a result, the Bank's core income level was lower than its comparable group for the twelve months ended September 30, 1996, and also lower than all thrifts and Midwest thrifts during that time period. Based on net earnings, the Bank had a return on average assets of 0.45 percent in 1991, 0.65 percent in 1992, 0.68 percent in 1993, 0.37 percent in 1994 and 0.66 percent in 1996,  and had a return on average assets of
0.58 percent for the twelve months ended September 30, 1996. For its most recent four quarters, the comparable group had a higher core ROAA of 0.65 percent, while all thrifts indicated an even higher 0.79 percent. The Bank's core or normalized earnings, as shown in Exhibit 7, were higher than its net earnings due to both the special SAIF assessment realized in the third quarter of 1996 and the contribution to the charitable foundation, also in the third quarter of 1996, as previously discussed. The Bank's permitted contributions to the foundation of up to ten percent of net income on an annual basis will impact earnings in the future.

         Hemlock Federal's earnings stream will continue to be dependent on both the overall trends in interest rates and also on the consistency and reliability of its non-interest income, the latter indicating a considerable decrease since 1993, due to losses rather than gains on the sale of securities and a decrease in other noninterest income. The Bank's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward medium term instruments. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. It has also been recognized that in addition to Hemlock Federal's current ROAA being lower than that of its comparable group for the most recent four quarters, the Bank also experienced a generally flat trend in its ROAA, with moderate downward fluctuation, from 1991 to 1995 and for the twelve months ended September 30, 1996. The Bank's net interest margin and net interest spread for the twelve months ended September 30, 1996, are higher than at December 31, 1991, although they also indicated moderate intervening fluctuation and a slower rate of increase in 1994 and 1995 than in the prior three years. In recognition of the foregoing earnings related factors, a moderate downward adjustment has been made to Hemlock Federal's pro forma market value for earnings performance.

MARKET AREA

         Hemlock Federal's primary market area for retail deposits consists of portions of Cook and Will Counties, Illinois, the former county being the location of the Bank's home office and two branch offices. As discussed in
Section II, this market area has evidenced similar rates of population growth and unemployment compared to the comparable group markets, the state of Illinois, and the United States. The unemployment rate in Hemlock Federal's market area counties averaged 5.2 percent in September, 1996, compared to an identical 5.2 percent for Illinois and 5.8 percent for the United States. The per capita income level in Hemlock Federal's market area is similar to the state average, and higher than the national average and the comparable group average. The median household income in the Bank's market area is modestly higher than the comparable group, slightly higher than the Illinois average and modestly higher than the national average. The market area is also characterized by median housing values higher than the comparable group, Illinois and the United States. The market area is generally urban and suburban, with the services sector being the major business and employment sector, followed by the wholesale/retail sector and then the manufacturing sector. The level of financial competition in the Bank's market area is intense and dominated by the banking industry, with the additional presence of credit unions. Hemlock Federal had net decreases in deposits in fiscal years 1994, 1995 and for the twelve months ended September 30, 1996, as withdrawals, including interest, exceeded deposits. In recognition of all these factors, we believe that no adjustment is warranted for the Bank's market area.

FINANCIAL CONDITION

         The financial condition of Hemlock Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 41, 43 and 44. The Bank's total equity ratio before conversion was 7.73 percent at September 30, 1996, which was lower than the comparable group at 9.93 percent, all thrifts at 12.94 percent and Midwest thrifts at 14.43 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 14.5 percent, and the Bank's pro forma equity to assets ratio will increase to approximately 11.2 percent.

         The Bank's mix of assets indicates some areas of significant variation from its comparable group. Hemlock Federal had a lower share of net loans at
36.14 percent of total assets at September 30, 1996, compared to the comparable group at 64.10 percent and all thrifts at 65.93 percent. The Bank's share of mortgage-backed securities was a significantly higher 44.85 percent compared to
12.84 percent for the comparable group and 12.40 percent for all thrifts. The Bank's 87.87 percent share of deposits was lower than that of the comparable group at 75.17, reflecting Hemlock Federal's much lower 1.02 percent share of borrowed funds, compared to the comparable group at 13.72 percent.

         The Bank was absent both repossessed assets and goodwill, compared to minimal shares of 0.04 percent and 0.10 percent, respectively, for the comparable group. All thrifts indicated repossessed assets of 0.56 percent and goodwill and other intangible assets of 0.20 percent. The financial condition of Hemlock Federal is further affected by its low level of nonperforming assets at
0.05 percent of assets at September 30, 1996, compared to a higher 0.41 percent for the comparable group. It should be recognized, however, that the Bank's historical ratio of nonperforming assets to total assets decreased from 1.50 percent at December 31, 1991, to 0.40 at December 31, 1995, averaging 0.86 percent for those five years, before decreasing to its September 30, 1996, level of 0.05 percent.

         The Bank had a lower share of high risk real estate loans at 2.34 percent compared to 9.42 percent for the comparable group and 13.19 percent for all thrifts. Hemlock Federal had $670,000 in allowances for loan losses or
870.13 percent of nonperforming assets at September 30, 1996, compared to the comparable group's lower 128.08 percent, with Midwest thrifts at 150.96 percent and all thrifts at a lower 92.70 percent. The Bank's ratio is reflective of its historically higher levels of non-performing assets and classified loans. Hemlock Federal has also experienced moderate levels of interest rate risk, as reflected by its exposure under conditions of rising interest rates.

         Overall, we believe that a minimum downward adjustment is warranted for Hemlock Federal's current financial condition.


DIVIDEND PAYMENTS

         Hemlock Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Nine of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.52 percent for those nine institutions, and an average dividend yield of 2.27 percent for all ten institutions.

         Currently, many thrifts are not committing to initial cash dividends, similar to the absence of such a dividend commitments in 1995. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The third quarter of 1996 suggests some renewed interest in thrift conversion offerings. Overall, such interest has appears to be directly related to the financial performance and condition of the thrift institution converting and the strength of the local economy, as well as general market conditions and aftermarket price trends.

         Hemlock Federal will focus its offering to depositors and residents in the market area. The board of directors and officers anticipate purchasing approximately $1.2 million or approximately 8.0 percent of the conversion stock based on the appraised midpoint valuation. Hemlock Federal will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to $175,000 the amount of conversion stock that may be purchased by a single account holder, or by such persons and associates acting in concert.

         As previously discussed, in the third quarter of 1996, the Bank established a charitable foundation through the cash contribution of $1.0 million, which was in excess of net earnings and resulted in a reduction in the Bank's retained earnings. The foundation is intended to demonstrate Hemlock Federal's commitment to its community, but also will have the effect of diluting the equity per share of the initial shareholders. At the midpoint value, the $1.0 million contribution will reduce the book value of each share by approximately $0.64 or 6.4 percent, based on an initial offering of $15.7 million at $10.00 per share.

         The Bank has secured the services of Charles Webb & Company, a division of Keefe, Bruyette and Woods, Inc. ("KBW") to assist the Bank in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, and the establishment of the charitable foundation, we believe that no adjustment is warranted for the Bank's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Hemlock Federal will offer its shares through concurrent subscription and community offerings with the assistance of KBW. If necessary, KBW will conduct a syndicated community offering upon the completion of the subscription and community offering. Hemlock Federal will pursue at least two market makers for the stock. The Bank's offering is similar in size to that of the comparable group. Therefore, we believe that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

         The chairman of the board and chief executive officer of Hemlock Federal is Maureen G. Partynski, who has held that position since 1994, previously serving as president of the Bank from 1989 to 1994 and executive vice president from 1985 to 1989. Ms. Partynski has been employed by the Bank since 1982 and a director since 1984. The president of Hemlock Federal is Michael R. Stevens, who has held that position since 1994. Mr. Stevens, a director since 1992, has been employed by Hemlock Federal since 1984 in various positions, including executive vice president and financial manager. Mr. Stevens has an M.B.A. from Northwestern University.

         Ms. Partynski, Mr. Stevens and senior management of Hemlock Federal have been able to increase lending activity, as well as the Bank's equity level and equity ratio, over the past few years and the Bank's asset quality has improved significantly since 1991. Earnings, however, have shown moderate fluctuation and the Bank's return on assets has been fairly flat with some downward fluctuation, remaining lower than the comparable group and industry averages. Net interest margin is currently slightly above the comparable group average, but below the industry average. The Bank's level of non-interest expense is currently higher than the comparable group, all thrifts and Midwest thrifts, and non-interest income has indicated a considerable decline since 1993. It is our opinion that no adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

 VI.     VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. A minimum upward adjustment was made for management. Minimum downward adjustments were made for financial condition and market area. A moderate downward adjustment was made for Hemlock Federal's earnings performance and a maximum downward adjustment was made for the marketing of the issue. No adjustment was made for dividend payments, subscription interest and the liquidity of the Bank's stock.

         Exhibit 50 shows the average and median price to book value ratios for the comparable group which were 93.54 percent and 98.18 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
72.29 percent (Harvest Home Financial Corporation) to a high of 104.05 percent (Midwest Bancshares, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed modestly from a low of 81.32 percent to a high of 100.52 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 63.72 percent at the midpoint, ranging from a low of 59.04 percent at the minimum to a high of 71.53 percent at the super maximum for the Corporation.

         The Corporation's price to book value ratio of 63.72 is strongly influenced by the Bank's financial condition, local market and subscription interest in thrift stocks. Further, the Bank's equity to assets after conversion will be approximately 11.00 percent compared to 9.93 percent for the comparable group. Based on this price to book value ratio and the Bank's equity of $11,361,000 at September 30, 1996, the indicated pro forma market value for the Bank using this approach is $15,702,027 at the midpoint (reference Exhibit 51).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Hemlock Federal is displayed in Exhibit 3, indicating an after tax net loss for the twelve months ended September 30, 1996, of $285,000. Exhibit 7 indicates the derivation of the Bank's identical core or normalized earnings of $856,000 for the twelve months ended September 30, 1996. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we deemed net earnings to be not meaningful and used the core earnings base of $856,000.

         In determining the price to core earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 15.93, while the median was 15.10. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 17.68, but slightly higher than their median of 15.38. The range in the price to core earnings multiple for the comparable group was from a low of 10.38 (Midwest Bancshares, Inc.) to a high of
26.68 (Horizon Financial Services Corp.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to core earnings multiple of 10.63 to a high of 22.36 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 14.40 at the midpoint, based on Hemlock Federal's core earnings of $856,000 for twelve months ended September 30, 1996. Based on the Bank's core earnings base of $856,000 (reference Exhibit 49), the pro forma market value of the Corporation using the price to earnings method is $15,705,384 at the midpoint.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 50 indicates that the average price to net assets ratio for the comparable group was 9.09 percent and the median was 9.02 percent. The range in the price to net assets ratios for the comparable group varied from a low of 6.53 percent (SuburbFed Financial Corp.) to a high of 12.08 percent (Harvest Home Financial Corp.). It narrows very modestly with the elimination of the two extremes in the group to a low of 6.85 percent and a high of 11.45 percent.

         Based on the adjustments made previously for Hemlock Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is
9.68 percent at the midpoint, which is slightly higher than the comparable group at 9.09 percent and ranges from a low of 8.35 percent at the minimum to 12.42 percent at the super maximum. Based on the Bank's September 30, 1996, asset base of $146,983,000, the indicated pro forma market value of the Corporation using the price to net assets method is $15,698,882 at the midpoint (reference Exhibit
49).

VALUATION CONCLUSION

         Exhibit 55 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 63.72 percent for the Corporation represents a discount of 31.88 percent relative to the comparable group and decreases to 23.53 percent at the super maximum. The price to core earnings multiple of 14.40 for the Corporation at the midpoint value indicates a discount of 9.57 percent, changing to a premium of 11.57 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 6.51 percent, increasing to a premium of 36.66 percent at the super maximum.

         It is our opinion that as of December 6, 1996, the pro forma market value of the Corporation is $15,700,000 at the midpoint, representing 1,570,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $13,345,000 or 1,334,500 shares at $10.00 per share to a maximum of $18,055,000 or 1,805,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $20,763,250 or 2,076,325 shares at $10.00 per share (reference Exhibits 51 to 54).

          The appraised value of Hemlock Federal Financial Corporation as of December 6, 1996, is $15,700,000 at the midpoint.

                                   EXHIBIT A


                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM


MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

                                    EXHIBIT B



                                      RB 20
                                  CERTIFICATION



I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

     (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

     (ii) violation of securities or commodities laws or regulations;

     (iii) violation of depository institution laws or regulations;

     (iv) violation of housing authority laws or regulations;

     (v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

     (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                           Conversion Appraiser


------------------------------            -------------------------------------
                  Date                                        Michael R. Keller

                                    EXHIBIT C



                            AFFIDAVIT OF INDEPENDENCE


STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


     I,  Michael R. Keller,  being first duly sworn hereby  depose and say that:
The fee which I received directly from the applicant, Hemlock Federal Bank for Savings, Oak Forest, Illinois, in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision. Further, affiant sayeth naught.


                                                              MICHAEL R. KELLER


     Sworn to before me and subscribed in my presence this 30th day of December, 1996.


                                                                  NOTARY PUBLIC

                                    NUMERICAL


                                    EXHIBITS

                                    EXHIBIT 1


                        HEMLOCK FEDERAL BANK FOR SAVINGS
                              OAK FOREST, ILLINOIS

                        Statements of Financial Condition
                 At September 30, 1996, and at December 31, 1995

                                 (In thousands)

                                                     (Unaudited)
                                                     September 30,  December 31,
                                                         1996          1995
                                                         ----          ----
ASSETS
Cash and due from bank ...........................     $  1,576       $  3,144
Interest-bearing deposits in
  financial institutions .........................       14,800         10,157
                                                       --------       --------
    Cash and cash equivalents ....................       16,376         13,301
Securities available-for-sale ....................       41,826         39,294
Securities held-to-maturity
  (fair value: 1995 $45,748,852) .................       31,860         44,606
Loans receivable, net ............................       53,121         45,232
Federal Home Loan Bank stock, at cost ............          901            849
Accrued interest receivable ......................          845          1,107
Premises and equipment, net ......................        1,036          1,044
Prepaid expenses and other assets ................        1,018            193
                                                       --------       --------
    Total assets .................................     $146,983       $145,626
                                                       ========       ========

LIABILITIES AND MEMBERS' EQUITY
Deposits .........................................     $129,159       $130,741
Advances from Federal Home
  Loan Bank ......................................        1,500          1,500
Advance payments by borrowers for
  taxes and insurance ............................          288            652
Due to broker ....................................        2,053           --
Accrued interest payable and other
  liabilities ....................................        2,622            856
                                                       --------       --------

    Total liabilities ............................      135,622        133,749

MEMBERS' EQUITY
    Retained earnings, substantially
      restricted .................................       10,842         11,346
    Net unrealized gain (loss) on
      securities available-for-sale ..............          519            531
                                                       --------       --------
    Total members' equity ........................       11,361         11,877
                                                       --------       --------
                                                       $146,983       $145,626
                                                       ========       ========

Source: Hemlock Federal Bank for Savings' audited and unaudited financial statements

                                    EXHIBIT 2

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                              OAK FOREST, ILLINOIS

                           Consolidated Balance Sheets
                        At December 31, 1991 through 1994

                                 (In thousands)

                                                                       1994          1993         1992         1991
                                                                       ----          ----         ----         ----
Assets
Cash and due from bank ........................................... $     938      $    759     $    934     $    753
Interest-bearing deposits in financial institutions ..............    15,888        17,372        5,496        5,687
                                                                      ------        ------        -----        -----
    Cash and cash equivalents ....................................    16,826        18,131        6,430        6,440
Securities available-for-sale ....................................    16,510            --           --           --
Securities held-to-maturity (fair value: 1995
    $45,748,852; 1994 $68,024,680) ...............................    69,514            --           --           --
Investment securities (market value:  1993 - $6,000,000; .........        --         6,003        9,291        1,717
    1992 - $9,482,000; 1991 - $1,788,000)
Mortgage-backed securities (market value: 1993 -
    $83,285,000; 1992 - $91,242,000; 1991 - $88,148,000) .........        --        81,439       89,757       86,980
Real estate owned ................................................         0           416          249          419
Loans receivable, net ............................................    37,659        37,041       31,739       33,750
Federal Home Loan Bank stock, at cost ............................       837           991          991          939
Federal Home Loan mortgage Corporation (FHLMC)
    stock ........................................................        26            26           49          106
Accrued interest receivable ......................................       884           995        1,191        1,246
Premises and equipment, net ......................................     1,082         1,186        1,351        1,465
Prepaid expenses and other assets ................................       539           450          126          177
                                                                   ---------      --------     --------     --------
                                                                    $143,877      $146,678     $141,174     $133,239
                                                                   =========      ========     ========     ========
Liabilities and Members' Equity
Deposits .........................................................   130,771       132,250      127,660      120,105
Advances from Federal Home Loan Bank .............................     1,500         3,000        3,000        3,000
Advance payments by borrowers for taxes and insurance ............       735           853          884          978
Accrued interest payable and other liabilities ...................       492           720          752        1,042
                                                                         ---           ---          ---        -----
                                                                     133,498       136,823      132,296      125,125
                                                                     -------       -------      -------      -------
Members' equity
    Retained earnings, substantially restricted ..................    10,394         9,855        8,878        8,114
    Net unrealized gain (loss) on securities available-
        for-sale, net of income taxes of $339,457 and
        $5,986 in 1995 and 1994, respectively ....................       (15)           --           --           --
                                                                   ---------      --------     --------     --------
                                                                      10,379         9,855        8,878        8,114
                                                                   ---------      --------     --------     --------
                                                                    $143,877      $146,678     $141,174     $133,239
                                                                   =========      ========     ========     ========

Source:  Hemlock Federal Bank for Savings' audited financial statements

                                    EXHIBIT 3


                        HEMLOCK FEDERAL BANK FOR SAVINGS
                              OAK FOREST, ILLINOIS

                        Consolidated Statements of Income
           For the nine months ended September 30, 1995 and 1996, and
                      For the year ended December 31, 1995
                                 (In thousands)

                                                   For the nine months    Year ended
                                                   ended September 30,   December 31,
                                                      1996       1995       1995
                                                      ----       ----       ----
                                                        (Unaudited)
Interest income:
   Loans .......................................   $ 3,008    $ 2,456    $ 3,382
   Mortgage-backed securities ..................     3,556      3,658      4,904
   Securities ..................................       490        698        898
   Other interest-earning assets ...............       619        553        750
                                                       ---        ---        ---
         Total interest income .................     7,673      7,365      9,934

Interest expense:
   Deposits ....................................     4,123      3,884      5,268
   Other borrowings ............................       112        110        148
                                                       ---        ---        ---
         Total interest expense ................     4,235      3,994      5,416
                                                     -----      -----      -----

        Net interest income ....................     3,438      3,370      4,518

Provision for loan losses ......................        75        121        133
                                                        --        ---        ---

        Net interest income after
          provision for loan losses ............     3,363      3,249      4,385

Noninterest income
   Fees and service charges ....................       298        252        352
   Rental income ...............................        32         28         39
   Gain (loss) on sale of securities ...........       (80)      (161)      (160)
   Miscellaneous income ........................        71         78        106
                                                        --         --        ---
        Total noninterest income ...............       321        197        337

Noninterest expense
   Compensation and employee benefits ..........     1,293      1,196      1,635
   Occupancy and equipment expenses ............       511        451        637
   Data processing .............................       153        151        201
   Federal insurance premiums ..................     1,066        223        298
   Gain on sale of real estate owned ...........        --       (223)      (223)
   Advertising and promotion ...................        87         82        124
   Charitable Foundation .......................       418         --         --
   Other .......................................     1,000        401        538
                                                     -----        ---        ---
        Total noninterest expense ..............     4,528      2,281      3,210
        Income before provision for income taxes      (844)     1,165      1,511
        Provision (benefit) for income taxes ...      (340)       433        559
                                                      ----        ---        ---
        Net income (loss) ......................   $  (504)   $   732    $   952
                                                   -------    -------    -------


Source:  Hemlock Federal Bank for Savings' audited and unaudited financial statements


                                    EXHIBIT 4

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                              OAK FOREST, ILLINOIS

                        Consolidated Statements of Income
                   Years ended December 31, 1992 through 1995

                                                                                             Year ended December 31,
                                                                    ----------------------------------------------------------------
                                                                        1994             1993              1992               1991
                                                                        ----             ----              ----               ----
                                                                                              (In thousands)
Interest income:
     Loans ...................................................      $ 3,064,080       $3,147,221      $  3,115,754       $ 3,473,700
     Mortgage-backed securities ..............................        4,508,129        5,138,005         6,051,373         6,115,501
     Securities ..............................................          929,017          529,190           892,557
     Interest and dividends on investments ...................                                                             1,171,187
                                                                      ---------        ---------        ----------         ---------
           Total interest income .............................        8,501,226        8,814,416        10,059,684        10,760,388
                                                                      ---------        ---------        ----------        ----------
Interest expense:
     Deposits ................................................        4,435,674        4,642,792         5,903,226         7,250,551
     Other borrowings ........................................          236,928          305,186           292,541           291,741
                                                                        -------          -------           -------           -------
           Total interest expense ............................        4,672,602        4,947,978         6,195,767         7,542,292
                                                                      ---------        ---------         ---------         ---------
           Net interest income ...............................        3,828,624        3,866,438         3,863,917         3,218,096

Provision for loan losses ....................................          150,000          148,786           356,655            33,510
                                                                        -------          -------           -------            ------
          Net interest income after provision
               for loan losses ...............................        3,678,624        3,717,652         3,507,262         3,184,586

Noninterest income:
     Fees and service charges ................................          308,179          122,743           111,005            39,725
     Insurance commissions ...................................                                                                21,394
     Rental income ...........................................           68,715           48,025            43,998            51,527
     Gain (loss) on sale of securities .......................          (89,099)         269,565           466,195           418,152
     Gain on sale of insurance customer list .................                                                                53,252
                                                                      ---------        ---------          --------            ------
     Miscellaneous income ....................................           95,579          286,662           275,395           272,039
                                                                         ------          -------           -------           -------
          Total noninterest income ...........................          383,374          726,995           896,593           856,089
                                                                        -------          -------           -------           -------
Noninterest expense
     Compensation and employee benefits ......................        1,536,264        1,420,636         1,295,022         1,310,855
     Occupancy and equipment expenses ........................          515,217          681,266           671,380           655,646
     Data processing .........................................          203,875          234,861           237,276           193,360
     Federal insurance premiums ..............................          301,887          275,625           304,650           283,594
     Provision for losses on real estate owned, net
          of gains from sales ................................               --          120,792           (10,230)          123,444
     Advertising and promotion ...............................           94,148           86,343            92,263           125,820
     Other ...................................................          528,093          493,141           442,810           415,881
                                                                        -------          -------           -------           -------
          Total noninterest expenses .........................        3,179,484        3,312,664         3,033,171         3,108,600
                                                                      ---------        ---------         ---------         ---------
          Income before provision for income taxes ...........          882,514        1,131,983         1,370,684           932,075

Provision for income taxes ...................................          343,216          411,116           606,250           363,916
                                                                        -------          -------           -------           -------

       Net income before cumulative effect of a
          change in accounting method ........................      $   539,298       $  720,867      $    764,434       $   568,159

Cumulative effect on prior years of a change in
     accounting method for income taxes ......................               --          256,000                --                --
                                                                        -------          -------           -------           -------
          Net income .........................................      $   539,298       $  976,867      $    764,434       $   568,159
                                                                    ===========       ==========      ============       ===========



Source:  Hemlock Federal Bank for Savings audited financial statements

                                    EXHIBIT 5



                        Selected Financial Condition Data
          At September 30, 1996, and at December 31, 1991 through 1995


                                                    September 30,                               December 31,
                                                    ------------      --------------------------------------------------------------
                                                       1996(1)           1995         1994         1993          1992           1991
                                                       -------           ----         ----         ----          ----           ----
                                                                                     (In thousands)
Selected Financial Condition Data:

Total assets ...................................      $146,983      $145,626      $143,877      $146,679      $141,175      $133,239
Cash and cash equivalents ......................        16,376        13,301        16,827        18,131         6,430         6,440
Loans receivable, net(2) .......................        53,121        45,232        37,659        37,041        31,739        33,750
Mortgage-backed securities:(3)
  Held-to-maturity .............................        31,860        43,106        66,040        81,439        89,757        86,980
  Available for sale ...........................        34,064        25,620         8,244            --            --            --
Investment securities:(3)
  Held-to-maturity .............................            --         1,500         3,500         6,003         9,291         1,717
  Available for sale ...........................         7,095        13,125         7,934            --            --            --
FHLMC stock ....................................           667           549           332            26            49           106
Deposits .......................................       129,159       130,741       130,771       132,583       128,149       120,703
Total borrowings ...............................         1,500         1,500         1,500         3,000         3,000         3,000
Retained earnings -
  substantially restricted .....................        10,842        11,346        10,394         9,855         8,878         8,114

-------------

(1) Financial information at September 30, 1996 and for the nine month periods ended September 30, 1996 and 1995 is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

(2) The allowance for loan losses at September 30, 1996, December 31, 1995, 1994, 1993, 1992 and 1991 was $670,000, $600,000, $469,000, $234,000,
     $497,000 and $174,000, respectively.

(3) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective as of January 1, 1994. Prior to the adoption of SFAS No. 115, investment securities and mortgage-backed securities held for sale were carried at the lower of amortized cost or market value, as adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase.



Source:  Hemlock Federal Financial Corp.'s prospectus

                                    EXHIBIT 6


                            Income and Expense Trends
          For the Fiscal Years Ended December 31, 1991 through 1995 and
              For the Nine Months Ended September 30, 1995 and 1996



                                                    Nine Months Ended                                Year Ended
                                                     September 30,(1)                                December 31,
                                                    -----------------         ------------------------------------------------------
                                                    1996         1995          1995         1994       1993        1992       1991
                                                    ----         ----          ----         ----       ----        ----       ----
                                                                                      (In thousands)
Selected Operations Data:
Total interest income .......................     $ 7,673      $ 7,365      $ 9,935      $ 8,501      $8,815     $10,060     $10,798
Total interest expense ......................       4,235        3,994        5,416        4,672       4,948       6,196       7,542
                                                    -----        -----        -----        -----       -----       -----       -----
  Net interest income .......................       3,438        3,371        4,519        3,829       3,867       3,864       3,256
Provision for loan losses ...................          75          122          134          150         149         357          33
                                                       --          ---          ---          ---         ---         ---          --
  provision for loan losses .................       3,363        3,249        4,385        3,679       3,718       3,507       3,223
Fees and service charges ....................         297          252          352          308         345         326         226
Gain (loss) on sales of
  morgage-backed securities
  and investment securities .................         (80)        (161)        (161)         (89)        270         466         324
Other non-interest income ...................         104          107          146          164         112         104         259
                                                      ---          ---          ---          ---         ---         ---         ---
Total non-interest income ...................         321          198          337          383         727         896         809
Total non-interest expense ..................       4,529        2,281        3,211        3,180       3,313       3,033       3,100
                                                    -----        -----        -----        -----       -----       -----       -----
Income (loss) before taxes
  and cumulative effect .....................        (845)       1,166        1,511          882       1,132       1,370         932
Income tax provision (benefit) ..............        (341)         433          559          343         411         606         364
Cumulative effect ...........................          --           --           --           --         256          --          --
                                                  -------      -------      -------      -------      ------     -------     -------
Net income (loss) ...........................     $  (504)     $   733      $   952      $   539      $  977     $   764     $   568
                                                  =======      =======      =======      =======      ======     =======     =======

-------------
(1) Financial information at September 30, 1996 and for the nine month periods ended September 30, 1996 and 1995 is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.


Source:  Hemlock Federal Financial Corp.'s prospectus

                                              EXHIBIT 7


                                      Normalized Earnings Trend
                         For the Twelve Months Ended September 30, 1996, and
                     For the Fiscal Years Ended December 31, 1993, 1994 and 1995


                                          Twelve months
                                              Ended        Fiscal years ended
                                          September 30,       December 31,
                                          -------------    ---------------------
                                               1996        1995    1994    1993
                                               ----        ----    ----    ----
                                                  (Dollars In Thousands)

Net income after taxes ..................   $  (285)      $  952   $539   $  977

Net income before taxes and effect
    of accounting adjustments ...........      (500)       1,511    882    1,132

Income adjustments ......................        --           --     --       --

Expense adjustments
    SAIF assessment .....................      (898)          --     --       --
    Foundation ..........................    (1,000)          --     --       --

Normalized earnings before taxes ........     1,398        1,511    882    1,132

Taxes ...................................       542(1)       559    343      411
                                                -----        ---    ---      ---

Normalized earnings after taxes .........   $   856       $  952   $539   $  721
                                            -------       ------   ----   ------

------------
(1) Based on tax rate of 38.74 percent


Source: Hemlock Federal Bank for Savings' audited and unaudited financial statements

                                                               EXHIBIT 8


                             Performance Indicators
              For The Nine Months Ended September 30, 1995 and 1996
            For the Fiscal Years Ended December 31, 1991 through 1995


                                                     Nine Months Ended
                                                     September 30, (1)                   Years ended December 31
                                                     -----------------     ------------------------------------------------
                                                    1996        1995       1995       1994       1993       1992       1991
                                                    ----        ----       ----       ----       ----       ----       ----
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net
    income to average total assets) .............. (0.46)%      0.68%      0.66%      0.37%      0.68%      0.65%      0.45%
Return on equity (ratio of net
    income to average equity) (3) ................ (5.80)%      9.05%      8.72%      5.27%     10.40%      8.95%      7.20%

Interest rate spread information:
    Average during period ........................  2.96%       3.00%      3.01%      2.49%      2.54%      2.68%      2.38%
    End of period ................................  2.56%       2.83%      3.11%      2.93%      3.58%      2.84%      2.29%
    Net interest margin(2) .......................  3.24%       3.24%      3.25%      2.69%      2.74%      2.90%      2.65%
    Ratio of operating expense to average
        total assets .............................  4.13%       2.12%      2.23%      2.16%      2.30%      2.18%      2.44%
    Ratio of average interest-earning assets
        to average interest-bearing
        liabilities ............................. 107.16%     106.24%    106.31%    106.27%    105.58%    104.84%    104.53%

Quality Ratios:
    Non-performing assets to total assets
        at end of period ........................   5.05%       0.32%      0.40%      0.43%      0.80%      1.17%      1.50%
    Allowance for loan losses to
        non-performing loans .................... 870.13%     125.11%    103.63%     76.01%     19.95%     30.18%      8.73%
    Allowance for loan losses to gross loans
        receivable ..............................   1.24%       1.32%      1.31%      1.23%      0.62%      1.53%      0.51%

Capital Ratios: (3)
    Equity to total assets at end of period .....   7.38%       7.65%      7.79%      7.22%      6.72%      6.29%      6.09%
    Average equity to average assets ............   7.94%       7.53%      7.59%      7.01%      6.51%      6.14%      6.21%

---------------

(1) Ratios for the nine-month periods have been annualized.
(2) Net interest income divided by average interest-earning assets.
(3) Ratios are exclusive of SFAS 115 valuation.


Source:  Hemlock Federal Financial Corp.'s Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
              For the Nine Months Ended September 30, 1996 and 1995
          For the Fiscal Years Ended December 31, 1995, 1994, and 1993


                                                 Nine Months Ended                                Year ended December 31,
                                                    September 30,             ------------------------------------------------------
                                                    1996 vs. 1995                    1995 vs. 1994                1994 vs. 1993
                                                ---------------------------   ---------------------------   ------------------------
                                                     Increase                   Increase                      Increase
                                                    (Decrease)                 (Decrease)                    (Decrease)
                                                      Due to       Total         Due to          Total         Due to       Total
                                                ----------------  Increase    --------------    Increase    -------------  Increase
                                                 Volume     Rate  (Decrease   Volume    Rate   (Decrease)   Volume   Rate (Decrease)
                                                 ------     ----  ---------   ------    ----   ----------   ------   ---- ----------
                                                                                        (In thousands)
Earning Assets
  Loans receivable ............................   $(269)   $ 821    $ 552    $   (16)   $ 335    $   319    $(218)   $ 135    $ (83)
  Mortgage-backed securities ..................     366     (468)    (102)     1,059     (663)       396      (57)    (573)    (630)
  Securities ..................................      54     (262)    (208)       172      326        498     (121)     194       73
  Other interest earning assets ...............    (140)     206       66        305      (84)       221       79      247      326
                                                   ----      ---       --        ---      ---        ---       --      ---      ---
      Total interest-earning
        assets ................................   $  11    $ 297    $ 308    $ 1,520    $ (86)   $ 1,434    $(317)   $   3    $(314)
                                                  =====    =====    =====    =======    =====    =======    =====    =====    =====

Interest bearing liabilities:
  Passbook savings ............................   $   9    $ (10)   $  (1)   $   142    $ (73)   $    69    $ (76)   $  67    $  (9)
  NOW .........................................       1        2        3         29        5         34      (14)      10       (4)
  MMDA ........................................       7      (29)     (22)        31      (43)       (12)      (6)     (31)     (37)
  Certificates of Deposit .....................     135      125      260        669       73        742     (138)     (20)    (158)
  Borrowings ..................................       1       --        1          2      (91)       (89)      31      (99)     (68)
                                                   ----    -----    -----    -------      ---        ---       --      ---      ---
      Total interest-bearing
        liabilities ...........................   $ 153    $  88    $ 241    $   873    $(129)   $   744    $(203)   $ (73)   $(276)
                                                  =====    =====    =====    =======    =====    =======    =====    =====    =====
Net interest income ...........................   $(142)   $ 209    $  67    $   647    $  43    $   690    $(114)   $  76    $ (38)
                                                  =====    =====    =====    =======    =====    =======    =====    =====    =====


Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                                At October 31 and
            For the Four Months Ended October 31, 1996 and 1995, and
              For the Fiscal Years Ended June 30, 1996 through 1994



                                                                   Four Months Ended
                                                      At              October 31,                 Year ended June 30,
                                                  October 31,    ----------------------   -----------------------------------
                                                     1996          1996(3)      1995(3)      1996         1995         1994
                                                  ----------     ----------   ---------   ---------    ---------    ---------
                                                   Average        Average      Average     Average      Average      Average
                                                     Rate           Rate        Rate        Rate         Rate         Rate
                                                  ----------     ----------   ---------   ---------    ---------    ---------
Interest-earning assets:
   Loans receivable(1) .........................    7.92%         8.04%         8.25%         8.17%         7.78%         7.32%
   Interest-bearing deposits ...................    5.45%         5.70%         5.32%         5.57%         5.28%         2.92%
   Investment securities(2) ....................    5.59%         5.24%         5.47%         5.45%         5.33%         5.43%
   FHLB stock ..................................    7.04%         7.14%         6.72%         7.03%         6.43%         4.86%
                                                    ----          ----          ----          ----          ----          ----
     Total interest-earning
      assets ...................................    7.83%         7.90%         8.01%         7.91%         7.60%         6.98%

Interest-earning liabilities:
   Savings deposits ............................    3.05%         3.05%         3.08%         3.05%         3.09%         3.09%
   Demand and NOW deposits .....................    2.42%         2.38%         2.34%         2.36%         2.45%         2.41%
   Certificate accounts ........................    6.00%         5.83%         5.79%         5.84%         5.02%         4.53%
   Borrowings ..................................      --          5.68%           --            --            --            --
                                                    ----          ----          ----          ----          ----          -----
     Total interest-bearing
      liabilities ..............................    5.17%         5.00%         4.88%         4.94%         4.30%         3.93%

Net interest rate spread(3) ....................    2.66%         2.90%         3.13%         2.97%         3.30%         3.05%

Net yield on average
 interest-earning assets(4) ....................      --          3.32%         3.55%         3.41%         3.66%         3.35%


-------------

(1) Amount is net of loans in process, net deferred loan origination fees and allowance for loan losses and includes non-performing loans.

(2)  Includes unamortized discounts and premiums.

(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities

(4) Net interest margin represents net interest income divided by average interest-earning assets.


Source:  Peoples Sidney Financial Corp.'s prospectus

                                   EXHIBIT 11


             Interest Rate Sensitivity of Net Portfolio Value (NPV)
                             At September 30, 1996



                                                          Estimated Increase
        Change in       Estimated       Ratio of          (Decrease) in NPV
       Interest Rates      NPV           NPV to          ---------------------
       (Basis Points)    Amount        Total Assets     Amount        Percent
       --------------    ------        ------------     ------        -------
                               (Dollars in Thousands)

         +400          $ 10,725          7.40%      $ (5,980)       (36.00)%
         +300            12,548          8.52%        (4,158)       (25.00)%
         +200            14,310          9.57%        (2,395)       (14.00)%
         +100            15,794         10.43%          (911)        (5.00)%
           --            16,705         10.93%            --            --
         -100            16,969         11.04%           263          2.00%
         -200            16,490         10.73%          (215)        (1.00)%
         -300            16,780         10.86%            75          0.00%
         -400            17,485         11.22%           780          5.00%



Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 12

                           Loan Portfolio Composition
          At September 30, 1996, and at December 31, 1991 through 1995

                                At September 30,                              At December 31,
                              ---------------------  --------------------------------------------------------------------
                                       1996                   1995                    1994                   1993
                              ---------------------  ----------------------  ---------------------  ---------------------
                                Amount     Percent     Amount     Percent      Amount     Percent     Amount     Percent
                              ----------  ---------  ----------  ----------  ----------  ---------  ----------  ---------
                                                                     (Dollars in thousands)
Real Estate Loans:
One- to four-family ........   $ 47,742     88.65%   $ 39,089      85.08%     $30,792     80.45%    $ 28,378      75.59%
Multi-family ...............      2,860      5.31%      3,386       7.37%       3,742      9.78%       4,035      10.75%
Commercial .................        586      1.09%      1,101       2.40%       1,566      4.09%       2,020       5.38%
Construct./devel ...........         --        --          --         --           --        --          502       1.34%
                               --------    ----------  -------     ------     -------    -------    --------     -------
  Total real estate
   loans ...................     51,188     95.05%     43,576      94.85%      36,100     94.32%      34,935      93.06%
                               --------    ----------  -------     ------     -------    -------    --------     -------
Other Loans:
Consumer loans:
  Deposit account ..........        175      0.32%        158       0.34%         150      0.39%         172       0.46%
  Automobile ...............        289      0.54%        229       0.50%         120      0.31%         223       0.59%
  Home equity ..............      2,201      4.09%      1,981       4.31%       1,908      4.98%       2,211       5.89%
                               --------    ----------  -------     ------     -------    -------    --------     -------
  Total consumer loans .....      2,665      4.95%      2,368       5.15%       2,178      5.68%       2,606       6.94%
                               --------    ----------  -------     ------     -------    -------    --------     -------
  Total other loans ........     53,853    100.00%     45,944     100.00%      38,278    100.00%      37,541     100.00%
                                           =========              =======                =======                 =======
Less:
Loans in process ...........        (53)                  (28)                     --                    (82)
                                                                               ------
Deferred fees and
  discounts ................         (9)                  (84)                   (150)                  (184)
Allowance for losses .......       (670)                 (600)                   (469)                  (234)
                                -------               --------                  ------                -------
 Total loans
   receivable, net .........   $ 53,121               $45,232                 $37,659                 $37,041
                               ========               ========                =======                 =======

                                        At December 31,
                           -----------------------------------------
                                1992                   1991
                           -----------------      ------------------
                           Amount    Percent      Amount     Percent
                           ------    -------      ------     -------
                                       (Dollars in thousands)
Real Estate Loans:
One- to four-family ...   $ 21,310    65.67%     $20,100    58.61%
Multi-family ..........      4,787    14.75%       6,066    17.69%
Commercial ............      2,440     7.52%       2,559     7.46%
Construct./devel ......        502     1.55%         500     1.46%
                          --------    ------     -------    ------
  Total real estate
   loans ..............     29,039    89.49%      29,225    85.22%
                          --------    ------     -------    ------
Other Loans:
Consumer loans:
  Deposit account .....        187     0.58%         145     0.42%
  Automobile ..........        360     1.11%         529     1.54%
  Home equity .........      2,862     8.82%       4,394    12.82%
                          --------    ------     -------    ------
  Total consumer loans      3,409     10.51%       5,068    14.78%
                          --------    ------     -------    ------
  Total other loans ...    32,448    100.00%      34,293   100.00%
                                     =======               =======
Less:
Loans in process ......        --                   (196)
                          --------
Deferred fees and
  discounts ...........      (212)                  (173)
Allowance for losses ..      (497)                  (174)
                          --------               --------
 Total loans
   receivable, net ....  $ 31,739               $ 33,750
                          ========              =========

Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 13


                             Loan Maturity Schedule
                              At September 30, 1996


                                           At September 30, 1996
                          ------------------------------------------------------
                                     Multi-
                                     Family
                          One- to      and
                           Four-    Commercial    Residential
                           Family   Real Estate  Construction  Consumer   Total
                          --------  -----------  ------------  --------  -------
                                              (In thousands)
Amounts due:
    1997 ................  $     5    $    0      $     0      $   43    $    48
    1998 ................       16        52           50         202        320
    1999 and 2000 .......       88        87          444         569      1,188
    2001 to 2005 ........    7,952       922            0       1,433     10,307
    2006 to 2020 ........   20,371     1,494           92         418     22,375
    2021 and following ..   19,310       305            0           0     19,615
                           -------    ------      -------      ------    -------
              Total .....  $47,742    $2,860      $   586      $2,665    $53,853
                           =======    ======      =======      ======    =======


Fixed rate loans ........  $49,338
Adjustable rate loans ...    4,515
                           -------
              Total .....  $53,853
                           =======


Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 14


                                Loan Originations
           For The Nine Months Ended September 30, 1995 and 1996, and
               For the Years Ended December 31, 1993 through 1995

                                     For the
                                nine months ended          For the years
                              --------------------          December 31,
                              Sept. 30,   Sept. 30,  ---------------------------
                                1996        1995      1995      1994      1993
                              --------    --------   ------    ------    ------
                                               (In thousands)
Originations by type:
Adjustable rate:
  Real estate:
    One- to four-family ....  $ 2,277    $   771    $ 1,042    $  594   $   347

  Total adjustable-rate ....    2,277        771      1,042       594       347

Fixed rate
  Real estate:
    One- to four-family ....    9,997      8,203     10,670     5,856    14,691
    Multi-family ...........      404        410        534       645       617
  Non-real estate:
    Consumer ...............   1,104       1,015      1,363       733     1,428
  Total fixed-rate .........  11,505       9,628     12,567     7,234    16,736
                             -------     -------    -------    ------   -------
    Total loans originated .  13,782      10,399     13,609     7,828    17,083
                             -------     -------    -------    ------   -------

Sales and Repayments:
 Principal repayments .....  (5,873)     (4,237)     (5,943)   (7,091)  (11,990)
 Increase (decrease) in
   other items, net .......     (20)        (66)        (93)     (119)      209
                            -------     -------     -------    ------   -------
  Net increase (decrease) . $ 7,889     $ 6,096     $ 7,573    $  618   $ 5,302
                            =======     =======     =======    ======   =======



Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 15


                                Delinquent Loans
                              At September 30, 1996



                                         Loans Delinquent For:
                            ----------------------------------------------------
                                  60-89 Days                90 Days and Over
                            ------------------------   -------------------------
                                             Percent                     Percent
                                             of Loan                     of Loan
                            Number  Amount  Category    Number  Amount  Category
                            ------  ------  --------    ------  ------  --------
                                         (Dollars in thousands)
Real Estate:
 One- to Four-family .....      4    $208     0.44%         1    $ 77      0.16%
 Multi-family ............     --      --       --         --      --        --
 Commercial ..............     --      --       --         --      --        --
 Construction or
   development ...........     --      --       --         --      --        --

Consumer .................      2       1     0.04%        --      --        --
Commercial business ......     --      --       --         --      --        --
                            ------  ------  -------     ------  ------   -------
       Total .............      6   $ 209     0.39%         1    $ 77      0.14%
                            ======  ======  =======     ======  ======   =======



                            Total Delinquent Loans
                           -------------------------
                                             Percent
                                             of Loan
                           Number  Amount   Category
                           ------  ------   --------
Real Estate:
 One- to Four-family ....      5    $ 285      0.60%
 Multi-family ...........     --       --        --
 Commercial .............     --       --        --
 Construction or
   development ..........     --       --        --

Consumer ................      2        1      0.04%
Commercial business .....     --       --        --
                           ------  ------    -------
       Total ............      7    $ 286      0.53%
                           ======  =======   =======


Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 16


                              Nonperforming Assets
          At September 30, 1996, and at December 31, 1991 through 1995

                                                         December 31,
                              September 30,   -------------------------------
                                  1996        1995   1994   1993    1992    1991
                              -------------   ----   ----   ----    ----    ----
                                         (Dollars in thousands)
Non-accruing loans:
  One- to four-family ......    $  77        $110   $ 30   $  147  $   86  $ 175
  Multi-family .............       --          --    108      108     108    108
  Commercial real estate ...       --          --     --       --     694    791
  Construction or
    development ............       --          --     --      502     502    500
  Consumer .................       --          --     --       --       8     --
                                 -----       ----   ----    -----   -----  -----
    Total ..................       77         110    138      757   1,398  1,574

Accruing loans delinquent more than 90 days:
  One- to four-family ......       --          --     --       --      --     --
  Multi-family .............       --          --     --       --      --     --
  Commercial real estate ...       --          --     --       --      --     --
  Construction or
    development.............       --          --     --       --      --     --
  Consumer .................       --          --     --       --      --     --
                                 -----        ----  ----    -----   -----  -----
    Total ..................       --          --     --       --      --     --
                                 -----        ----  ----    -----   -----  -----

Foreclosed assets:
  One- to four-family ......       --          --     --       --      --      3
  Multi-family .............       --          --     --       --      --     --
  Commercial real estate ...       --          --     --      416     249    416
  Construction or
    development ............       --          --     --       --      --     --
  Consumer .................       --          --     --       --      --     --
                                 -----        ----  ----    -----   -----  -----
    Total ..................       --          --     --      416     249    419
                                 -----        ----  ----    -----   -----  -----

Renegotiated loans .........       --          469   479       --      --     --

Total non-performing assets.     $  77        $579  $617  $1,173  $1,647  $1,993
                                 =====        ====  ====  ======  ======  ======

Total as a percentage
  of total assets ..........      0.05%       0.40% 0.43%   0.80%   1.17%  1.50%
                                 =====        ====  ====    ====    ====   =====


Source:  Hemlock Federal Financial Corp.'s prospectus

                    EXHIBIT 17


                 Classified Assets
               At September 30, 1996

              (Dollars in thousands)



Special Mention Assets                          267

Classified Assets:
    Substandard                           $      -
    Doubtful                                     -
    Loss                                         -
                                          ---------
        Total classified assets           $       0
                                          =========

    General loss allowance                $     670
                                          =========

    Specific loss allowance               $      -
                                          =========

    Charge-offs                           $      -
                                          =========




Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 18


                            Allowance for Loan Losses
            For the Nine Months Ended September 30, 1995 and 1996 and For the Fiscal Years Ended December 31, 1991 through 1995


                                         Nine Months Ended
                                            September 30,                             Year Ended December 31,
                                       ---------------------   ---------------------------------------------------------------------
                                          1996       1995         1995          1994          1993           1992           1991
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------
                                                                                     (Dollars in thousands)

Balance at beginning of period         $      600  $     469   $      469    $       234    $      497    $       174    $       141
Charge-offs
   One- to four-family                          5        ---          ---            ---           ---            ---            ---
   Multi-family                               ---        ---          ---            ---           ---            ---            ---
   Commercial real estate                     ---        ---          ---            ---           412             34            ---
   Construction or development                ---        ---          ---            ---           ---            ---            ---
   Consumer                                   ---          3            3            ---           ---            ---            ---
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------
                                                5          3            3            ---           412             34            ---
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------
Recoveries:
   One- to four-family                        ---        ---          ---            ---           ---            ---            ---
   Multi-family                               ---        ---          ---            ---           ---            ---            ---
   Commercial real estate                     ---        ---          ---             85           ---            ---            ---
   Construction or development                ---        ---          ---            ---           ---            ---            ---
   Consumer                                   ---        ---          ---            ---           ---            ---            ---
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------
                                              ---        ---          ---             85           ---            ---            ---
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------

Net charge-offs                               (5)        (3)          (3)             85         (412)           (34)            ---
Additions charged to operations                75        122          134            150           149            357             33
                                       ----------  ---------   ----------   ------------  ------------   ------------  -------------
Balance at end of period               $      670  $     588   $      600   $        469  $        234   $        497  $         174
                                       ==========  =========   ==========   ============  ============   ============  =============

Ratio of net charge-offs (recoveries)
  during the period to average loans
  outstanding                               0.01%      0.01%        0.01%          0.23%         1.16%          0.10%          0.00%
                                       ==========  =========   ==========   ============  ============   ============  =============

Ratio of net charge-offs (recoveries)
  during the period to average
  non-performing assets                     2.84%      2.63%        2.70%         20.88%        25.00%          1.91%          0.00%
                                       ==========  =========   ==========   ============  ============   ============  =============


Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 19


                        Investment Portfolio Composition
                           At September 30, 1996, and
                        At December 31, 1993 through 1995


                                                                                    At December 31,
                                                            ----------------------------------------------------------------
                                       At September 30,             1995                  1994                  1993
                                             1996
                                     --------------------   --------- ----------  --------- ----------  --------------------
                                     Carrying     % of      Carrying     % of     Carrying     % of     Carrying     % of
                                       Value      Total       Value      Total      Value      Total      Value      Total
                                     ---------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (Dollars in thousands)

Securities held-to-maturity:
   U.S. government securities        $  ---        ---      $  ---        ---     $  ---        ---     $  ---        ---
   Federal agency obligations           ---        ---         1,500     10.26%      3,500     30.61%      6,003    100.00%
                                     ---------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
                                        ---        ---         1,500     10.26%   $  3,500     30.61%   $  6,003    100.00%
Securities available-for-sale:
   U.S. government securities           ---        ---         ---        ---        ---        ---        ---        ---
   Federal agency obligations           7,095    100.00%      13,125     89.74%      7,934     69.39%      ---        ---
                                     ---------  ---------   ---------  ---------  ---------  ---------  ---------  ---------

        Total securities                7,095    100.00%    $ 14,625    100.00%   $ 11,434     69.39%   $  6,003    100.00%
                                     =========              =========             =========  =========  =========

Other interest-earning assets:
   Interest-bearing deposits
   with banks                      $    14,800     90.42%    $ 10,158     87.90%   $ 14,027     92.31%   $ 17,372     94.47%
   FHLB Stock                              901      5.50%         849      7.35%   $    837      5.51%        991      5.39%
   FHLMC Stock                             667      4.08%         549      4.75%   $    332      2.18%         26      0.14%
                                     ---------              ---------
        Total                      $    16,368     100.0%    $ 11,556    100.00%   $ 15,196    100.00%   $ 18,389    100.00%
                                     =========              =========             =========             =========

Mortgage-backed securities
   held-to-maturity:
   GNMA                            $     3,253      4.93%   $   3,810      5.54%  $   4,306      5.80%      5,883      7.22%
   FNMA                                 14,671     22.26%      17,592     25.60%     24,323     32.74%     22,617     27.77%
   FHLMC                                10,723     16.27%      12,954     18.85%     19,084     25.69%     23,541     28.91%
   CMOs/REMICs                           3,213      4.87%       8,750     12.73%     18,327     24.67%     29.398     36.10%
                                     ---------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
                                   $    31,860     48.33%   $  43,106     62.72%  $  66,040     88.90%  $  81,439    100.00%
Mortgage-backed securities
   available-for-sale:
   GNMA                            $      ---        ---    $    ---        ---   $    ---              $    ---        ---
   FNMA                                  9,186     13.94%       6,050      8.80%      1,102      1.48%       ---        ---
   FHLMC                                 6,779     10.28%       7,415     10.79%       ---        ---        ---        ---
   CMOs/REMICs                          18,099     27.45%      12,155     17.69%  $   7,142      9.62%       ---        ---
                                     ---------  ---------   ---------  ---------  ---------  ---------  ---------  ---------
                                        34,064     51.67%      25,620     37.28%  $   8,244     11.10%  $    ---        ---

  Total mortgage-backed securities     $65,924    100.00%    $ 68,726    100.00%   $ 74,284    100.00%  $  81,439    100.00%
                                     =========              =========             =========             =========



Source:  Hemlock Federal Financial Corp.'s Prospectus

                                   EXHIBIT 20


                                 Mix of Deposits
      At September 30, 1995 and 1996, and at December 31, 1993 through 1995



                                      September 30,                                        December 31,
                         ----------------------------------------  ----------------------------------------------------------
                                 1996                1995                 1995                1994               1993
                         -------------------- -------------------  ------------------- ------------------  ------------------
                                      Percent            Percent              Percent             Percent             Percent
                            Amount   of Total   Amount  of Total    Amount   of Total   Amount   of Total   Amount   of Total
                         -------------------- -------------------  ------------------- ------------------  ------------------
                                                                 (Dollars in thousands)
Transaction and Savings Deposits
--------------------------------

   Passbook Accounts      $  45,689    35.37% $  46,065    35.28%  $ 46,053     35.23% $  48,697   37.24%  $ 48,482    36.57%
   NOW accounts              12,979    10.05%    13,616    10.43%    14,021     10.72%    13,331   10.20%    13,202     9.96%
   Money Market Accounts      5,265     4.08%     6,004     4.60%     5,999      4.59%     7,236    5.53%     8,640     6.52%
                         ----------  -------- --------- ---------  --------  --------- ------------------  --------  --------

Total  Non-Certificates   $  63,933    49.50% $  65,685    50.31%  $ 66,073     50.54% $  69,264   52.97%  $ 70,324    53.05%


Certificates:
   0.00 - 3.99%                  -         -         -         -         -          -     17,193   13.15%    36,925    27.85%
   4.00 - 5.99%              55,993    43.35%    52,656    40.33%    54,033     41.33%    41,235   31.53%    20,356    15.35%
   6.00 - 7.99%               9,233     7.15%    12,230     9.36%  $ 10,635      8.13%     3,079    2.35%     4,978     3.75%
                         ----------  -------- --------- ---------  --------  --------- --------- --------  --------  --------

Total Certificates           65,226    50.50%    64,886    49.69%  $ 64,668     49.46%    61,507   47.03%    62,259    46.95%
                         ----------  -------- --------- ---------  --------  --------- --------- --------  --------  --------

Total Deposits             $129,159   100.00%  $130,571   100.00%  $130,741    100.00%  $130,771  100.00%  $132,583   100.00%
                         ==========           =========            ========            =========           ========




Source:  Hemlock Federal Financial Corp's Prospectus

                                   EXHIBIT 21


                                Deposit Activity
             For the Nine Months Ended September 30, 1995 and 1996,
               For the Years Ended December 31, 1993 through 1995



                                     Nine Months
                                  Ended September 30,          Year ended December 31,
                                -----------------------   ----------------------------------
                                    1996        1995         1995        1994        1993
                                -----------  ----------   ----------  ----------  ----------
                                                    (Dollars in thousands)

Opening balance                  $  130,741  $  130,771   $  130,771  $  132,583  $  128,149
Deposits                            157,763     159,100      210,667     200,476     202,600
Withdrawals                         163,489     163,192      215,972     206,731     202,860
Interest credited                     4,144       3,892        5,275       4,443       4,694
                                -----------  ----------   ----------  ----------  ----------

Ending balance                   $  129,159  $  130,571   $  130,741  $  130,771  $  132,583
                                ===========  ==========   ==========  ==========  ==========

Net increase (decrease)          $  (1,582)  $    (200)   $     (30)  $  (1,812)  $    4,434
                                ===========  ==========   ==========  ==========  ==========

Percent increase (decrease)         (1.21)%     (1.50)%      (0.02)%     (1.37)%       3.46%
                                ===========  ==========   ==========  ==========  ==========




Source:  Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 22

                             Borrowed Funds Activity
            For the Nine Months Ended September 30, 1995 and 1996 and
              For The Years Ended December 31, 1993, 1994 and 1995



                                            Nine Months Ended                  Year Ended
                                              September 30,                   December 31,
                                          ---------------------      ------------------------------
                                            1996        1995           1995       1994       1993
                                          ---------------------      --------   --------   --------
                                                           (Dollars in thousands)

Maximum Balance:

   FHLB Advances                            $1,500     $1,500         $1,500     $3,000     $6,000

Average Balance:

   FHLB Advances                            $1,500     $1,500         $1,500     $2,423     $3,462





                                            Nine Months Ended                  Year Ended
                                              September 30,                   December 31,
                                          ---------------------      ------------------------------
                                            1996        1995           1995       1994       1993
                                          ---------------------      --------   --------   --------
                                                           (Dollars in thousands)

FHLB Advances                              $1,500      $1,500         $1,500     $1,500     $3,000
Securities sold under agreement to repurchase   -           -              -          -          -
Other borrowings                                -           -              -          -          -
                                          --------    ---------      --------   --------   --------

      Total borrowings                     $1,500      $1,500         $1,500     $1,500     $3,000
                                          ========    =========      ========   ========   ========

Weighted average interest rate of
   FHLB advances                            9.72%       9.72%          9.72%      9.72%      9.60%



Source:  Hemlock Federal Financial Corp's Prospectus

                                   EXHIBIT 23


                   OFFICES OF HEMLOCK FEDERAL BANK FOR SAVINGS
                              OAK FOREST, ILLINOIS




                                                                       Date
      Description/Address                Leased/Owned                Acquired
-------------------------------      --------------------      -----------------


Main Office:
5700 West 159th Street                      Owned                      1974
Oak Forest, Illinois
60452


Branch Offices
8855 South Ridgeland Ave.                 Leased(1)                    1975
Oak Lawn, Illinois
60453

4646 South Damen Ave.                     Leased(2)                    1990
Chicago, Illinois
60609

-------------


(1) The land on which the Oak Lawn branch is built is leased. Under the terms of the lease, title to the building housing the branch which is currently held by the Bank will pass to the landlord.

(2)  The lease is currently in the process of renegotiation.





Source: Hemlock Federal Financial Corp.'s prospectus

                                   EXHIBIT 24

                       LIST OF KEY OFFICERS AND DIRECTORS
                              At September 30, 1996



                           Position(s)                        Director   Term
Name                       Held with the Bank         Age(1)   Since    Expires
------------------------   -------------------------  ------  --------  -------
Maureen G. Partynski       Chairman of the Board,
                             Chief Executive Officer    36     1984       1999

Michael R. Stevens         President and Director       37     1992       1997

Rosanne Pastorek-Belczak   Vice-President/
                             Secretary and Director     36     1996       1998

Frank A. Bucz              Auditor/
                             Consultant and Director    68     1971       1998

Kenneth J. Bazarnik        Director                     53     1982       1997

Charles Gjondla            Director                     70     1982       1999

G. Gerald Schiera          Director                     57     1982       1998




(1)  At September 30, 1996



Source: Hemlock Federal Financial Corp.'s Prospectus

                                   EXHIBIT 25


                         Key Demographic Data and Trends
      Market Area, Cook County, Will County, Illinois and the United States
                               1990, 1995 and 2000




                        1990           1996      %Chg.         2001      % Chg.
                        ----           ----      -----         ----      ------
Population
----------
Market Area           5,462,380     5,563,474     1.9%       5,643,269     1.4%
Cook County           5,105,067     5,136,877     0.6%       5,161,249     0.5%
Will County             357,313       426,597    19.4%         482,020    13.0%
Illinois             11,430,602    11,829,940     3.5%       5,181,677     0.9%
United States       248,718,291   262,755,270     5.6%     277,083,635     5.5%



Households
----------
Market Area           1,996,421     2,038,407     2.1%       2,068,929     1.5%
Cook County           1,879,488     1,898,703     1.0%       1,911,022     0.6%
Will County             116,933       139,704    19.5%         157,907    13.0%
Illinois              4,202,240     4,344,448     3.4%       4,481,231     3.1%
United States        91,947,410    97,069,804     5.6%     102,201,641     5.3%



Per Capita Income
-----------------
Market Area            $ 12,860      $ 17,978    39.8%         ---          ---
Cook County              12,882        18,013    39.8%         ---          ---
Will County              12,552        17,559    39.9%         ---          ---
Illinois                 13,705        17,337    26.5%         ---          ---
United States            12,313        16,738    35.9%         ---          ---



Median
 Household Income
-----------------
Market Area            $ 29,536      $ 35,964    21.8%        $ 33,247    (7.6)%
Cook County              30,060        36,764    22.3%          34,136    (7.1)%
Will County              21,109        25,094    18.9%          22,483   (10.4)%
Illinois                 31,424        36,318    15.6%          34,009    (6.4)%
United States            28,255        34,530    22.2%          33,189    (3.9)%






Source:   Data Users Center and CACI

                                   EXHIBIT 26


                  Major Sources of Employment by Industry Group
     Market Area, Cook County, Will County, Illinois and the United States
                                      1994




                                   Market                      United
Industry Group                      Area        Illinois       States
--------------                     ------       --------       ------
Agriculture/Mining                   0.4%          0.8%          1.3%
Construction                         3.6%          4.0%          4.8%
Manufacturing                       19.1%         20.8%         19.2%
Transportation/Utilities             7.1%          6.2%          5.8%
Wholesale/Retail                    24.6%         26.9%         27.5%
Finance, Insurance, &
     Real Estate                     9.9%          8.5%          7.3%
Services                            35.3%         32.8%         34.1%






Source:   Bureau of the Census

                                   EXHIBIT 27


                                Key Housing Data
      Market Area, Cook County, Will County, Illinois and the United States
                                      1990



Occupied Housing Units
----------------------
Market Area                                                1,996,421
Illinois                                                   4,202,240
United States                                             91,947,410


Occupancy Type
--------------
Market Area
       Owner-Occupied                                          56.8%
       Renter-Occupied                                         43.2%

Illinois
       Owner-Occupied                                          64.2%
       Renter-Occupied                                         35.8%

United States
       Owner-Occupied                                          64.2%
       Renter-Occupied                                         35.8%


Median Housing Values
---------------------
Market Area                                                $ 100,253
Illinois                                                      80,100
United States                                                 78,500


Median Rent
-----------
Market Area                                                    $ 477
Illinois                                                         445
United States                                                    447




Source:   Bureau of the Census

                                   EXHIBIT 28

                               Unemployment Rates
                   Market Area, Illinois and the United States
                               1994, 1995 and 1996




Location                          1994              1995              1996*
--------                          ----              ----              ----

Market Area                       5.9%              5.6%              5.2%

Illinois                          5.4%              5.2%              5.2%

United States                     6.1%              5.2%              5.8%


* September, 1996






Source:   Illinois Bureau of Employment Services

                                   EXHIBIT 29

                            Market Share of Deposits
                        Cook and Will Counties, Illinois
                                  June 30, 1995




                             Market                Hemlock               Hemlock
                              Area                Federal's             Federal's
                            Deposits                Share                 Share
                             ($000)                ($000)                  (%)
                         ---------------      -----------------     -----------------

Banks                    $ 78,832,482                 -0-                   -0-
Thrifts                    30,107,999             $ 130,639                 4.3%
Credit Unions               4,027,097                 -0-                   -0-
                         ---------------      -----------------     -----------------
   Total deposits        $112,967,578             $ 130,639                 1.2%






Source:   Sheshunoff

                                   EXHIBIT 30

                       National Interest Rates by Quarter
                                    1992-1996


                           1st Qtr.   2nd Qtr.  3rd Qtr.  4th Qtr.
                             1992       1992      1992      1992
                             ----       ----      ----      ----

Prime Rate                  6.50%      6.50%     6.00%     6.00%
90-Day Treasury Bills       4.14%      3.63%     2.73%     3.13%
1-Year Treasury Bills       4.49%      4.03%     3.04%     3.57%
30-Year Treasury Bills      7.98%      7.78%     7.67%     7.39%


                           1st Qtr.   2nd Qtr.  3rd Qtr.  4th Qtr.
                             1993       1993      1993      1993
                             ----       ----      ----      ----

Prime Rate                  6.00%      6.00%     6.00%     6.00%
90-Day Treasury Bills       2.93%      3.07%     2.96%     3.05%
1-Year Treasury Bills       3.27%      3.43%     3.35%     3.58%
30-Year Treasury Bills      6.92%      6.67%     6.03%     6.35%


                           1st Qtr.   2nd Qtr.  3rd Qtr.  4th Qtr.
                             1994       1994      1994      1994
                             ----       ----      ----      ----

Prime Rate                  6.25%      7.25%     7.75%     8.50%
90-Day Treasury Bills       3.54%      4.23%     5.14%     5.66%
1-Year Treasury Bills       4.40%      5.49%     6.13%     7.15%
30-Year Treasury Bills      7.11%      7.43%     7.82%     7.88%


                           1st Qtr.   2nd Qtr.  3rd Qtr.  4th Qtr.
                             1995       1995      1995      1995
                             ----       ----      ----      ----

Prime Rate                  9.00%      9.00%     8.75%     8.50%
90-Day Treasury Bills       5.66%      5.58%     5.40%     5.06%
1-Year Treasury Bills       6.51%      5.62%     5.45%     5.14%
30-Year Treasury Bills      7.43%      6.71%     5.69%     5.97%


                           1st Qtr.   2nd Qtr.  3rd Qtr.
                             1996       1996      1996
                             ----       ----      ----

Prime Rate                  8.25%      8.25%     8.25%
90-Day Treasury Bills       5.18%      5.25%     5.16%
1-Year Treasury Bills       5.43%      5.91%     5.38%
30-Year Treasury Bills      6.73%      7.14%     6.47%


Source:  The Wall Street Journal

                                                                      EXHIBIT 31

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
PLE     Pinnacle Bank                 AL      AMSE       17.000   19.250     4.000    -3.55     -3.55    16.65  215.39    0.72
SRN     Southern Banc Company, Inc    AL      AMSE       13.500   13.750    11.375    -1.82      1.89    14.22   78.06      NA
SZB     SouthFirst Bancshares, Inc.   AL      AMSE       12.875   16.000    10.625     5.10      0.98    15.12  104.89    2.48
FFBH    First Federal Bancshares
           of AR                      AR     NASDAQ      16.000   16.375    12.750     1.59      6.67    16.17   98.88      NA
FTF     Texarkana First Financial
           Corp                       AR      AMSE       14.250   16.875    10.000    -0.87      0.88    16.93   84.04      NA
AHM     Ahmanson & Company (H.F.)     CA      NYSE       31.750   33.500     2.688     1.60     25.12    18.86  479.53    0.88
AFFFZ   America First Financial Fund  CA     NASDAQ      29.125   30.750    14.500     0.43     -3.72    24.84  370.61    1.60
BPLS    Bank Plus Corp.               CA     NASDAQ      11.250   14.000     5.000     1.12     12.50     8.62  182.16    0.00
BVFS    Bay View Capital Corp.        CA     NASDAQ      39.000   41.500    11.250    -2.50      3.65    29.17  516.27    0.60
BYFC    Broadway Financial Corp.      CA     NASDAQ       9.250   11.000     9.000   -11.90     -5.13    14.12  131.35      NA
CAL     Cal Fed Bancorp, Inc.         CA      NYSE       24.250  200.000     6.250     4.30      5.43    13.24  285.81    0.00
CFHC    California Financial Holding  CA     NASDAQ      29.000   29.000     5.909    24.06     27.12    18.32  283.71    0.44
CENF    CENFED Financial Corp.        CA     NASDAQ      28.750   30.375     5.000     7.48     18.56    21.35  423.62    0.34
CSA     Coast Savings Financial       CA      NYSE       34.750   36.375     1.625     4.12     10.76    22.24  460.03    0.00
DSL     Downey Financial Corp.        CA      NYSE       27.875   29.000     2.081     9.31     12.63    22.60  291.90    0.47
FSSB    First FS&LA of San
           Bernardino                 CA     NASDAQ       9.000   14.500     6.875    -5.26     -8.86    14.34  305.62    0.00
FED     FirstFed Financial Corp.      CA      NYSE       22.250   26.600     1.125     3.49     21.09    17.49  399.02    0.00
GLN     Glendale Federal Bank, FSB    CA      NYSE       21.250  589.500     5.250    11.84     21.43    14.72  320.24    0.00
GDW     Golden West Financial         CA      NYSE       64.250   67.500     3.875    -0.39     16.82    39.57  645.07    0.38
GWF     Great Western Financial       CA      NYSE       30.000   31.125     3.950     8.11     20.00    17.84  316.87    0.96
HTHR    Hawthorne Financial Corp.     CA     NASDAQ       7.375   35.500     2.250    -6.35     -1.67    12.25  318.47    0.00
HEMT    HF Bancorp, Inc.              CA     NASDAQ      11.000   11.375     8.188     1.15     17.33    12.70  159.88    0.00
HBNK    Highland Federal Bank FSB     CA     NASDAQ      17.250   17.500    11.000     3.76     21.05    14.57  204.34    0.00
MBBC    Monterey Bay Bancorp, Inc.    CA     NASDAQ      14.750   15.625     8.750    -1.67     11.32    15.14  100.37    0.05
PFFB    PFF Bancorp, Inc.             CA     NASDAQ      14.125   14.125    10.375    11.33     21.51    14.46  125.30      NA
PROV    Provident Financial Holdings  CA     NASDAQ      13.875   14.250    10.125     7.77     23.33    16.57  113.20      NA
QCBC    Quaker City Bancorp, Inc.     CA     NASDAQ      16.375   17.500     7.500    -6.43     14.41    17.54  194.18    0.00
REDF    RedFed Bancorp Inc.           CA     NASDAQ      13.156   14.500     7.750     7.40     29.94     9.86  122.31    0.00
SGVB    SGV Bancorp, Inc.             CA     NASDAQ      11.000   11.625     7.750     8.64     24.82    12.06  133.08    0.00
WES     Westcorp                      CA      NYSE       22.500   23.875     3.703    -4.26      7.78    12.10  122.43    0.38
FFBA    First Colorado Bancorp, Inc.  CO     NASDAQ      16.875   17.750     3.189     5.47     20.54    11.79   79.58      NA
MORG    Morgan Financial Corp.        CO     NASDAQ      12.000   13.000     6.750     6.67     -7.69    12.18   96.43    0.88
EGFC    Eagle Financial Corp.         CT     NASDAQ      30.250   30.500     6.198    14.15     19.80    22.31  310.23    0.92
FFES    First Federal of East
           Hartford                   CT     NASDAQ      22.750   23.750     4.000    18.18     16.67    22.05  360.52    0.59

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
PLE     Pinnacle Bank                   15.89      102.10      7.89      10.06
SRN     Southern Banc Company, Inc         NA       94.94     17.29         NA
SZB     SouthFirst Bancshares, Inc.     21.82       85.15     12.27      37.87
FFBH    First Federal Bancshares
           of AR                           NA       98.95     16.18         NA
FTF     Texarkana First Financial
           Corp                            NA       84.17     16.96         NA
AHM     Ahmanson & Company (H.F.)       63.50      168.35      6.62      16.45
AFFFZ   America First Financial Fund    16.93      117.25      7.86      11.47
BPLS    Bank Plus Corp.                    NM      130.51      6.18         NM
BVFS    Bay View Capital Corp.             NM      133.70      7.55      15.98
BYFC    Broadway Financial Cor p.          NA       65.51      7.04         NA
CAL     Cal Fed Bancorp, Inc.           24.74      183.16      8.48      15.54
CFHC    California Financial Holding    29.29      158.30     10.22      17.26
CENF    CENFED Financial Corp.          13.69      134.66      6.79      11.06
CSA     Coast Savings Financial         68.14      156.25      7.55      16.87
DSL     Downey Financial Corp.          23.42      123.34      9.55      14.44
FSSB    First FS&LA of San
           Bernardino                      NM       62.76      2.94         NM
FED     FirstFed Financial Corp.        96.74      127.22      5.58      19.69
GLN     Glendale Federal Bank, FSB         NM      144.36      6.64      21.68
GDW     Golden West Financial           10.60      162.37      9.96       8.69
GWF     Great Western Financial         22.39      168.16      9.47      14.35
HTHR    Hawthorne Financial Corp.       13.41       60.20      2.32      12.72
HEMT    HF Bancorp, Inc.                   NM       86.61      6.88      32.35
HBNK    Highland Federal Bank FSB          NM      118.39      8.44      33.17
MBBC    Monterey Bay Bancorp, Inc.     105.36       97.42     14.70      36.88
PFFB    PFF Bancorp, Inc.                  NA       97.68     11.27         NA
PROV    Provident Financial Holdings       NA       83.74     12.26         NA
QCBC    Quaker City Bancorp, Inc.       44.26       93.36      8.43      18.40
REDF    RedFed Bancorp Inc.                NM      133.43     10.76         NM
SGVB    SGV Bancorp, Inc.                  NM       91.21      8.27      31.43
WES     Westcorp                        17.44      185.95     18.38      42.45
FFBA    First Colorado Bancorp, Inc.       NA      143.13     21.21         NA
MORG    Morgan Financial Corp.          18.75       98.52     12.44      14.29
EGFC    Eagle Financial Corp.           10.47      135.59      9.75      16.99
FFES    First Federal of East
           Hartford                     15.07      103.17      6.31       9.93

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
NTMG    Nutmeg Federal S&LA           CT     NASDAQ       7.250    8.000     4.645     0.00      0.00     7.08  131.98    0.08
WBST    Webster Financial
           Corporation                CT     NASDAQ      37.125   37.625     3.864     9.19     16.02    24.86  491.39    0.66
IFSB    Independence Federal Savings  DC     NASDAQ       7.625   10.250     0.250     1.67      7.02    13.02  193.66    0.22
BANC    BankAtlantic Bancorp, Inc.    FL     NASDAQ      12.625   13.750     0.223    -4.72      2.02     9.49  147.45    0.14
BKUNA   BankUnited Financial Corp.    FL     NASDAQ       9.000   12.750     2.320     2.86     18.03     7.85  144.48    0.00
FFFG    F.F.O. Financial Group, Inc.  FL     NASDAQ       2.750   10.000     0.563     0.00      0.00     2.23   36.90    0.00
FFLC    FFLC Bancorp, Inc.            FL     NASDAQ      20.000   20.750    12.750     0.00      9.59    21.58  133.05    0.36
FFML    First Family Financial Corp.  FL     NASDAQ      22.500   23.000     5.000     3.45      4.65    15.97  313.24    0.12
FFPB    First Palm Beach Bancorp,
           Inc.                       FL     NASDAQ      24.875   25.500    14.000     4.19      8.74    21.17  293.34    0.40
FFPC    Florida First Bancorp, Inc    FL     NASDAQ      11.375   11.500     0.750     2.25      2.25     6.12   87.53    0.24
CCFH    CCF Holding Company           GA     NASDAQ      14.500   15.125    10.750     1.75     17.17    14.86   70.15      NA
EBSI    Eagle Bancshares              GA     NASDAQ      15.000   19.000     1.875    -2.84     -6.25    12.62  141.06    0.56
FGHC    First Georgia Holding, Inc.   GA     NASDAQ       8.000    8.000     1.222    18.52     14.29     5.92   71.17    0.07
FLFC    First Liberty Financial Corp. GA     NASDAQ      20.063   21.500     2.667     9.93     32.28    11.39  165.11    0.35
FLAG    FLAG Financial Corp.          GA     NASDAQ      11.125   15.000     3.200     1.14      5.95     9.89  112.38    0.32
NFSL    Newnan Holdings, Inc.         GA     NASDAQ      25.250   26.750     2.955     0.00     12.22    14.52  161.25    0.30
CASH    First Midwest Financial, Inc. IA     NASDAQ      24.750   24.750    13.250     1.02      6.45    21.94  192.34    0.41
GFSB    GFS Bancorp, Inc.             IA     NASDAQ      20.750   21.000    11.000     0.61     -1.19    19.61  169.53    0.35
HZFS    Horizon Financial Svcs Corp.  IA     NASDAQ      14.938   16.375    10.375     1.27      3.02    18.37  171.12    0.32
MFCX    Marshalltown Financial Corp.  IA     NASDAQ      15.250   16.750     8.500    -1.61     -6.15    13.70   87.98    0.00
MIFC    Mid-Iowa Financial Corp.      IA     NASDAQ       6.375    7.875     2.474     2.00     -1.92     6.42   68.49    0.08
MWBI    Midwest Bancshares, Inc.      IA     NASDAQ      27.000   27.125    11.750     0.00     10.20    25.95  394.15    0.54
FFFD    North Central Bancshares,
           Inc.                       IA     NASDAQ      13.375   13.438     8.071     3.88     12.63    13.98   51.94      NA
PMFI    Perpetual Midwest Financial   IA     NASDAQ      19.063   22.000    10.000     0.33     10.51    17.68  206.43    0.30
SFFC    StateFed Financial
           Corporation                IA     NASDAQ      16.500   19.750    10.500    -2.94      3.13    18.47  102.67    0.40
AVND    Avondale Financial Corp.      IL     NASDAQ      16.875   17.125    11.500    18.42     19.47    16.31  170.09    0.00
CBCI    Calumet Bancorp, Inc.         IL     NASDAQ      32.750   33.875    10.333    11.97     16.96    33.48  207.31    0.00
CBSB    Charter Financial, Inc.       IL     NASDAQ      13.000   13.000     6.361     1.96     11.83    13.08   75.29      NA
CNBA    Chester Bancorp, Inc.         IL     NASDAQ      13.250   13.750    12.625     4.95        NA       NA      NA      NA
CBK     Citizens First Financial
           Corp.                      IL      AMSE       13.625   13.875     9.500    14.74     25.29    14.31   94.56      NA
CSBF    CSB Financial Group, Inc.     IL     NASDAQ      10.000   10.125     8.810    -0.63      9.59    12.40   40.12      NA
DFIN    Damen Financial Corp.         IL     NASDAQ      12.250   12.875    11.000     3.70      7.69    14.02   62.20      NA
EGLB    Eagle BancGroup, Inc.         IL     NASDAQ      13.500   13.750    10.500     1.89     13.68    16.76  125.69      NA
FBCI    Fidelity Bancorp, Inc.        IL     NASDAQ      17.000   17.250     9.500     0.74      1.49    17.04  166.03    0.24

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
NTMG    Nutmeg Federal S&LA             27.88      102.40      5.49      21.97
WBST    Webster Financial
           Corporation                  16.88      149.34      7.56      13.45
IFSB    Independence Federal Savings    29.33       58.56      3.94      19.55
BANC    BankAtlantic Bancorp, Inc.      13.15      133.03      8.56      13.29
BKUNA   BankUnited Financial Corp.      90.00      114.65      6.23      18.37
FFFG    F.F.O. Financial Group, Inc.    34.38      123.32      7.45      12.50
FFLC    FFLC Bancorp, Inc.              25.32       92.68     15.03      16.39
FFML    First Family Financial Corp.    18.91      140.89      7.18      18.44
FFPB    First Palm Beach Bancorp,
           Inc.                         42.89      117.50      8.48      31.49
FFPC    Florida First Bancorp, Inc      21.06      185.87     13.00      14.58
CCFH    CCF Holding Company                NA       97.58     20.67         NA
EBSI    Eagle Bancshares                14.56      118.86     10.63      11.45
FGHC    First Georgia Holding, Inc.     13.79      135.14     11.24      14.81
FLFC    First Liberty Financial Corp.   13.65      176.15     12.15      16.45
FLAG    FLAG Financial Corp.               NM      112.49      9.90     111.25
NFSL    Newnan Holdings, Inc.           10.56      173.90     15.66      10.61
CASH    First Midwest Financial, Inc.   14.14      112.81     12.87      14.31
GFSB    GFS Bancorp, Inc.               14.41      105.81     12.24      11.59
HZFS    Horizon Financial Svcs Corp.    67.90       81.32      8.73      26.68
MFCX    Marshalltown Financial Corp.       NM      111.31     17.33      46.21
MIFC    Mid-Iowa Financial Corp.        10.63       99.30      9.31      10.63
MWBI    Midwest Bancshares, Inc.        11.64      104.05      6.85      10.38
FFFD    North Central Bancshares,
           Inc.                            NA       95.67     25.75         NA
PMFI    Perpetual Midwest Financial     59.57      107.82      9.23      26.11
SFFC    StateFed Financial
           Corporation                  17.93       89.33     16.07      13.87
AVND    Avondale Financial Corp.        29.61      103.46      9.92      27.22
CBCI    Calumet Bancorp, Inc.           18.30       97.82     15.80      14.18
CBSB    Charter Financial, Inc.            NA       99.39     17.27         NA
CNBA    Chester Bancorp, Inc.              NA          NA        NA         NA
CBK     Citizens First Financial
           Corp.                           NA       95.21     14.41         NA
CSBF    CSB Financial Group, Inc.          NA       80.65     24.93         NA
DFIN    Damen Financial Corp.              NA       87.38     19.69         NA
EGLB    Eagle BancGroup, Inc.              NA       80.55     10.74         NA
FBCI    Fidelity Bancorp, Inc.          23.61       99.77     10.24      15.89

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
FFBI    First Financial Bancorp, Inc. IL     NASDAQ      15.875   16.250     9.000     2.42      2.42    16.60  214.77    0.00
FMBD    First Mutual Bancorp, Inc.    IL     NASDAQ      14.375   14.750    11.125     4.55     10.04    16.40   82.29    0.29
FFDP    FirstFed Bancshares           IL     NASDAQ      17.000   17.625     8.000     0.00      3.03    15.76  183.98    0.33
GTPS    Great American Bancorp        IL     NASDAQ      14.750   15.125    11.875     0.85      9.26    18.05   63.52    0.48
HNFC    Hinsdale Financial Corp.      IL     NASDAQ      25.875   27.750     9.000    11.29     10.11    20.58  241.51    0.00
HBEI    Home Bancorp of Elgin, Inc.   IL     NASDAQ      12.875   13.125    11.813     4.04        NA    14.12   52.86      NA
HMCI    HomeCorp, Inc.                IL     NASDAQ      18.000   19.875     5.000    -5.26     -1.37    18.10  301.66    0.00
KNK     Kankakee Bancorp, Inc.        IL      AMSE       24.750   26.375    13.625    10.00     22.22    24.99  249.43    0.40
LBCI    Liberty Bancorp, Inc.         IL     NASDAQ      24.250   30.625    12.750     2.11      1.04    25.55  268.11    0.60
MAFB    MAF Bancorp, Inc.             IL     NASDAQ      34.750   35.250     2.727    12.10     31.13    23.06  301.62    0.33
NBSI    North Bancshares, Inc.        IL     NASDAQ      16.000   16.500    11.000    -1.54      1.59    16.50  109.02    0.30
PFED    Park Bancorp, Inc.            IL     NASDAQ      11.750   12.500    10.188    -2.08     13.93    15.38   65.42      NA
PSFI    PS Financial, Inc.            IL     NASDAQ      11.625   11.875    11.625       NA        NA       NA      NA      NA
SWBI    Southwest Bancshares          IL     NASDAQ      18.500   18.833     7.833     0.00      3.25    14.71  141.73    0.72
SPBC    St. Paul Bancorp, Inc.        IL     NASDAQ      27.625   28.750     3.833     2.31      5.24    20.55  236.49    0.40
STND    Standard Financial, Inc.      IL     NASDAQ     19.875    20.125     9.125     3.92     22.31    16.26  144.45    0.24
SFSB    SuburbFed Financial Corp.     IL     NASDAQ     20.375    20.500     6.667     4.49     18.12    20.27  312.10    0.32
WCBI    Westco Bancorp                IL     NASDAQ     21.500    22.250     7.667     0.00      0.00    18.34  118.32    0.47
FBCV    1ST Bancorp                   IN     NASDAQ     30.500    34.286     4.190     1.24     -3.17    31.54  384.65    0.40
AMFC    AMB Financial Corp.           IN     NASDAQ     12.500    12.938     9.750    -0.99     19.75    14.40   74.32      NA
ASBI    Ameriana Bancorp              IN     NASDAQ     15.750    16.000     2.750     6.78     18.87    13.27  121.95    0.55
ATSB    AmTrust Capital Corp.         IN     NASDAQ     10.375    11.250     7.750     6.41     15.28    13.54  136.60    0.00
CBCO    CB Bancorp, Inc.              IN     NASDAQ     23.000    25.500     7.125    -7.07     21.05    16.67  172.08    0.00
CBIN    Community Bank Shares         IN     NASDAQ     12.500    14.750    12.000     0.00     -2.91    12.84  118.26    0.33
FFWC    FFW Corp.                     IN     NASDAQ     20.750    21.500    12.500    -1.19      6.41    22.04  220.14    0.54
FFED    Fidelity Federal Bancorp      IN     NASDAQ     10.000    14.773     1.534    -4.76     -9.09     5.03  105.01    0.85
FISB    First Indiana Corporation     IN     NASDAQ     25.375    26.000     1.797     3.57     10.62    16.30  179.09    0.54
HFGI    Harrington Financial Group    IN     NASDAQ     10.125    11.000     9.875     0.00     -3.57     7.13  164.14    0.00
HBFW    Home Bancorp                  IN     NASDAQ     18.500    19.000    12.500     2.78     12.98    16.96  109.43    0.05
HBBI    Home Building Bancorp         IN     NASDAQ     18.000    21.250    10.000     2.86     -1.37    18.84  136.56    0.30
HOMF    Home Federal Bancorp          IN     NASDAQ     35.250    35.250     3.222    13.71     34.29    23.20  284.51    0.48
HWEN    Home Financial Bancorp        IN     NASDAQ     13.125    13.750     9.875     0.96      2.94    15.31   76.46      NA
INCB    Indiana Community Bank, SB    IN     NASDAQ     15.500    16.750    11.000    -3.13     16.98    12.10   98.37    3.35
IFSL    Indiana Federal Corporation   IN     NASDAQ     21.750    23.000     4.000    10.13      8.75    14.76  170.80    0.81

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
FFBI    First Financial Bancorp, Inc.   72.16       95.63      7.39      22.36
FMBD    First Mutual Bancorp, Inc.      46.37       87.65     17.47      29.95
FFDP    FirstFed Bancshares             44.74      107.87      9.24      34.69
GTPS    Great American Bancorp          70.24       81.72     23.22      38.82
HNFC    Hinsdale Financial Corp.        23.52      125.73     10.71      16.80
HBEI    Home Bancorp of Elgin, Inc.        NA       91.18     24.36         NA
HMCI    HomeCorp, Inc.                  64.29       99.45      5.97      19.35
KNK     Kankakee Bancorp, Inc.          25.26       99.04      9.92      17.31
LBCI    Liberty Bancorp, Inc.           31.09       94.91      9.04      16.06
MAFB    MAF Bancorp, Inc.               17.29      150.69     11.52      12.11
NBSI    North Bancshares, Inc.          48.48       96.97     14.68      26.67
PFED    Park Bancorp, Inc.                 NA       76.40     17.96         NA
PSFI    PS Financial, Inc.                 NA          NA        NA         NA
SWBI    Southwest Bancshares            19.07      125.76     13.05      13.70
SPBC    St. Paul Bancorp, Inc.          21.92      134.43     11.68      13.88
STND    Standard Financial, Inc.        27.23      122.23     13.76      19.11
SFSB    SuburbFed Financial Corp.       32.34      100.52      6.53      15.44
WCBI    Westco Bancorp                  20.48      117.23     18.17      14.73
FBCV    1ST Bancorp                      4.39       96.70      7.93         NM
AMFC    AMB Financial Corp.                NA       86.81     16.82         NA
ASBI    Ameriana Bancorp                23.51      118.69     12.92      15.44
ATSB    AmTrust Capital Corp.           28.82       76.62      7.60      69.17
CBCO    CB Bancorp, Inc.                13.29      137.97     13.37      11.22
CBIN    Community Bank Shares           18.94       97.35     10.57      12.63
FFWC    FFW Corp.                       11.53       94.15      9.43       9.52
FFED    Fidelity Federal Bancorp        34.48      198.81      9.52      26.32
FISB    First Indiana Corporation       16.37      155.67     14.17      20.46
HFGI    Harrington Financial Group      23.01      142.01      6.17      16.07
HBFW    Home Bancorp                    21.02      109.08     16.91      21.02
HBBI    Home Building Bancorp              NM       95.54     13.18         NM
HOMF    Home Federal Bancorp            13.45      151.94     12.39      11.75
HWEN    Home Financial Bancorp             NA       85.73     17.17         NA
INCB    Indiana Community Bank, SB     110.71      128.10     15.76      32.98
IFSL    Indiana Federal Corporation     20.52      147.36     12.73      14.50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
LOGN    Logansport Financial Corp.    IN     NASDAQ      11.750   14.750    11.250   -20.34    -16.07    12.04   60.28    3.40
MARN    Marion Capital Holdings       IN     NASDAQ      20.500   21.500    14.250    -0.61      1.23    21.50   94.75    0.76
MFBC    MFB Corp.                     IN     NASDAQ      17.000   19.250    10.500     3.03      9.68    19.09  106.67    0.00
NEIB    Northeast Indiana Bancorp     IN     NASDAQ      13.500   14.000    11.250     4.85     10.20    14.29   81.92    0.30
PFDC    Peoples Bancorp               IN     NASDAQ      20.500   22.500     5.375     3.80      3.14    18.35  120.41    0.56
PERM    Permanent Bancorp, Inc.       IN     NASDAQ      18.500   19.250     9.750     5.71     12.12    18.73  197.93    0.23
SOBI    Sobieski Bancorp, Inc.        IN     NASDAQ      15.000   15.000    10.000     9.09     25.00    15.62   91.22    0.00
FFSL    First Independence Corp.      KS     NASDAQ      19.625   21.250    10.875    -1.88      3.29    22.29  186.04    0.38
LARK    Landmark Bancshares, Inc.     KS     NASDAQ      16.500   17.000     9.750     1.54      5.60    17.48  115.35    0.40
MCBS    Mid Continent Bancshares Inc. KS     NASDAQ      23.375   23.375     9.750    23.03     22.22    19.06  168.45    0.40
CKFB    CKF Bancorp, Inc.             KY     NASDAQ      19.750   20.750    11.375     0.00      0.00    16.80   63.63    0.42
CLAS    Classic Bancshares, Inc.      KY     NASDAQ      11.875   12.125    10.375     3.26      0.00    14.21  103.00      NA
FFKY    First Federal Financial Corp. KY     NASDAQ      20.250   22.000     3.063    -4.71     -3.57    11.73   85.14    0.47
FLKY    First Lancaster Bancshares    KY     NASDAQ      16.000   16.250    13.125    10.34     10.34    14.08   39.47      NA
FTSB    Fort Thomas Financial Corp.   KY     NASDAQ      14.250   17.750    11.250     1.79      1.79    13.75   56.47    0.25
FKKY    Frankfort First Bancorp, Inc. KY     NASDAQ      11.375   15.875    10.000     1.11      5.81     9.84   37.42    4.36
GWBC    Gateway Bancorp, Inc.         KY     NASDAQ      14.000   16.250    11.000    -1.75      5.66    15.64   62.39    1.50
GTFN    Great Financial Corporation   KY     NASDAQ      29.297   29.875    13.875    -0.27      4.63    19.27  199.57    0.46
HFFB    Harrodsburg First Fin
           Bancorp                    KY     NASDAQ      18.250   19.000    12.375     0.00     12.31    15.47   50.75      NA
KYF     Kentucky First Bancorp, Inc.  KY      AMSE       11.500   15.250    11.250   -22.69    -15.60    13.78   61.94    0.38
SFNB    Security First Network Bank   KY     NASDAQ      12.625   41.500    11.000   -17.21    -54.50     5.98   13.62      NA
ANA     Acadiana Bancshares, Inc.     LA      AMSE       14.625   15.125    11.690     2.63      9.86    17.03   97.05      NA
CZF     CitiSave Financial Corp       LA      AMSE       13.500   16.500    12.750    -1.82     -3.57    12.61   78.61    2.30
ISBF    ISB Financial Corporation     LA     NASDAQ      17.125   18.500    12.938     5.38     15.13    17.09   97.26    0.32
MERI    Meritrust Federal SB          LA     NASDAQ      31.500   34.000    13.500     1.61      2.44    21.67  298.46    0.60
TSH     Teche Holding Co.             LA      AMSE       13.000   14.500    11.375    -3.70      0.00    14.76  107.20    0.50
AFCB    Affiliated Community Bancorp  MA     NASDAQ      22.625   23.000    16.060     5.23      4.62    19.47  197.35      NA
BFD     BostonFed Bancorp, Inc.       MA      AMSE       14.750   15.125    10.000     7.27     13.46    14.42  120.93      NA
ANBK    American National Bancorp     MD     NASDAQ      12.125   12.625     4.639     3.19      5.43    12.93  135.04    0.03
EQSB    Equitable Federal Savings
           Bank                       MD     NASDAQ      27.500   27.500    11.250     1.85     11.11    23.64  446.29    0.00
FCIT    First Citizens Financial
           Corp.                      MD     NASDAQ      18.438   19.091     0.375    -2.96     10.91    13.51  228.36    0.00
FFWM    First Financial-W. Maryland   MD     NASDAQ      31.750   32.250     7.167    10.92     32.29    19.00  162.64    0.48
HRBF    Harbor Federal Bancorp, Inc.  MD     NASDAQ      15.500   15.875     9.750     3.33      8.77    15.66  121.87    0.35
MFSL    Maryland Federal Bancorp      MD     NASDAQ      33.500   33.500     4.329     6.59     19.24    29.02  360.37    0.60

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
LOGN    Logansport Financial Corp.      16.55       97.59     19.49      13.99
MARN    Marion Capital Holdings         20.50       95.35     21.64      16.02
MFBC    MFB Corp.                       23.94       89.05     15.94      24.64
NEIB    Northeast Indiana Bancorp       18.24       94.47     16.48      15.17
PFDC    Peoples Bancorp                 14.96      111.72     17.03      11.45
PERM    Permanent Bancorp, Inc.         71.15       98.77      9.35      23.42
SOBI    Sobieski Bancorp, Inc.         150.00       96.03     16.44      34.88
FFSL    First Independence Corp.        14.32       88.04     10.55      12.50
LARK    Landmark Bancshares, Inc.       22.92       94.39     14.30      17.37
MCBS    Mid Continent Bancshares Inc.   14.70      122.64     13.88      12.05
CKFB    CKF Bancorp, Inc.               24.09      117.56     31.04      24.38
CLAS    Classic Bancshares, Inc.           NA       83.57     11.53         NA
FFKY    First Federal Financial Corp.   19.66      172.63     23.78      17.31
FLKY    First Lancaster Bancshares         NA      113.64     40.54         NA
FTSB    Fort Thomas Financial Corp.     17.38      103.64     25.23      17.38
FKKY    Frankfort First Bancorp, Inc.   33.46      115.60     30.40      25.28
GWBC    Gateway Bancorp, Inc.           26.92       89.51     22.44      26.92
GTFN    Great Financial Corporation     23.63      152.03     14.68      22.71
HFFB    Harrodsburg First Fin
           Bancorp                         NA      117.97     35.96         NA
KYF     Kentucky First Bancorp, Inc.    20.54       83.45     18.57      16.20
SFNB    Security First Network Bank        NM      211.12     92.69         NM
ANA     Acadiana Bancshares, Inc.          NA       85.88     15.07         NA
CZF     CitiSave Financial Corp         19.85      107.06     17.17      15.34
ISBF    ISB Financial Corporation       22.83      100.20     17.61      16.63
MERI    Meritrust Federal SB            20.59      145.36     10.55      12.60
TSH     Teche Holding Co.               19.12       88.08     12.13      13.27
AFCB    Affiliated Community Bancorp       NA      116.20     11.46         NA
BFD     BostonFed Bancorp, Inc.            NA      102.29     12.20         NA
ANBK    American National Bancorp       71.32       93.77      8.98      18.37
EQSB    Equitable Federal Savings
           Bank                          8.76      116.33      6.16       8.79
FCIT    First Citizens Financial
           Corp.                        20.49      136.48      8.07      14.29
FFWM    First Financial-W. Maryland     24.42      167.11     19.52      17.54
HRBF    Harbor Federal Bancorp, Inc.    53.45       98.98     12.72      25.00
MFSL    Maryland Federal Bancorp        13.40      115.44      9.30      16.75

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
WSB     Washington Savings Bank, FSB  MD      AMSE        4.938    6.917     0.281     6.77     -3.65     5.10   58.47    0.14
WHGB    WHG Bancshares Corp.          MD     NASDAQ      12.688   13.750    10.875    -2.87     10.33    14.36   60.23      NA
MCBN    Mid-Coast Bancorp, Inc.       ME     NASDAQ      18.750   20.250     8.095    -3.85     -1.32    21.36  243.20    0.50
BWFC    Bank West Financial Corp.     MI     NASDAQ      11.000   12.250     8.500     4.76      0.00    12.21   70.41    0.28
CFSB    CFSB Bancorp, Inc.            MI     NASDAQ      18.250   21.818     3.169     0.00      0.00    13.03  168.26    0.43
DNFC    D & N Financial Corp.         MI     NASDAQ      14.875   18.875     2.500     0.85     14.42    10.16  185.59    0.00
MSBF    MSB Financial, Inc.           MI     NASDAQ      19.250   19.750    10.750     1.32      6.94    19.27   96.13    0.45
MSBK    Mutual Savings Bank, FSB      MI     NASDAQ       5.750   25.500     3.000    12.20      0.00     9.23  158.53    0.00
OFCP    Ottawa Financial Corp.        MI     NASDAQ      16.750   16.750    10.250     3.47      3.08    14.55  159.73    0.33
SJSB    SJS Bancorp                   MI     NASDAQ      25.250   25.875    10.810    10.99     27.04    17.24  165.52    0.41
SFB     Standard Federal Bancorp      MI      NYSE       56.125   58.000     4.750     5.15     30.90    28.72  492.23    0.76
THR     Three Rivers Financial Corp.  MI      AMSE       13.625   14.375    11.375     4.81      4.81    14.86  102.64    0.30
BDJI    First Federal Bancorporation  MN     NASDAQ      17.875   18.000    10.625    10.00     21.19    17.59  153.10    0.00
FFHH    FSF Financial Corp.           MN     NASDAQ      14.250   14.438     7.750     3.16     18.75    15.50  101.96    0.50
HMNF    HMN Financial, Inc.           MN     NASDAQ      18.000   18.250     9.313     2.86     12.94    17.90  120.97    0.00
MIVI    Mississippi View Holding Co.  MN     NASDAQ      12.750   12.750     8.500     4.08      8.51    14.02   76.20    0.16
QCFB    QCF Bancorp, Inc.             MN     NASDAQ      16.250   17.000    11.000     3.17      8.33    18.34  104.00    0.00
TCB     TCF Financial Corp.           MN      NYSE       43.000   45.000     2.813     8.18     13.16    14.98  204.03    0.69
WEFC    Wells Financial Corp.         MN     NASDAQ      12.563   13.250     9.000    -2.42      2.56    13.36   96.87    0.00
CMRN    Cameron Financial Corp        MO     NASDAQ      15.625   15.625    10.688     4.17      7.76    16.26   61.69    0.28
CAPS    Capital Savings Bancorp, Inc. MO     NASDAQ      13.500   14.750     6.125    11.34     40.26    10.41  123.26    0.18
CBES    CBES Bancorp, Inc.            MO     NASDAQ      14.000   14.250    12.625     4.67        NA    16.56   94.36      NA
CNSB    CNS Bancorp, Inc.             MO     NASDAQ      14.625   14.625    11.000     6.36     14.71    14.60   59.82      NA
FBSI    First Bancshares, Inc.        MO     NASDAQ      16.500   17.000    10.250     7.32     -1.49    18.89  127.91    0.20
FTNB    Fulton Bancorp, Inc.          MO     NASDAQ      14.125   14.750    12.500    -0.88        NA       NA      NA      NA
GSBC    Great Southern Bancorp, Inc.  MO     NASDAQ      16.750   17.750     1.146    -2.90     17.54     7.63   75.33    0.36
HFSA    Hardin Bancorp, Inc.          MO     NASDAQ      12.000   13.000    11.000    -2.04      6.67    14.66   87.36    0.30
JSBA    Jefferson Savings Bancorp     MO     NASDAQ      23.500   30.750    13.250     2.17      0.00    21.59  269.82    0.24
JOAC    Joachim Bancorp, Inc.         MO     NASDAQ      14.500   15.250    11.500     3.57     13.73    14.05   47.51      NA
LXMO    Lexington B&L Financial Corp. MO     NASDAQ      12.875   12.875     9.500     5.10     27.94    14.81   48.45      NA
MBLF    MBLA Financial Corp.          MO     NASDAQ      20.000   26.000    12.750    -6.98     -8.05    20.67  167.95    0.40
NASB    North American Savings Bank   MO     NASDAQ      31.000   33.750     2.500    -1.59     -1.59    22.21  326.41    0.56
NSLB    NS&L Bancorp, Inc.            MO     NASDAQ      14.000   14.000    11.750     4.67     16.67    15.83   67.92    0.45
PCBC    Perry County Financial Corp.  MO     NASDAQ      17.250   21.500    12.375     0.00     -1.43    17.70   94.30    0.30

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
WSB     Washington Savings Bank, FSB     9.50       96.82      8.45      10.29
WHGB    WHG Bancshares Corp.               NA       88.36     21.07         NA
MCBN    Mid-Coast Bancorp, Inc.         24.04       87.78      7.71      13.99
BWFC    Bank West Financial Corp.       25.00       90.09     15.62      44.00
CFSB    CFSB Bancorp, Inc.              17.06      140.06     10.85      12.76
DNFC    D & N Financial Corp.           12.29      146.41      8.01       9.79
MSBF    MSB Financial, Inc.             15.52       99.90     20.02      12.50
MSBK    Mutual Savings Bank, FSB        52.27       62.30      3.63         NM
OFCP    Ottawa Financial Corp.          35.64      115.12     10.49      17.45
SJSB    SJS Bancorp                     97.12      146.46     15.25      32.79
SFB     Standard Federal Bancorp        37.67      195.42     11.40      14.85
THR     Three Rivers Financial Corp.    26.72       91.69     13.27      17.03
BDJI    First Federal Bancorporation    42.56      101.62     11.68      19.43
FFHH    FSF Financial Corp.             29.69       91.94     13.98      21.27
HMNF    HMN Financial, Inc.             19.15      100.56     14.88      16.67
MIVI    Mississippi View Holding Co.    12.50       90.94     16.73      14.01
QCFB    QCF Bancorp, Inc.               13.77       88.60     15.63      10.76
TCB     TCF Financial Corp.             18.53      287.05     21.08      15.64
WEFC    Wells Financial Corp.           23.26       94.03     12.97      13.96
CMRN    Cameron Financial Corp          15.63       96.09     25.33      15.94
CAPS    Capital Savings Bancorp, Inc.   20.45      129.68     10.95      13.37
CBES    CBES Bancorp, Inc.                 NA       84.54     14.84         NA
CNSB    CNS Bancorp, Inc.                  NA      100.17     24.45         NA
FBSI    First Bancshares, Inc.          20.89       87.35     12.90      14.22
FTNB    Fulton Bancorp, Inc.               NA          NA        NA         NA
GSBC    Great Southern Bancorp, Inc.    17.09      219.53     22.24      14.96
HFSA    Hardin Bancorp, Inc.            32.43       81.86     13.74      17.65
JSBA    Jefferson Savings Bancorp       36.15      108.85      8.71      13.66
JOAC    Joachim Bancorp, Inc.              NA      103.20     30.52         NA
LXMO    Lexington B&L Financial Corp.      NA       86.93     26.57         NA
MBLF    MBLA Financial Corp.            24.69       96.76     11.91      18.52
NASB    North American Savings Bank      8.49      139.58      9.50       8.99
NSLB    NS&L Bancorp, Inc.              20.59       88.44     20.61      23.73
PCBC    Perry County Financial Corp.    20.29       97.46     18.29      18.35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
RFED    Roosevelt Financial Group     MO     NASDAQ      18.625   19.750     2.167     5.67      2.76    10.76  214.61    0.61
SMFC    Sho-Me Financial Corp.        MO     NASDAQ      21.625   22.000     9.375    -1.70      8.13    19.96  177.43    0.00
SMBC    Southern Missouri Bancorp,
          Inc                         MO     NASDAQ      14.188   17.500     8.875     1.34     -0.44    15.39   97.77    0.50
CFTP    Community Federal Bancorp     MS     NASDAQ      17.250   17.250    12.250     7.81     28.97    15.67   47.64      NA
FFBS    FFBS BanCorp, Inc.            MS     NASDAQ      23.000   24.250    12.000     4.55      6.98    16.62   80.06    0.45
MGNL    Magna Bancorp, Inc.           MS     NASDAQ     18.500    22.500     0.844     0.00    -11.90     9.16   94.77    0.35
GBCI    Glacier Bancorp, Inc.         MT     NASDAQ     24.500    25.250     1.495    -2.00      2.08    11.54  122.11    0.61
SFBM    Security Bancorp              MT     NASDAQ     30.250    30.250     4.250     2.76     39.08    20.83  257.50    0.69
UBMT    United Financial Corp.        MT     NASDAQ     19.750    22.500     5.625     6.76      5.33    19.89   88.24    0.87
WSTR    WesterFed Financial Corp.     MT     NASDAQ     18.625    18.750    11.375    10.37     23.14    17.81  128.80    0.38
CFNC    Carolina Fincorp, Inc.        NC     NASDAQ     13.000    13.375    13.000       NA        NA       NA      NA      NA
COOP    Cooperative Bankshares, Inc.  NC     NASDAQ     20.750    22.500     3.467     7.79      9.21    16.90  219.35    0.00
SOPN    First Savings Bancorp, Inc.   NC     NASDAQ     18.500    21.000    13.500     1.37      8.82    17.90   70.30    0.69
GSFC    Green Street Financial Corp.  NC     NASDAQ     15.500    16.125    12.125     1.64     10.71    14.47   41.00      NA
HFNC    HFNC Financial Corp.          NC     NASDAQ     17.438    18.250    13.125    -3.12     -1.06    14.41   49.15      NA
KSAV    KS Bancorp, Inc.              NC     NASDAQ     20.875    22.000    11.625     8.44      4.38    20.83  144.97    1.10
MBSP    Mitchell Bancorp, Inc.        NC     NASDAQ     13.875    13.875    10.190     9.90     14.43    15.02   35.70      NA
PDB     Piedmont Bancorp, Inc.        NC      AMSE      17.875    19.125    12.000    10.00     19.17    13.54   48.01      NA
SSB     Scotland Bancorp, Inc         NC      AMSE      14.000    14.125    11.625     8.74     13.13    13.47   37.29      NA
SSFC    South Street Financial Corp.  NC     NASDAQ     14.000    14.625    12.125    14.29        NA       NA      NA      NA
SSM     Stone Street Bancorp, Inc.    NC      AMSE      19.500    20.125    16.250     0.00     12.23    20.49   58.28      NA
UFRM    United Federal Savings Bank   NC     NASDAQ      8.375     8.750     1.750     3.87     15.52     6.44   86.00    0.19
CFB     Commercial Federal
           Corporation                NE      NYSE      45.750    48.500     1.625     5.78     15.82    25.96  481.20    0.50
EBCP    Eastern Bancorp               NH     NASDAQ     22.125    24.000     3.000    -7.81     14.94    17.41  237.89    0.49
NHTB    New Hampshire Thrift Bncshrs  NH     NASDAQ     11.750    13.375     1.750    -2.08     18.99    11.31  155.47    0.50
FBER    1st Bergen Bancorp            NJ     NASDAQ     12.000    12.125     9.000     2.13     20.00    13.41   78.76      NA
CJFC    Central Jersey Financial      NJ     NASDAQ     37.500    39.250     2.645     4.17     13.21    21.04  174.07    0.80
COFD    Collective Bancorp, Inc.      NJ     NASDAQ     33.375    36.375     1.351     3.89     24.19    17.87  257.83    0.90
FSPG    First Home Bancorp, Inc.      NJ     NASDAQ     18.250    19.000     2.531    -2.67      1.39    15.50  240.00    0.48
FSFI    First State Financial
           Services                   NJ     NASDAQ     15.000    15.375     1.625    10.09     15.38    10.17  169.47    0.22
FMCO    FMS Financial Corporation     NJ     NASDAQ     17.125    17.750     1.500     2.82     10.48    13.71  210.13    0.20
IBSF    IBS Financial Corp.           NJ     NASDAQ     15.438    16.250     8.409    -3.51      7.39    13.42   69.00    0.24
LVSB    Lakeview Financial            NJ     NASDAQ     23.250    24.318     7.335     0.00     12.42    19.47  190.05    0.22
LFBI    Little Falls Bancorp, Inc.    NJ     NASDAQ     12.500    13.500     9.500     6.38     20.48    14.45   97.11      NA

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
RFED    Roosevelt Financial Group       23.58      173.09      8.68      10.96
SMFC    Sho-Me Financial Corp.          19.84      108.34     12.19      15.45
SMBC    Southern Missouri Bancorp,
          Inc                           21.50       92.19     14.51      15.42
CFTP    Community Federal Bancorp          NA      110.08     36.21         NA
FFBS    FFBS BanCorp, Inc.              26.14      138.39     28.73      20.18
MGNL    Magna Bancorp, Inc.             15.04      201.97     19.52      12.17
GBCI    Glacier Bancorp, Inc.           15.12      212.31     20.06      13.46
SFBM    Security Bancorp                23.45      145.22     11.75      18.79
UBMT    United Financial Corp.          18.63       99.30     22.38      15.43
WSTR    WesterFed Financial Corp.       24.83      104.58     14.46      17.41
CFNC    Carolina Fincorp, Inc.             NA          NA        NA         NA
COOP    Cooperative Bankshares, Inc.       NM      122.78      9.46         NM
SOPN    First Savings Bancorp, Inc.     22.29      103.35     26.32      17.96
GSFC    Green Street Financial Corp.       NA      107.12     37.80         NA
HFNC    HFNC Financial Corp.               NA      121.01     35.48         NA
KSAV    KS Bancorp, Inc.                19.33      100.22     14.40      12.89
MBSP    Mitchell Bancorp, Inc.             NA       92.38     38.87         NA
PDB     Piedmont Bancorp, Inc.             NA      132.02     37.23         NA
SSB     Scotland Bancorp, Inc              NA      103.93     37.54         NA
SSFC    South Street Financial Corp.       NA          NA        NA         NA
SSM     Stone Street Bancorp, Inc.         NA       95.17     33.46         NA
UFRM    United Federal Savings Bank     38.07      130.05      9.74      20.43
CFB     Commercial Federal
           Corporation                  17.07      176.23      9.51      11.95
EBCP    Eastern Bancorp                 25.43      127.08      9.30      19.75
NHTB    New Hampshire Thrift Bncshrs    19.58      103.89      7.56      13.20
FBER    1st Bergen Bancorp                 NA       89.49     15.24         NA
CJFC    Central Jersey Financial        27.37      178.23     21.54      20.05
COFD    Collective Bancorp, Inc.        14.97      186.77     12.94      12.18
FSPG    First Home Bancorp, Inc.         8.82      117.74      7.60       8.00
FSFI    First State Financial
           Services                        NM      147.49      8.85         NM
FMCO    FMS Financial Corporation       16.79      124.91      8.15       9.90
IBSF    IBS Financial Corp.             35.90      115.04     22.37      22.37
LVSB    Lakeview Financial              10.67      119.41     12.23      15.50
LFBI    Little Falls Bancorp, Inc.         NA       86.51     12.87         NA

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
OCFC    Ocean Financial Corp.         NJ     NASDAQ      25.875   26.500    19.625     3.50     15.00    27.23  131.37      NA
PBCI    Pamrapo Bancorp, Inc.         NJ     NASDAQ      18.875   26.125     2.563    -0.66     -3.82    16.91  112.34    0.95
PFSB    PennFed Financial Services,
           Inc                        NJ     NASDAQ      20.125   20.750     9.063    -0.62     15.00    20.23  235.41    0.00
PULS    Pulse Bancorp                 NJ     NASDAQ      16.000   18.000     4.000    -4.48     -5.19    12.61  164.76    0.70
SFIN    Statewide Financial Corp.     NJ     NASDAQ      13.938   14.000    11.250     9.85     11.50    13.09  132.56      NA
WYNE    Wayne Bancorp, Inc.           NJ     NASDAQ      14.188   14.750    10.750     1.34      5.10    16.10  107.38      NA
WWFC    Westwood Financial
           Corporation                NJ     NASDAQ      15.250   16.000    10.250    10.91     40.23    14.76  144.82      NA
AABC    Access Anytime Bancorp, Inc.  NM     NASDAQ       5.750   10.417     1.750     0.00      4.55     6.82  148.75    0.00
GUPB    GFSB Bancorp, Inc.            NM     NASDAQ      15.250   15.250    12.875     6.55      7.96    16.36   88.44    0.80
AFED    AFSALA Bancorp, Inc.          NY     NASDAQ      12.000   12.125    11.313     0.00        NA       NA      NA      NA
ALBK    ALBANK Financial Corporation  NY     NASDAQ      31.625   32.750     9.167    12.95      6.97    23.97  267.91    0.46
ALBC    Albion Banc Corp.             NY     NASDAQ      17.375   18.750    10.500     2.96      2.21    23.06  239.39    0.31
ASFC    Astoria Financial Corporation NY     NASDAQ      35.000   37.750    12.688     4.09     30.84    26.32  337.78    0.42
BFSI    BFS Bankorp, Inc.             NY     NASDAQ      49.500   55.000     2.500    -1.00     -4.81    30.70  393.26    0.00
CARV    Carver Bancorp, Inc.          NY     NASDAQ       8.000   10.750     6.250     1.59      0.78    14.96  157.73    0.00
FIBC    Financial Bancorp, Inc.       NY     NASDAQ      14.500   16.250     8.500     3.57     -3.33    14.40  148.98    0.28
HAVN    Haven Bancorp, Inc.           NY     NASDAQ      28.688   28.875    10.000     4.80      6.00    21.73  361.96    0.50
LISB    Long Island Bancorp, Inc.     NY     NASDAQ      30.750   32.875    12.090     1.65      8.85    21.06  217.65    0.40
NYB     New York Bancorp Inc.         NY      NYSE       33.625   36.250     2.425    -7.24     11.16    13.69  264.98    0.80
PEEK    Peekskill Financial Corp.     NY     NASDAQ      13.375   14.500    11.125    -4.46      4.90    14.39   48.83      NA
PKPS    Poughkeepsie Savings Bank, FS NY     NASDAQ       5.125   26.750     0.875     0.00      3.79     5.59   68.58    0.10
RELY    Reliance Bancorp, Inc.        NY     NASDAQ      18.625   19.500     8.875     2.76      3.47    16.78  205.28    0.49
SFED    SFS Bancorp, Inc.             NY     NASDAQ      15.000   16.000    11.000    -2.44     15.38    16.56  129.87    0.06
TPNZ    Tappan Zee Financial, Inc.    NY     NASDAQ      14.000   14.125    11.250     4.18     15.46    13.96   77.88      NA
YFCB    Yonkers Financial Corporation NY     NASDAQ      12.125   13.000     9.310    -6.73      4.30    13.72   72.68      NA
ASBP    ASB Financial Corp.           OH     NASDAQ      17.750   18.250    11.375    21.37     22.41    15.82   66.69    0.35
CAFI    Camco Financial Corporation   OH     NASDAQ      16.000   19.286    12.245    -3.03     -8.57    13.81  182.15    0.43
COFI    Charter One Financial         OH     NASDAQ      41.000   44.000     3.281    -2.38     11.46    19.48  295.65    0.82
CTZN    CitFed Bancorp, Inc.          OH     NASDAQ      28.250   32.500     6.167    -6.87     13.00    20.39  320.17    0.19
CIBI    Community Investors Bancorp   OH     NASDAQ      16.500   18.250    10.750    -8.33      4.76    16.99  142.29    0.22
DCBI    Delphos Citizens Bancorp,
           Inc.                       OH     NASDAQ      11.875   12.500    11.875       NA        NA       NA      NA      NA
EFBI    Enterprise Federal Bancorp    OH     NASDAQ      15.750   18.000    11.250     6.78     22.33    15.23  103.11    3.00
FFDF    FFD Financial Corp.           OH     NASDAQ      13.500   13.750    10.000    11.91     32.51    14.72   58.73      NA
FFYF    FFY Financial Corp.           OH     NASDAQ      25.750   25.875    12.250     4.57      7.01    19.98  117.75    0.60

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
OCFC    Ocean Financial Corp.              NA       95.02     19.70         NA
PBCI    Pamrapo Bancorp, Inc.           20.30      111.62     16.80      13.78
PFSB    PennFed Financial Services,
           Inc                          18.81       99.48      8.55      11.50
PULS    Pulse Bancorp                   17.02      126.88      9.71      11.35
SFIN    Statewide Financial Corp.          NA      106.48     10.51         NA
WYNE    Wayne Bancorp, Inc.                NA       88.12     13.21         NA
WWFC    Westwood Financial
           Corporation                     NA      103.32     10.53         NA
AABC    Access Anytime Bancorp, Inc.       NM       84.31      3.87         NM
GUPB    GFSB Bancorp, Inc.              24.60       93.22     17.24      19.30
AFED    AFSALA Bancorp, Inc.               NA          NA        NA         NA
ALBK    ALBANK Financial Corporation    18.60      131.94     11.80      14.44
ALBC    Albion Banc Corp.                  NM       75.35      7.26      39.49
ASFC    Astoria Financial Corporation   22.01      132.98     10.36      14.77
BFSI    BFS Bankorp, Inc.                9.46      161.24     12.59       8.08
CARV    Carver Bancorp, Inc.               NM       53.48      5.07      19.51
FIBC    Financial Bancorp, Inc.         22.66      100.69      9.73      12.39
HAVN    Haven Bancorp, Inc.             14.86      132.02      7.93       9.53
LISB    Long Island Bancorp, Inc.       23.12      146.01     14.13      19.10
NYB     New York Bancorp Inc.           12.55      245.62     12.69      11.48
PEEK    Peekskill Financial Corp.          NA       92.95     27.39         NA
PKPS    Poughkeepsie Savings Bank, FS    5.39       91.68      7.47       3.46
RELY    Reliance Bancorp, Inc.          21.16      111.00      9.07      12.76
SFED    SFS Bancorp, Inc.               27.78       90.58     11.55      14.85
TPNZ    Tappan Zee Financial, Inc.         NA      100.29     17.98         NA
YFCB    Yonkers Financial Corporation      NA       88.37     16.68         NA
ASBP    ASB Financial Corp.             45.51      112.20     26.62      29.10
CAFI    Camco Financial Corporation     12.12      115.86      8.78      10.53
COFI    Charter One Financial           77.36      210.47     13.87      12.54
CTZN    CitFed Bancorp, Inc.            20.93      138.55      8.82      13.45
CIBI    Community Investors Bancorp     18.75       97.12     11.60      12.50
DCBI    Delphos Citizens Bancorp,
           Inc.                            NA          NA        NA         NA
EFBI    Enterprise Federal Bancorp      16.76      103.41     15.27      24.23
FFDF    FFD Financial Corp.                NA       91.71     22.99         NA
FFYF    FFY Financial Corp.             26.82      128.88     21.87      17.40

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
FFOH    Fidelity Financial of Ohio    OH     NASDAQ      11.188   11.500     3.112     6.55     14.75    12.46   62.76      NA
FDEF    First Defiance Financial      OH     NASDAQ      12.250   12.500     5.790     7.69     13.95    12.17   52.89      NA
FFBZ    First Federal Bancorp, Inc.   OH     NASDAQ      14.750   15.500     3.125    11.32     11.32     8.25  117.49    0.21
FFHS    First Franklin Corporation    OH     NASDAQ      17.000   17.500     3.500     4.62     11.48    17.06  188.47    0.30
FFSW    FirstFederal Financial Svcs   OH     NASDAQ      37.750   39.000     2.232     3.42     24.79    15.07  307.48    0.46
GFCO    Glenway Financial Corp.       OH     NASDAQ      19.875   23.333    15.419     7.43     -1.85    22.88  246.43    0.65
HHFC    Harvest Home Financial Corp.  OH     NASDAQ       9.875   13.750     8.750     5.33      0.00    13.66   81.72    0.40
HVFD    Haverfield Corporation        OH     NASDAQ      19.250   19.750     5.165     0.00     12.41    14.47  183.89    0.54
INBI    Industrial Bancorp            OH     NASDAQ      12.500   16.000     9.875     1.01     19.05    10.92   57.68    3.90
LONF    London Financial Corporation  OH     NASDAQ      13.000   13.500     9.750    13.04     20.93    15.02   70.30      NA
MFFC    Milton Federal Financial
           Corp.                      OH     NASDAQ      14.625   17.125    10.000    14.71      6.36    14.76   79.71    1.43
OHSL    OHSL Financial Corp.          OH     NASDAQ      20.375   22.000    11.500    -5.23      0.62    20.58  177.96    0.74
PFFC    Peoples Financial Corp.       OH     NASDAQ      13.000   13.250    10.875     8.33        NA       NA      NA      NA
PTRS    Potters Financial Corp.       OH     NASDAQ      18.906   19.000     9.000     3.59     16.34    20.35  247.93    0.29
PVFC    PVF Capital Corp.             OH     NASDAQ      14.500   15.750     4.316    -3.33      7.41     9.67  148.61    0.00
SFSL    Security First Corp.          OH     NASDAQ      15.500   17.250     1.625    -3.13     16.98    11.19  120.64    0.42
SSBK    Strongsville Savings Bank     OH     NASDAQ      22.500   22.500    15.500     5.88      7.14    16.56  214.24    0.46
SBCN    Suburban Bancorporation, Inc. OH     NASDAQ      15.250   18.500    10.500    -3.17     -5.43    17.76  142.34    0.55
WOFC    Western Ohio Financial Corp.  OH     NASDAQ      20.313   24.375    14.750    -2.11     -1.51    24.34  159.01    1.00
WEHO    Westwood Homestead Fin. Corp. OH     NASDAQ      11.500   11.875    10.375     4.55        NA    15.10   45.82      NA
WFCO    Winton Financial Corp.        OH     NASDAQ      11.500   15.000     3.750   -14.81      2.22    10.61  142.40    0.41
FFWD    Wood Bancorp, Inc.            OH     NASDAQ      16.375   17.250     8.000    -3.68     12.93    13.40  101.74    0.24
KFBI    Klamath First Bancorp         OR     NASDAQ      14.875   15.063    12.500     5.31      3.48    14.98   57.87      NA
BRFC    Bridgeville Savings Bank      PA     NASDAQ      16.000   16.000    11.750     4.92      6.67    14.12   48.78    0.59
CVAL    Chester Valley Bancorp Inc.   PA     NASDAQ      18.500   20.000     3.879    -7.50      2.78    15.36  173.84    0.37
CMSB    Commonwealth Bancorp, Inc.    PA     NASDAQ      14.125   14.500     5.790     6.60     29.89    12.67  116.13      NA
FSBI    Fidelity Bancorp, Inc.        PA     NASDAQ      19.750   20.500     3.756     3.95     10.49    15.86  231.49    0.32
FBBC    First Bell Bancorp, Inc.      PA     NASDAQ      17.063   17.375    10.000     8.34     22.98    13.71   74.37    0.20
FKFS    First Keystone Financial      PA     NASDAQ      19.250   20.875    10.250    -1.28      8.45    17.86  227.65    0.00
SHEN    First Shenango Bancorp, Inc.  PA     NASDAQ      22.875   23.750    12.750     3.98     10.24    20.42  170.09    0.44
GAF     GA Financial, Inc.            PA      AMSE       14.750   15.375    10.250     9.26     19.19    15.50   66.17      NA
HARL    Harleysville Savings Bank     PA     NASDAQ      18.250   20.000     3.535    -2.01      2.82    15.18  244.21    0.40
LARL    Laurel Capital Group, Inc.    PA     NASDAQ      16.000   16.500     3.627     0.00      3.23    13.87  133.34    0.35
MLBC    ML Bancorp, Inc.              PA     NASDAQ      14.625   14.750     6.219     4.93     13.59    12.55  159.14    0.34

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
FFOH    Fidelity Financial of Ohio         NA       89.79     17.83         NA
FDEF    First Defiance Financial           NA      100.66     23.16         NA
FFBZ    First Federal Bancorp, Inc.     17.56      178.79     12.55      13.05
FFHS    First Franklin Corporation      35.42       99.65      9.02      15.89
FFSW    FirstFederal Financial Svcs     22.60      250.50     12.28      17.40
GFCO    Glenway Financial Corp.         30.58       86.87      8.07      13.43
HHFC    Harvest Home Financial Corp.    15.67       72.29     12.08      15.67
HVFD    Haverfield Corporation          26.37      133.03     10.47      13.85
INBI    Industrial Bancorp              27.78      114.47     21.67      14.88
LONF    London Financial Corporation       NA       86.55     18.49         NA
MFFC    Milton Federal Financial
           Corp.                        29.85       99.09     18.35      23.21
OHSL    OHSL Financial Corp.            21.91       99.00     11.45      14.76
PFFC    Peoples Financial Corp.            NA          NA        NA         NA
PTRS    Potters Financial Corp.            NM       92.90      7.63      21.48
PVFC    PVF Capital Corp.               13.68      149.95      9.76       7.29
SFSL    Security First Corp.            15.35      138.52     12.85      10.92
SSBK    Strongsville Savings Bank       17.58      135.87     10.50      13.55
SBCN    Suburban Bancorporation, Inc.   69.32       85.87     10.71      19.55
WOFC    Western Ohio Financial Corp.    32.24       83.46     12.77      33.86
WEHO    Westwood Homestead Fin. Corp.      NA       76.16     25.10         NA
WFCO    Winton Financial Corp.           9.27      108.39      8.08      11.06
FFWD    Wood Bancorp, Inc.              19.97      122.20     16.09      14.75
KFBI    Klamath First Bancorp              NA       99.30     25.70         NA
BRFC    Bridgeville Savings Bank        32.00      113.31     32.80      24.62
CVAL    Chester Valley Bancorp Inc.     18.69      120.44     10.64      12.59
CMSB    Commonwealth Bancorp, Inc.         NA      111.48     12.16         NA
FSBI    Fidelity Bancorp, Inc.          21.01      124.53      8.53      12.12
FBBC    First Bell Bancorp, Inc.        17.06      124.46     22.94      14.71
FKFS    First Keystone Financial        26.01      107.78      8.46      12.26
SHEN    First Shenango Bancorp, Inc.    19.89      112.02     13.45      20.80
GAF     GA Financial, Inc.                 NA       95.16     22.29         NA
HARL    Harleysville Savings Bank       15.47      120.22      7.47       9.61
LARL    Laurel Capital Group, Inc.      12.12      115.36     12.00       9.36
MLBC    ML Bancorp, Inc.                13.42      116.53      9.19      14.34

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
PVSA    Parkvale Financial
           Corporation                PA     NASDAQ      26.250   26.500     2.150     7.14     16.15    16.96  228.71    0.44
PBIX    Patriot Bank Corp.            PA     NASDAQ      13.500   13.854    10.258    -0.92      8.00    12.94  109.83      NA
PWBC    PennFirst Bancorp, Inc.       PA     NASDAQ      13.500   15.915     4.019    -0.92     -1.82    12.52  179.28    0.86
PWBK    Pennwood Savings Bank         PA     NASDAQ      12.500   12.500     9.000     4.17     25.00    15.17   75.76      NA
PHFC    Pittsburgh Home Financial
           Corp                       PA     NASDAQ      13.250   13.250     9.500    11.58     26.19    13.92   89.51      NA
PRBC    Prestige Bancorp, Inc.        PA     NASDAQ      12.875   13.750     9.750     5.10     19.77    15.77  108.39      NA
PSAB    Prime Bancorp, Inc.           PA     NASDAQ      19.375   20.682     3.194     0.32      0.65    15.44  181.82    0.68
PFNC    Progress Financial
           Corporation                PA     NASDAQ       8.500   18.750     0.750     7.94     33.33     5.01   98.44    0.02
SVRN    Sovereign Bancorp, Inc.       PA     NASDAQ      12.750   13.625     1.005     7.93     17.91     7.76  189.82    0.08
THRD    TF Financial Corporation      PA     NASDAQ      15.875   16.250     9.750     0.79      8.55    18.10  154.64    0.30
THBC    Troy Hill Bancorp, Inc.       PA     NASDAQ      20.000   20.063    10.250     0.00     46.79    16.87   93.14    0.40
WVFC    WVS Financial Corporation     PA     NASDAQ      23.000   23.500    13.000     1.10      5.75    19.72  153.04    2.10
YFED    York Financial Corp.          PA     NASDAQ      16.750   18.409     4.301    -2.90     15.16    12.37  155.68    0.52
AMFB    American Federal Bank, FSB    SC     NASDAQ      19.000   19.453     0.625     5.56     12.59     9.90  127.32    0.44
CFCP    Coastal Financial Corp.       SC     NASDAQ      20.000   22.000     1.918    -8.05      2.56     8.04  131.77    0.41
FFCH    First Financial Holdings Inc. SC     NASDAQ      23.000   24.250     4.000     8.24     22.67    14.91  243.20    0.64
FSFC    First Southeast Financial
           Corp                       SC     NASDAQ       9.625   20.250     9.125    -8.33      1.32     7.55   75.05   10.40
PALM    Palfed, Inc.                  SC     NASDAQ      14.500   18.500     3.500    10.48      3.57    10.10  126.23    0.06
SCCB    S. Carolina Community
           Bancshrs                   SC     NASDAQ      15.250   20.500    12.625     1.67     -1.61    16.84   58.79    0.60
HFFC    HF Financial Corp.            SD     NASDAQ      17.250   17.500     5.500     2.99     12.65    16.46  190.48    0.34
TWIN    Twin City Bancorp             TN     NASDAQ      17.500   18.250    10.500     2.94      1.45    15.58  124.41    0.77
BNKU    Bank United Corp.             TX     NASDAQ      27.125   27.375    22.500     8.50     12.44    16.81  339.05      NA
CBSA    Coastal Bancorp, Inc.         TX     NASDAQ      23.750   24.750     9.875     6.15     21.02    18.04  576.05    0.38
ETFS    East Texas Financial Services TX     NASDAQ      16.125   16.750    11.000     7.50     11.21    19.24  101.72    0.10
FBHC    Fort Bend Holding Corp.       TX     NASDAQ      25.250   25.500    10.375    24.69     49.63    21.24  343.87    0.28
LOAN    Horizon Bancorp               TX     NASDAQ      18.500   18.500     7.250     2.78     27.59     7.99  101.33    0.15
JXVL    Jacksonville Bancorp, Inc.    TX     NASDAQ      14.500   15.000     7.141     9.43     26.09    13.34   82.33      NA
BFSB    Bedford Bancshares, Inc.      VA     NASDAQ      17.750   18.750    10.250    -1.39      7.58    16.95  111.36    0.39
CNIT    CENIT Bancorp, Inc.           VA     NASDAQ      39.000   40.500    10.875    -1.89     -3.11    29.55  419.95    0.60
CFFC    Community Financial Corp.     VA     NASDAQ      21.250   22.500     4.250    -4.49     -1.16    17.59  126.40    0.48
ESX     Essex Bancorp, Inc.           VA      AMSE        2.000   19.250     0.750     3.20      6.67    -0.16  162.92    0.00
FFFC    FFVA Financial Corp.          VA     NASDAQ      20.500   21.750     8.250     2.50     18.84    16.87  105.54    0.38
FFRV    Fidelity Financial Bankshares VA     NASDAQ      24.563   25.250     2.381     4.52      7.97    12.07  143.23    0.18
GSLC    Guaranty Financial Corp.      VA     NASDAQ       8.750    9.500     6.313     2.94      2.94     6.89  125.36    0.05

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
PVSA    Parkvale Financial
           Corporation                  16.61      154.78     11.48      11.82
PBIX    Patriot Bank Corp.                 NA      104.33     12.29         NA
PWBC    PennFirst Bancorp, Inc.         19.01      107.83      7.53      13.37
PWBK    Pennwood Savings Bank              NA       82.40     16.50         NA
PHFC    Pittsburgh Home Financial
           Corp                            NA       95.19     14.80         NA
PRBC    Prestige Bancorp, Inc.             NA       81.64     11.88         NA
PSAB    Prime Bancorp, Inc.             16.28      125.49     10.66      12.19
PFNC    Progress Financial
           Corporation                  14.41      169.66      8.63      11.64
SVRN    Sovereign Bancorp, Inc.         15.55      164.30      6.72      16.14
THRD    TF Financial Corporation        20.89       87.71     10.27      14.84
THBC    Troy Hill Bancorp, Inc.         22.99      118.55     21.47      19.80
WVFC    WVS Financial Corporation       13.07      116.63     15.03      11.50
YFED    York Financial Corp.            17.27      135.41     10.76      13.29
AMFB    American Federal Bank, FSB      15.32      191.92     14.92      12.18
CFCP    Coastal Financial Corp.         16.13      248.76     15.18      18.35
FFCH    First Financial Holdings Inc.   20.72      154.26      9.46      12.43
FSFC    First Southeast Financial
           Corp                            NM      127.48     12.82      13.56
PALM    Palfed, Inc.                    32.22      143.56     11.49      19.86
SCCB    S. Carolina Community
           Bancshrs                     29.33       90.56     25.94      22.43
HFFC    HF Financial Corp.              16.12      104.80      9.06      12.87
TWIN    Twin City Bancorp               18.62      112.32     14.07      14.34
BNKU    Bank United Corp.                  NM      161.36      8.00         NM
CBSA    Coastal Bancorp, Inc.           18.13      131.65      4.12      10.75
ETFS    East Texas Financial Services   19.20       83.81     15.85      21.22
FBHC    Fort Bend Holding Corp.         42.80      118.88      7.34      16.40
LOAN    Horizon Bancorp                 16.37      231.54     18.26      21.02
JXVL    Jacksonville Bancorp, Inc.         NA      108.70     17.61         NA
BFSB    Bedford Bancshares, Inc.        15.17      104.72     15.94      11.91
CNIT    CENIT Bancorp, Inc.             24.84      131.98      9.29      16.12
CFFC    Community Financial Corp.       16.60      120.81     16.81      12.88
ESX     Essex Bancorp, Inc.                NM          NM      1.23         NM
FFFC    FFVA Financial Corp.            20.50      121.52     19.42      16.14
FFRV    Fidelity Financial Bankshares   26.70      203.50     17.15      18.33
GSLC    Guaranty Financial Corp.        17.50      127.00      6.98      14.58

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
LIFB    Life Bancorp, Inc.            VA     NASDAQ      18.000   18.000     8.313     5.69     12.94    14.77  142.66    0.44
VABF    Virginia Beach Fed. Financial VA     NASDAQ       9.375    9.938     1.625     5.63     17.19     8.03  121.60    0.16
VFFC    Virginia First Financial
           Corp.                      VA     NASDAQ      12.750   14.625     1.250    -5.56      0.99    10.64  136.05    0.08
CASB    Cascade Financial Corp.       WA     NASDAQ      14.375   17.500     2.662    -4.17    -15.44    10.04  165.99    0.00
FWWB    First SB of Washington
           Bancorp                    WA     NASDAQ      18.375   19.000    12.375     8.89      8.09    14.84   87.05      NA
IWBK    InterWest Bancorp, Inc.       WA     NASDAQ      32.250   33.000     8.478     5.31     16.22    14.02  216.23    0.48
MSEA    Metropolitan Bancorp          WA     NASDAQ      19.250   19.500     3.636    10.00     11.19    14.01  207.23    0.00
STSA    Sterling Financial Corp.      WA     NASDAQ      13.750   15.000     1.878     0.00     -3.51    10.53  276.54    0.00
WFSL    Washington Federal, Inc.      WA     NASDAQ      25.750   27.500     1.723     7.29     15.73    14.20  125.69    0.90
AADV    Advantage Bancorp, Inc.       WI     NASDAQ      31.750   34.500    10.600     1.60     -3.79    25.08  299.58    0.29
ABCW    Anchor BanCorp Wisconsin      WI     NASDAQ      34.875   36.250     9.800     0.36     -2.11    23.88  408.68    0.39
FCBF    FCB Financial Corp.           WI     NASDAQ      19.250   19.500    10.000     4.05      8.45    18.93  109.48    0.66
FFEC    First Fed Bncshrs Eau Claire  WI     NASDAQ      18.375   18.375     8.375     1.73     20.49    14.27  106.31    0.24
FTFC    First Federal Capital Corp.   WI     NASDAQ      24.000   24.000     1.449     5.49     14.29    15.10  238.20    0.60
FFHC    First Financial Corp.         WI     NASDAQ      28.000   30.250     1.392     3.23     21.74    13.41  187.05    0.57
FNGB    First Northern Capital Corp.  WI     NASDAQ      16.000   18.625     3.063   -13.51      1.59    15.84  138.77    0.59
HALL    Hallmark Capital Corp.        WI     NASDAQ      17.500   17.750     9.875     2.94     16.67    18.82  268.67    0.00
MWFD    Midwest Federal Financial     WI     NASDAQ      21.500   24.500     4.167    -1.15     22.86    10.19  121.39    0.22
NWEQ    Northwest Equity Corp.        WI     NASDAQ      11.250   12.250     6.875    -2.17      9.76    13.55  102.77    0.37
OSBF    OSB Financial Corp.           WI     NASDAQ      27.000   27.000    14.500    12.50     13.68    27.93  215.89    0.60
RELI    Reliance Bancshares, Inc.     WI     NASDAQ       7.000   10.125     6.750   -30.00    -16.42    11.43   18.73      NA
SECP    Security Capital Corporation  WI     NASDAQ      71.000   71.500    25.000     7.58     14.98    56.90  379.63    0.60
STFR    St. Francis Capital Corp.     WI     NASDAQ      26.500   28.000    12.625     2.91      2.91    23.12  256.44    0.40
FOBC    Fed One Bancorp               WV     NASDAQ      15.875   16.625     5.358     0.79      2.42    16.62  137.01    0.55
CRZY    Crazy Woman Creek Bancorp     WY     NASDAQ      11.500   12.000    10.000    -2.13      5.75    14.62   48.69      NA
TRIC    Tri-County Bancorp, Inc.      WY     NASDAQ      18.250   19.000    11.375    -3.95     -0.68    20.81  130.55    0.50

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
LIFB    Life Bancorp, Inc.              23.68      121.87     12.62      15.65
VABF    Virginia Beach Fed. Financial  187.50      116.75      7.71      34.72
VFFC    Virginia First Financial
           Corp.                         7.24      119.83      9.37      13.14
CASB    Cascade Financial Corp.         21.46      143.18      8.66      19.97
FWWB    First SB of Washington
           Bancorp                         NA      123.82     21.11         NA
IWBK    InterWest Bancorp, Inc.         20.41      230.03     14.91      15.07
MSEA    Metropolitan Bancorp            18.33      137.40      9.29      12.03
STSA    Sterling Financial Corp.           NM      130.58      4.97      20.22
WFSL    Washington Federal, Inc.        13.70      181.34     20.49      12.32
AADV    Advantage Bancorp, Inc.         38.25      126.59     10.60      14.77
ABCW    Anchor BanCorp Wisconsin        15.36      146.04      8.53      12.11
FCBF    FCB Financial Corp.             20.48      101.69     17.58      16.45
FFEC    First Fed Bncshrs Eau Claire    25.17      128.77     17.28      19.34
FTFC    First Federal Capital Corp.     16.55      158.94     10.08      14.55
FFHC    First Financial Corp.           17.07      208.80     14.97      12.28
FNGB    First Northern Capital Corp.    24.62      101.01     11.53      15.38
HALL    Hallmark Capital Corp.          17.50       92.99      6.51      13.16
MWFD    Midwest Federal Financial       19.72      210.99     17.71      20.09
NWEQ    Northwest Equity Corp.          16.54       83.03     10.95      13.72
OSBF    OSB Financial Corp.            245.45       96.67     12.51      26.73
RELI    Reliance Bancshares, Inc.          NA       61.24     37.37         NA
SECP    Security Capital Corporation    23.83      124.78     18.70      17.53
STFR    St. Francis Capital Corp.       14.56      114.62     10.33      14.80
FOBC    Fed One Bancorp                 17.84       95.52     11.59      12.03
CRZY    Crazy Woman Creek Bancorp          NA       78.66     23.62         NA
TRIC    Tri-County Bancorp, Inc.        24.01       87.70     13.98      17.55

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996

                                                                                        PER SHARE
                                                         -----------------------------------------------------------------------
                                                         Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          Price    High      Low      Change    Change   Value  Assets    Div.
                                     State  Exchange       ($)      ($)      ($)       (%)       (%)      ($)     ($)     ($)
                                     -----  --------     ------  --------  --------  -------  ---------  -----  ------  --------
ALL THRIFTS
        AVERAGE                                          18.656   22.585     8.027     2.69      9.80    16.07  163.61    0.49
        MEDIAN                                           16.750   18.250     9.146     2.78      9.26    15.37  133.21    0.38
        HIGH                                             71.000  589.500    25.000    24.69     49.63    56.90  645.07   10.40
        LOW                                               2.000    6.917     0.223   -30.00    -54.50    -0.16   13.62    0.00

AVERAGE FOR STATE
        IL                                               18.222   19.026     9.370     4.11     10.76    18.10  161.14    0.28

AVERAGE BY REGION
        MIDWEST                                          18.726   20.380     8.905     2.26      8.56    16.77  150.20    0.50
        NEW ENGLAND                                      20.819   21.736     6.401     4.48     11.46    17.81  249.88    0.53
        MID ATLANTIC                                     18.637   20.212     7.183     2.47     11.91    16.04  167.78    0.39
        SOUTHEAST                                        16.310   18.287     7.153     2.73      7.64    13.48  124.28    0.67
        SOUTHWEST                                        17.658   18.861    10.331     5.46     13.15    15.13  175.74    0.57
        WEST                                             21.438   43.024     6.556     3.20     12.04    16.65  234.68    0.33

AVERAGE BY EXCHANGE
        NYSE                                             35.183   94.248     3.243     3.85     16.32    20.15  366.41    0.45
        AMEX                                             13.892   16.218     9.929     2.67      6.86    14.31  101.44    0.80
        OTC/NASDAQ                                       18.228   19.871     8.119     2.64      9.69    15.99  158.43    0.48

                                                    PRICING RATIOS
                                      ------------------------------------------
                                       Price/      Price/    Price/   Price/Core
                                      Earnings   Bk. Value   Assets    Earnings
                                        (X)         (%)       (%)        (X)
                                      --------   ---------   ------   ----------
ALL THRIFTS
        AVERAGE                         27.25      118.20     14.29      17.68
        MEDIAN                          20.49      108.70     12.29      15.38
        HIGH                           245.45      287.05     92.69     111.25
        LOW                              4.39       53.48      1.23       3.46

AVERAGE FOR STATE
        IL                              35.333     102.066    13.907     20.459

AVERAGE BY REGION
        MIDWEST                         29.65      114.13     15.49      18.24
        NEW ENGLAND                     19.91      114.19      8.59      15.61
        MID ATLANTIC                    20.24      116.06     12.64      14.68
        SOUTHEAST                       27.85      126.63     16.60      19.44
        SOUTHWEST                       22.22      118.78     13.23      16.08
        WEST                            31.73      127.82     11.20      19.07

AVERAGE BY EXCHANGE
        NYSE                            34.40      178.73     10.53      17.24
        AMEX                            19.84       96.60     17.08      17.17
        OTC/NASDAQ                      27.13      116.77     14.29      17.72

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 32

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
PLE      Pinnacle Bank                     AL         191,659       14,819        14,298          0.50     0.79      6.40     10.08
SRN      Southern Banc Company, Inc        AL         107,874       19,654        19,444          0.22     0.57      1.20      3.13
SZB      SouthFirst Bancshares, Inc.       AL          90,542       13,050        13,050          0.57     0.32      3.50      1.96
FFBH     First Federal Bancshares of AR    AR         509,605       83,339        83,339            NA       NA        NA        NA
FTF      Texarkana First Financial Corp    AR         164,064       33,043        33,043          1.83     1.83      9.59      9.59
AHM      Ahmanson & Company (H.F.)         CA      50,588,224    2,472,634     2,151,546          0.23     0.53      3.96      9.13
AFFFZ    America First Financial Fund      CA       2,227,591      153,517       150,376          0.45     0.75      6.61     11.07
BPLS     Bank Plus Corp.                   CA       3,323,209      158,009       157,665         -1.98    -1.64    -34.45    -28.61
BVFS     Bay View Capital Corp.            CA       3,428,175      193,695       182,821         -0.08     0.55     -1.22      8.20
BYFC     Broadway Financial Corp.          CA         117,253       13,515        13,515         -0.16     0.21     -1.73      2.22
CAL      Cal Fed Bancorp, Inc.             CA      14,126,700      654,600       654,600          0.40     0.60      7.55     11.41
CFHC     California Financial Holding      CA       1,339,378       86,475        86,228          0.37     0.62      5.47      9.24
CENF     CENFED Financial Corp.            CA       2,160,973      108,930       108,715          0.51     0.64     10.40     13.01
CSA      Coast Savings Financial           CA       8,549,032      413,326       406,818          0.12     0.46      2.40      9.23
DSL      Downey Financial Corp.            CA       4,954,337      383,644       377,337          0.43     0.69      5.28      8.46
FSSB     First FS&LA of San Bernardino     CA         100,334        4,709         4,498         -1.07    -1.24    -19.94    -23.18
FED      FirstFed Financial Corp.          CA       4,196,726      183,941       181,029          0.06     0.29      1.28      6.22
GLN      Glendale Federal Bank, FSB        CA      15,104,367      937,937       880,008          0.06     0.47      0.88      7.34
GDW      Golden West Financial             CA      37,011,423    2,270,144     2,270,144          1.00     1.22     15.60     19.04
GWF      Great Western Financial           CA      43,548,593    2,616,781     2,321,357          0.48     0.72      7.57     11.45
HTHR     Hawthorne Financial Corp.         CA         827,784       43,442        43,442          0.89     0.63     17.24     12.18
HEMT     HF Bancorp, Inc.                  CA       1,004,374       79,809            NA         -0.08     0.26     -0.71      2.37
HBNK     Highland Federal Bank FSB         CA         469,165       33,450        33,450         -0.09     0.21     -1.27      3.02
MBBC     Monterey Bay Bancorp, Inc.        CA         327,127       45,762        45,339          0.13     0.39      0.91      2.66
PFFB     PFF Bancorp, Inc.                 CA       2,485,552      286,860       283,663         -0.06     0.31     -0.57      3.08
PROV     Provident Financial Holdings      CA         580,166       84,931        84,931            NA       NA        NA        NA
QCBC     Quaker City Bancorp, Inc.         CA         737,999       66,669        66,445          0.22     0.49      2.24      5.02
REDF     RedFed Bancorp Inc.               CA         866,269       69,868        69,868         -0.77    -0.47    -12.78     -7.86
SGVB     SGV Bancorp, Inc.                 CA         344,852       31,261        31,261         -0.01     0.27     -0.06      2.62
WES      Westcorp                          CA       3,181,347      314,304       313,353          1.09     0.44     11.09      4.51
FFBA     First Colorado Bancorp, Inc.      CO       1,514,552      224,416       221,593          0.84     1.16      5.50      7.66

                                                                    CAPITAL ISSUES
                                                   ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
PLE      Pinnacle Bank                     AL      12/17/86      AMSE          889,824       16.35
SRN      Southern Banc Company, Inc        AL      10/05/95      AMSE        1,382,013       17.97
SZB      SouthFirst Bancshares, Inc.       AL      02/14/95      AMSE          863,200       11.01
FFBH     First Federal Bancshares of AR    AR      05/03/96     NASDAQ       5,153,751       77.31
FTF      Texarkana First Financial Corp    AR      07/07/95      AMSE        1,952,263       30.75
AHM      Ahmanson & Company (H.F.)         CA      10/25/72      NYSE      105,496,154     2953.89
AFFFZ    America First Financial Fund      CA         NA        NASDAQ       6,010,589      181.82
BPLS     Bank Plus Corp.                   CA         NA        NASDAQ      18,242,965      193.83
BVFS     Bay View Capital Corp.            CA      05/09/86     NASDAQ       6,640,242      236.56
BYFC     Broadway Financial Corp.          CA      01/09/96     NASDAQ         892,688        8.82
CAL      Cal Fed Bancorp, Inc.             CA      03/01/83      NYSE       49,427,074     1149.18
CFHC     California Financial Holding      CA      04/01/83     NASDAQ       4,720,970      109.76
CENF     CENFED Financial Corp.            CA      10/25/91     NASDAQ       5,101,260      126.26
CSA      Coast Savings Financial           CA      12/23/85      NYSE       18,583,617      594.68
DSL      Downey Financial Corp.            CA      01/01/71      NYSE       16,972,905      428.57
FSSB     First FS&LA of San Bernardino     CA      02/02/93     NASDAQ         328,296        3.20
FED      FirstFed Financial Corp.          CA      12/16/83      NYSE       10,517,597      207.72
GLN      Glendale Federal Bank, FSB        CA      10/01/83      NYSE       47,165,668      837.19
GDW      Golden West Financial             CA      05/29/59      NYSE       57,375,909     3349.32
GWF      Great Western Financial           CA         NA         NYSE      137,431,563     3641.94
HTHR     Hawthorne Financial Corp.         CA         NA        NASDAQ       2,599,275       18.84
HEMT     HF Bancorp, Inc.                  CA      06/30/95     NASDAQ       6,281,875       60.46
HBNK     Highland Federal Bank FSB         CA         NA        NASDAQ       2,295,983       32.72
MBBC     Monterey Bay Bancorp, Inc.        CA      02/15/95     NASDAQ       3,259,063       43.59
PFFB     PFF Bancorp, Inc.                 CA      03/29/96     NASDAQ      19,837,500      245.49
PROV     Provident Financial Holdings      CA      06/28/96     NASDAQ       5,125,215       64.71
QCBC     Quaker City Bancorp, Inc.         CA      12/30/93     NASDAQ       3,800,600       55.11
REDF     RedFed Bancorp Inc.               CA      04/08/94     NASDAQ       7,082,781       85.88
SGVB     SGV Bancorp, Inc.                 CA      06/29/95     NASDAQ       2,591,276       24.94
WES      Westcorp                          CA      05/01/86      NYSE       25,985,142      561.93
FFBA     First Colorado Bancorp, Inc.      CO      01/02/96     NASDAQ      19,030,844      294.98

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
MORG     Morgan Financial Corp.            CO           75,053        9,480         9,480         0.74     0.97      5.10      6.67
EGFC     Eagle Financial Corp.             CT        1,406,583      101,148        74,158         1.00     0.61     13.82      8.49
FFES     First Federal of East Hartford    CT          942,648       57,665        57,538         0.44     0.67      6.89     10.44
NTMG     Nutmeg Federal S&LA               CT           93,924        5,488         5,488         0.32     0.38      5.13      6.05
WBST     Webster Financial Corporation     CT        3,984,454      216,667       171,059         0.55     0.68      9.77     11.91
IFSB     Independence Federal Savings      DC          247,888       16,672        14,440         0.13     0.19      1.98      2.94
BANC     BankAtlantic Bancorp, Inc.        FL        2,170,480      139,727       129,822         0.85     0.86     11.95     12.04
BKUNA    BankUnited Financial Corp.        FL          824,360       69,111        66,654         0.36     0.60      4.31      7.14
FFFG     F.F.O. Financial Group, Inc.      FL          311,028       18,805        18,805         0.21     0.64      3.28      9.97
FFLC     FFLC Bancorp, Inc.                FL          335,993       54,495        54,495         0.63     0.96      3.72      5.65
FFML     First Family Financial Corp.      FL          170,718        8,704         8,704         0.41     0.42      7.37      7.57
FFPB     First Palm Beach Bancorp, Inc.    FL        1,494,020      107,825       105,000         0.22     0.30      2.78      3.80
FFPC     Florida First Bancorp, Inc.       FL          297,244       20,797        20,797         0.59     0.87      8.60     12.65
CCFH     CCF Holding Company               GA           79,325       16,807        16,807         0.97     0.92      4.91      4.68
EBSI     Eagle Bancshares                  GA          642,136       57,438        57,438         0.65     0.86      7.78     10.29
FGHC     First Georgia Holding, Inc.       GA          144,022       11,955        10,646         0.89     0.83     10.65      9.96
FLFC     First Liberty Financial Corp.     GA          991,226       75,953        65,464         1.03     0.87     13.29     11.17
FLAG     FLAG Financial Corp.              GA          228,914       20,149        20,149        -0.07     0.10     -0.75      1.11
NFSL     Newnan Holdings, Inc.             GA          255,946       23,042        17,832         2.09     2.10     18.60     18.70
CASH     First Midwest Financial, Inc.     IA          342,095       39,029        36,450         1.06     1.05      8.14      8.05
GFSB     GFS Bancorp, Inc.                 IA           85,206        9,855         9,855         0.91     1.12      7.59      9.36
HZFS     Horizon Financial Svcs Corp.      IA           76,652        8,227         8,227         0.13     0.33      1.13      2.83
MFCX     Marshalltown Financial Corp.      IA          124,183       19,338        19,338         0.06     0.39      0.39      2.56
MIFC     Mid-Iowa Financial Corp.          IA          115,260       10,807        10,791         0.93     0.93     10.00     10.00
MWBI     Midwest Bancshares, Inc.          IA          137,707        9,068         9,068         0.66     0.72      9.51     10.36
FFFD     North Central Bancshares, Inc.    IA          197,921       56,069        56,069         1.52     1.79      6.51      7.71
PMFI     Perpetual Midwest Financial       IA          395,707       33,890        33,890         0.18     0.38      1.92      4.06
SFFC     StateFed Financial Corporation    IA           81,059       14,583        14,583         0.98     1.25      4.97      6.35
AVND     Avondale Financial Corp.          IL          612,840       58,773        58,773         0.39     0.40      3.69      3.86
CBCI     Calumet Bancorp, Inc.             IL          492,779       79,583        79,583         0.99     1.25      5.97      7.58
CBSB     Charter Financial, Inc.           IL          366,983       63,777        59,323         1.18     1.17      7.39      7.36


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
MORG     Morgan Financial Corp.            CO     01/11/93     NASDAQ           778,314        8.95
EGFC     Eagle Financial Corp.             CT     02/03/87     NASDAQ         4,534,067      123.55
FFES     First Federal of East Hartford    CT     06/23/87     NASDAQ         2,614,711       52.29
NTMG     Nutmeg Federal S&LA               CT        NA        NASDAQ           711,634        5.07
WBST     Webster Financial Corporation     CT     12/12/86     NASDAQ         8,108,472      285.82
IFSB     Independence Federal Savings      DC     06/06/85     NASDAQ         1,280,030        9.60
BANC     BankAtlantic Bancorp, Inc.        FL     11/29/83     NASDAQ        14,720,333      198.72
BKUNA    BankUnited Financial Corp.        FL     12/11/85     NASDAQ         5,705,716       44.22
FFFG     F.F.O. Financial Group, Inc.      FL     10/13/88     NASDAQ         8,430,000       22.66
FFLC     FFLC Bancorp, Inc.                FL     01/04/94     NASDAQ         2,525,337       46.40
FFML     First Family Financial Corp.      FL     10/22/92     NASDAQ           545,000       11.72
FFPB     First Palm Beach Bancorp, Inc.    FL     09/29/93     NASDAQ         5,093,096      118.41
FFPC     Florida First Bancorp, Inc.       FL     11/06/86     NASDAQ         3,395,815       37.78
CCFH     CCF Holding Company               GA     07/12/95     NASDAQ         1,130,738       13.85
EBSI     Eagle Bancshares                  GA     04/01/86     NASDAQ         4,552,200       72.84
FGHC     First Georgia Holding, Inc.       GA     02/11/87     NASDAQ         2,023,711       13.66
FLFC     First Liberty Financial Corp.     GA     12/06/83     NASDAQ         6,003,285       88.05
FLAG     FLAG Financial Corp.              GA     12/11/86     NASDAQ         2,036,990       21.90
NFSL     Newnan Holdings, Inc.             GA     03/01/86     NASDAQ         1,587,297       37.30
CASH     First Midwest Financial, Inc.     IA     09/20/93     NASDAQ         1,778,577       39.13
GFSB     GFS Bancorp, Inc.                 IA     01/06/94     NASDAQ           502,600       10.30
HZFS     Horizon Financial Svcs Corp.      IA     06/30/94     NASDAQ           447,937        6.72
MFCX     Marshalltown Financial Corp.      IA     03/31/94     NASDAQ         1,411,475       22.94
MIFC     Mid-Iowa Financial Corp.          IA     10/14/92     NASDAQ         1,682,880       10.10
MWBI     Midwest Bancshares, Inc.          IA     11/12/92     NASDAQ           349,379        9.08
FFFD     North Central Bancshares, Inc.    IA     03/21/96     NASDAQ         3,810,505       47.63
PMFI     Perpetual Midwest Financial       IA     03/31/94     NASDAQ         1,916,897       38.34
SFFC     StateFed Financial Corporation    IA     01/05/94     NASDAQ           789,485       12.93
AVND     Avondale Financial Corp.          IL     04/07/95     NASDAQ         3,602,968       51.79
CBCI     Calumet Bancorp, Inc.             IL     02/20/92     NASDAQ         2,377,028       67.45
CBSB     Charter Financial, Inc.           IL     12/29/95     NASDAQ         4,874,380       55.76

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
CNBA     Chester Bancorp, Inc.             IL         154,771       12,055        12,055            NA       NA        NA        NA
CBK      Citizens First Financial Corp.    IL         266,411       40,329        40,329          0.21     0.50      2.02      4.82
CSBF     CSB Financial Group, Inc.         IL          41,524       12,837        12,837          0.89     0.89      3.67      3.67
DFIN     Damen Financial Corp.             IL         234,555       52,870        52,870          0.76     0.97      3.21      4.11
EGLB     Eagle BancGroup, Inc.             IL         163,740       21,829        21,829            NA       NA        NA        NA
FBCI     Fidelity Bancorp, Inc.            IL         475,862       48,828        48,670          0.50     0.75      4.08      6.08
FFBI     First Financial Bancorp, Inc.     IL          97,143        7,510         7,510          0.12     0.36      1.28      3.97
FMBD     First Mutual Bancorp, Inc.        IL         316,381       63,066        63,066          0.46     0.71      1.89      2.94
FFDP     FirstFed Bancshares               IL         602,914       51,633        49,216          0.23     0.29      2.63      3.23
GTPS     Great American Bancorp            IL         123,866       31,731        31,731          0.37     0.67      1.31      2.39
HNFC     Hinsdale Financial Corp.          IL         650,897       55,471        53,868          0.46     0.64      5.69      7.94
HBEI     Home Bancorp of Elgin, Inc.       IL         370,532       98,960        98,960            NA       NA        NA        NA
HMCI     HomeCorp, Inc.                    IL         340,449       20,424        20,424          0.10     0.33      1.57      5.34
KNK      Kankakee Bancorp, Inc.            IL         352,926       35,356        32,905          0.42     0.59      4.16      5.87
LBCI     Liberty Bancorp, Inc.             IL         664,114       63,281        63,124          0.32     0.61      3.30      6.33
MAFB     MAF Bancorp, Inc.                 IL       3,162,622      241,843       206,905          0.54     0.94      8.11     14.13
NBSI     North Bancshares, Inc.            IL         116,881       17,686        17,686          0.34     0.61      1.97      3.52
PFED     Park Bancorp, Inc.                IL         176,732       41,544        41,544            NA       NA        NA        NA
PSFI     PS Financial, Inc.                IL          53,520       11,724        11,724          2.01     2.17      9.49     10.26
SWBI     Southwest Bancshares              IL         376,277       39,057        39,057          0.82     1.13      6.79      9.32
SPBC     St. Paul Bancorp, Inc.            IL       4,276,208      371,631       370,353          0.59     0.90      6.44      9.74
STND     Standard Financial, Inc.          IL       2,339,731      263,329       262,852          0.55     0.75      4.39      6.01
SFSB     SuburbFed Financial Corp.         IL         390,910       25,390        25,254          0.23     0.48      3.21      6.81
WCBI     Westco Bancorp                    IL         307,772       47,700        47,700          0.99     1.33      6.33      8.54
FBCV     1ST Bancorp                       IN         257,960       21,150        21,150          1.74    -0.22     22.20     -2.75
AMFC     AMB Financial Corp.               IN          83,542       16,184        16,184          0.49     0.76      3.00      4.66
ASBI     Ameriana Bancorp                  IN         399,721       43,495        43,440          0.61     0.91      5.10      7.67
ATSB     AmTrust Capital Corp.             IN          72,108        7,148         7,069          0.26     0.11      2.45      1.08
CBCO     CB Bancorp, Inc.                  IN         200,008       19,380        19,380          1.11     1.31     11.67     13.77
CBIN     Community Bank Shares             IN         234,600       25,464        25,410          0.59     0.89      5.03      7.63
FFWC     FFW Corp.                         IN         154,551       15,474        15,474          0.89     1.07      8.31     10.00

                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
CNBA     Chester Bancorp, Inc.             IL     10/08/96     NASDAQ                NA          NA
CBK      Citizens First Financial Corp.    IL     05/01/96      AMSE          2,817,500       32.40
CSBF     CSB Financial Group, Inc.         IL     10/09/95     NASDAQ         1,035,000        9.57
DFIN     Damen Financial Corp.             IL     10/02/95     NASDAQ         3,770,778       45.72
EGLB     Eagle BancGroup, Inc.             IL     07/01/96     NASDAQ         1,302,705       16.77
FBCI     Fidelity Bancorp, Inc.            IL     12/15/93     NASDAQ         2,866,108       46.57
FFBI     First Financial Bancorp, Inc.     IL     10/04/93     NASDAQ           452,309        7.01
FMBD     First Mutual Bancorp, Inc.        IL     07/05/95     NASDAQ         3,844,600       51.12
FFDP     FirstFed Bancshares               IL     07/01/92     NASDAQ         3,277,016       54.07
GTPS     Great American Bancorp            IL     06/30/95     NASDAQ         1,950,112       26.81
HNFC     Hinsdale Financial Corp.          IL     07/07/92     NASDAQ         2,695,085       63.33
HBEI     Home Bancorp of Elgin, Inc.       IL     09/27/96     NASDAQ         7,009,250       83.23
HMCI     HomeCorp, Inc.                    IL     06/22/90     NASDAQ         1,128,579       20.74
KNK      Kankakee Bancorp, Inc.            IL     01/06/93      AMSE          1,414,918       29.54
LBCI     Liberty Bancorp, Inc.             IL     12/24/91     NASDAQ         2,477,022       58.83
MAFB     MAF Bancorp, Inc.                 IL     01/12/90     NASDAQ        10,485,480      270.00
NBSI     North Bancshares, Inc.            IL     12/21/93     NASDAQ         1,072,131       16.89
PFED     Park Bancorp, Inc.                IL     08/12/96     NASDAQ         2,701,441       30.56
PSFI     PS Financial, Inc.                IL     11/27/96     NASDAQ                NA          NA
SWBI     Southwest Bancshares              IL     06/24/92     NASDAQ         2,654,909       47.57
SPBC     St. Paul Bancorp, Inc.            IL     05/18/87     NASDAQ        18,081,846      474.65
STND     Standard Financial, Inc.          IL     08/01/94     NASDAQ        16,197,116      263.20
SFSB     SuburbFed Financial Corp.         IL     03/04/92     NASDAQ         1,252,519       20.35
WCBI     Westco Bancorp                    IL     06/26/92     NASDAQ         2,601,143       55.92
FBCV     1ST Bancorp                       IN     04/07/87     NASDAQ           670,643       20.29
AMFC     AMB Financial Corp.               IN     04/01/96     NASDAQ         1,124,125       12.37
ASBI     Ameriana Bancorp                  IN     03/02/87     NASDAQ         3,277,852       48.35
ATSB     AmTrust Capital Corp.             IN     03/28/95     NASDAQ           527,859        4.75
CBCO     CB Bancorp, Inc.                  IN     12/28/92     NASDAQ         1,162,263       24.12
CBIN     Community Bank Shares             IN     04/10/95     NASDAQ         1,983,722       24.30
FFWC     FFW Corp.                         IN     04/05/93     NASDAQ           702,060       13.91

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
FFED     Fidelity Federal Bancorp          IN         261,834       12,546        12,546          0.31     0.40      5.90      7.62
FISB     First Indiana Corporation         IN       1,485,436      135,162       133,316          0.90     1.04     10.11     11.59
HFGI     Harrington Financial Group        IN         534,576       23,230        23,230          0.25     0.41      5.91      9.81
HBFW     Home Bancorp                      IN         315,901       48,974        48,974          0.84     0.84      4.99      4.99
HBBI     Home Building Bancorp             IN          42,560        5,498         5,498         -0.32    -0.01     -2.37     -0.07
HOMF     Home Federal Bancorp              IN         633,395       51,656        49,783          0.99     1.13     11.96     13.66
HWEN     Home Financial Bancorp            IN          38,683        7,746         7,746          0.51     0.77      4.68      7.05
INCB     Indiana Community Bank, SB        IN          90,697       11,157        11,157          0.15     0.48      1.02      3.38
IFSL     Indiana Federal Corporation       IN         809,123       69,957        65,277          0.69     0.98      7.20     10.25
LOGN     Logansport Financial Corp.        IN          79,726       15,926        15,926          1.24     1.48      4.78      5.71
MARN     Marion Capital Holdings           IN         174,597       39,608        39,608          1.13     1.42      4.76      5.96
MFBC     MFB Corp.                         IN         210,559       37,691        37,691          0.73     0.72      3.71      3.63
NEIB     Northeast Indiana Bancorp         IN         160,032       27,916        27,916          1.02     1.22      4.97      5.96
PFDC     Peoples Bancorp                   IN         280,012       42,677        42,677          1.15     1.50      7.50      9.77
PERM     Permanent Bancorp, Inc.           IN         421,658       39,907        39,460          0.15     0.43      1.39      4.15
SOBI     Sobieski Bancorp, Inc.            IN          80,648       13,807        13,807          0.11     0.46      0.61      2.52
FFSL     First Independence Corp.          KS         108,539       13,003        13,003          0.78     0.89      6.20      7.10
LARK     Landmark Bancshares, Inc.         KS         213,734       32,389        32,389          0.70     0.93      4.20      5.54
MCBS     Mid Continent Bancshares Inc.     KS         339,731       36,807        36,785          1.07     1.31      8.54     10.41
CKFB     CKF Bancorp, Inc.                 KY          59,898       15,104        15,104          1.28     1.27      4.70      4.67
CLAS     Classic Bancshares, Inc.          KY         136,218       18,798        15,712          0.40     0.67      1.67      2.83
FFKY     First Federal Financial Corp.     KY         357,281       49,307        46,102          1.25     1.41      8.80      9.97
FLKY     First Lancaster Bancshares        KY          37,842       13,502        13,502            NA       NA        NA        NA
FTSB     Fort Thomas Financial Corp.       KY          88,874       21,638        21,638          1.33     1.33      5.39      5.39
FKKY     Frankfort First Bancorp, Inc.     KY         128,710       33,855        33,855          0.79     1.06      2.44      3.28
GWBC     Gateway Bancorp, Inc.             KY          69,496       17,425        17,425          0.84     1.14      3.30      4.50
GTFN     Great Financial Corporation       KY       2,830,684      273,377       262,063          0.71     0.72      6.48      6.56
HFFB     Harrodsburg First Fin Bancorp     KY         109,578       30,828        30,828          1.17     1.17      4.52      4.52
KYF      Kentucky First Bancorp, Inc.      KY          86,009       19,134        19,134          0.89     1.17      3.68      4.84
SFNB     Security First Network Bank       KY         110,432       50,521        49,939        -18.24   -14.37    -56.67    -44.64
ANA      Acadiana Bancshares, Inc.         LA         265,079       46,521        46,521            NA       NA        NA        NA


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
FFED     Fidelity Federal Bancorp          IN     08/31/87     NASDAQ         2,493,516       28.05
FISB     First Indiana Corporation         IN     08/02/83     NASDAQ         8,294,482      203.21
HFGI     Harrington Financial Group        IN        NA        NASDAQ         3,256,738       32.97
HBFW     Home Bancorp                      IN     03/30/95     NASDAQ         2,886,815       44.02
HBBI     Home Building Bancorp             IN     02/08/95     NASDAQ           311,660        5.30
HOMF     Home Federal Bancorp              IN     01/23/88     NASDAQ         2,226,282       65.12
HWEN     Home Financial Bancorp            IN     07/02/96     NASDAQ           505,926        6.20
INCB     Indiana Community Bank, SB        IN     12/15/94     NASDAQ           922,039       13.83
IFSL     Indiana Federal Corporation       IN     02/04/87     NASDAQ         4,737,130       95.93
LOGN     Logansport Financial Corp.        IN     06/14/95     NASDAQ         1,322,500       19.51
MARN     Marion Capital Holdings           IN     03/18/93     NASDAQ         1,842,642       37.77
MFBC     MFB Corp.                         IN     03/25/94     NASDAQ         1,973,980       27.14
NEIB     Northeast Indiana Bancorp         IN     06/28/95     NASDAQ         1,953,586       25.15
PFDC     Peoples Bancorp                   IN     07/07/87     NASDAQ         2,325,494       44.77
PERM     Permanent Bancorp, Inc.           IN     04/04/94     NASDAQ         2,130,336       35.15
SOBI     Sobieski Bancorp, Inc.            IN     03/31/95     NASDAQ           884,060       11.27
FFSL     First Independence Corp.          KS     10/08/93     NASDAQ           583,421       11.08
LARK     Landmark Bancshares, Inc.         KS     03/28/94     NASDAQ         1,852,996       30.34
MCBS     Mid Continent Bancshares Inc.     KS     06/27/94     NASDAQ         2,016,750       38.32
CKFB     CKF Bancorp, Inc.                 KY     01/04/95     NASDAQ           941,300       18.36
CLAS     Classic Bancshares, Inc.          KY     12/29/95     NASDAQ         1,322,500       15.54
FFKY     First Federal Financial Corp.     KY     07/15/87     NASDAQ         4,196,569       82.88
FLKY     First Lancaster Bancshares        KY     07/01/96     NASDAQ           958,812       13.30
FTSB     Fort Thomas Financial Corp.       KY     06/28/95     NASDAQ         1,573,775       27.54
FKKY     Frankfort First Bancorp, Inc.     KY     07/10/95     NASDAQ         3,440,000       36.98
GWBC     Gateway Bancorp, Inc.             KY     01/18/95     NASDAQ         1,113,872       15.87
GTFN     Great Financial Corporation       KY     03/31/94     NASDAQ        14,183,732      402.46
HFFB     Harrodsburg First Fin Bancorp     KY     10/04/95     NASDAQ         2,159,085       33.20
KYF      Kentucky First Bancorp, Inc.      KY     08/29/95      AMSE          1,388,625       18.92
SFNB     Security First Network Bank       KY        NA        NASDAQ         8,110,007      188.56
ANA      Acadiana Bancshares, Inc.         LA     07/16/96      AMSE          2,731,250       37.55


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
CZF      CitiSave Financial Corp           LA          75,635       12,101        12,097          0.78     1.03      4.30      5.69
ISBF     ISB Financial Corporation         LA         685,827      112,314       108,960          0.80     1.08      4.34      5.84
MERI     Meritrust Federal SB              LA         231,058       16,774        16,774          0.55     0.90      7.33     12.04
TSH      Teche Holding Co.                 LA         379,590       52,282        52,282          0.72     1.05      4.29      6.20
AFCB     Affiliated Community Bancorp      MA       1,005,416       98,062        97,373          0.64     0.93      6.11      8.78
BFD      BostonFed Bancorp, Inc.           MA         796,885       88,838        88,838          0.32     0.51      2.67      4.27
ANBK     American National Bancorp         MD         486,639       44,533        44,533          0.15     0.53      1.44      5.20
EQSB     Equitable Federal Savings Bank    MD         267,776       14,182        14,182          0.78     0.78     14.98     14.89
FCIT     First Citizens Financial Corp.    MD         668,459       39,548        39,548          0.45     0.65      7.38     10.54
FFWM     First Financial-W. Maryland       MD         345,505       40,368        40,368          0.86     1.19      7.00      9.68
HRBF     Harbor Federal Bancorp, Inc.      MD         213,804       27,482        27,482          0.27     0.56      1.73      3.55
MFSL     Maryland Federal Bancorp          MD       1,130,517       91,046        89,622          0.74     0.59      8.98      7.15
WSB      Washington Savings Bank, FSB      MD         246,742       21,505        21,505          0.91     0.84     11.60     10.70
WHGB     WHG Bancshares Corp.              MD          97,570       23,264        23,264            NA       NA        NA        NA
MCBN     Mid-Coast Bancorp, Inc.           ME          55,956        4,915         4,915          0.34     0.58      3.83      6.45
BWFC     Bank West Financial Corp.         MI         139,516       24,189        24,189          0.66     0.36      3.39      1.86
CFSB     CFSB Bancorp, Inc.                MI         811,964       62,854        62,854          0.70     0.93      8.52     11.29
DNFC     D & N Financial Corp.             MI       1,408,131       78,149        77,110          0.71     0.92     12.54     16.27
MSBF     MSB Financial, Inc.               MI          62,832       12,596        12,596          1.40     1.70      6.19      7.49
MSBK     Mutual Savings Bank, FSB          MI         677,577       39,468        39,468          0.07    -0.04      1.26     -0.80
OFCP     Ottawa Financial Corp.            MI         827,275       75,351        59,565          0.40     0.81      3.11      6.28
SJSB     SJS Bancorp                       MI         151,881       15,817        15,817          0.17     0.48      1.50      4.16
SFB      Standard Federal Bancorp          MI      15,353,682      895,703       728,964          0.34     0.86      5.22     13.19
THR      Three Rivers Financial Corp.      MI          87,369       12,651        12,597          0.52     0.78      3.43      5.15
BDJI     First Federal Bancorporation      MN         107,256       12,323        12,323          0.31     0.68      2.20      4.82
FFHH     FSF Financial Corp.               MN         354,636       47,649        47,649          0.51     0.71      3.25      4.50
HMNF     HMN Financial, Inc.               MN         565,385       83,669        83,669          0.81     0.93      4.92      5.68
MIVI     Mississippi View Holding Co.      MN          69,322       12,752        12,752          1.31     1.16      6.73      5.96
QCFB     QCF Bancorp, Inc.                 MN         148,321       26,161        26,161          1.24     1.53      6.18      7.65
TCB      TCF Financial Corp.               MN       7,114,466      522,515       500,478          1.19     1.40     16.00     18.89
WEFC     Wells Financial Corp.             MN         201,316       27,768        27,768          0.56     0.93      3.82      6.38


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
CZF      CitiSave Financial Corp           LA    07/14/95      AMSE            962,207       13.47
ISBF     ISB Financial Corporation         LA    04/07/95     NASDAQ         7,051,260      109.29
MERI     Meritrust Federal SB              LA       NA        NASDAQ           774,176       23.81
TSH      Teche Holding Co.                 LA    04/19/95      AMSE          3,541,000       47.80
AFCB     Affiliated Community Bancorp      MA    10/19/95     NASDAQ         5,094,666      103.80
BFD      BostonFed Bancorp, Inc.           MA    10/24/95      AMSE          6,589,617       87.31
ANBK     American National Bancorp         MD    10/31/95     NASDAQ         3,603,646       42.34
EQSB     Equitable Federal Savings Bank    MD    09/10/93     NASDAQ           600,000       14.85
FCIT     First Citizens Financial Corp.    MD    12/17/86     NASDAQ         2,927,170       53.42
FFWM     First Financial-W. Maryland       MD    02/11/92     NASDAQ         2,124,336       57.36
HRBF     Harbor Federal Bancorp, Inc.      MD    08/12/94     NASDAQ         1,754,420       25.00
MFSL     Maryland Federal Bancorp          MD    06/02/87     NASDAQ         3,137,062       90.00
WSB      Washington Savings Bank, FSB      MD       NA         AMSE          4,220,206       22.16
WHGB     WHG Bancshares Corp.              MD    04/01/96     NASDAQ         1,620,062       18.02
MCBN     Mid-Coast Bancorp, Inc.           ME    11/02/89     NASDAQ           230,086        4.37
BWFC     Bank West Financial Corp.         MI    03/30/95     NASDAQ         1,981,475       22.29
CFSB     CFSB Bancorp, Inc.                MI    06/22/90     NASDAQ         4,825,541       86.86
DNFC     D & N Financial Corp.             MI    02/13/85     NASDAQ         7,587,453      108.12
MSBF     MSB Financial, Inc.               MI    02/06/95     NASDAQ           653,601       11.93
MSBK     Mutual Savings Bank, FSB          MI    07/17/92     NASDAQ         4,274,154       22.97
OFCP     Ottawa Financial Corp.            MI    08/19/94     NASDAQ         5,179,279       84.81
SJSB     SJS Bancorp                       MI    02/16/95     NASDAQ           917,622       19.73
SFB      Standard Federal Bancorp          MI    01/21/87      NYSE         31,192,373     1427.05
THR      Three Rivers Financial Corp.      MI    08/24/95      AMSE            851,240       10.96
BDJI     First Federal Bancorporation      MN    04/04/95     NASDAQ           700,566       11.38
FFHH     FSF Financial Corp.               MN    10/07/94     NASDAQ         3,478,194       44.35
HMNF     HMN Financial, Inc.               MN    06/30/94     NASDAQ         4,673,690       74.78
MIVI     Mississippi View Holding Co.      MN    03/24/95     NASDAQ           909,714       10.58
QCFB     QCF Bancorp, Inc.                 MN    04/03/95     NASDAQ         1,426,200       21.39
TCB      TCF Financial Corp.               MN    06/17/86      NYSE         34,870,195     1311.99
WEFC     Wells Financial Corp.             MN    04/11/95     NASDAQ         2,078,125       27.02


KELLER & COMPANY
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
CMRN     Cameron Financial Corp            MO        175,841       46,337        46,337          1.60     1.56      5.77      5.64
CAPS     Capital Savings Bancorp, Inc.     MO        231,245       19,524        19,524          0.63     0.93      6.28      9.31
CBES     CBES Bancorp, Inc.                MO         96,716       16,977        16,977            NA       NA        NA        NA
CNSB     CNS Bancorp, Inc.                 MO         98,898       24,129        24,129            NA       NA        NA        NA
FBSI     First Bancshares, Inc.            MO        154,306       22,789        22,750          0.67     0.95      4.00      5.73
FTNB     Fulton Bancorp, Inc.              MO         85,496        9,117         9,117          0.75     0.70      7.00      6.58
GSBC     Great Southern Bancorp, Inc.      MO        657,659       66,553        66,548          1.36     1.55     13.40     15.21
HFSA     Hardin Bancorp, Inc.              MO         87,807       14,737        14,737          0.44     0.78      2.39      4.25
JSBA     Jefferson Savings Bancorp         MO      1,128,339       81,681        67,311          0.23     0.60      3.21      8.43
JOAC     Joachim Bancorp, Inc.             MO         36,127       10,681        10,681          0.41     0.70      1.49      2.51
LXMO     Lexington B&L Financial Corp.     MO         61,294       18,738        18,738            NA       NA        NA        NA
MBLF     MBLA Financial Corp.              MO        227,391       27,986        27,986          0.58     0.76      4.07      5.33
NASB     North American Savings Bank       MO        740,298       50,380        48,478          1.26     1.19     17.33     16.38
NSLB     NS&L Bancorp, Inc.                MO         57,288       13,351        13,351          0.97     0.83      4.08      3.50
PCBC     Perry County Financial Corp.      MO         80,394       15,088        15,088          0.88     0.98      4.36      4.81
RFED     Roosevelt Financial Group         MO      9,047,562      505,867       482,922          0.42     0.85      7.88     15.83
SMFC     Sho-Me Financial Corp.            MO        292,094       29,800        29,800          0.69     0.89      5.95      7.63
SMBC     Southern Missouri Bancorp, Inc    MO        160,124       25,204        25,204          0.67     0.94      4.04      5.68
CFTP     Community Federal Bancorp         MS        204,022       67,139        67,139          1.15     1.42      4.38      5.42
FFBS     FFBS BanCorp, Inc.                MS        125,727       24,631        24,631          1.09     1.41      5.51      7.11
MGNL     Magna Bancorp, Inc.               MS      1,302,239      125,821       119,855          1.37     1.69     13.79     16.99
GBCI     Glacier Bancorp, Inc.             MT        412,042       38,926        38,889          1.36     1.53     14.25     16.00
SFBM     Security Bancorp                  MT        382,309       30,930        26,638          0.53     0.63      6.21      7.37
UBMT     United Financial Corp.            MT        107,945       24,320        24,320          1.20     1.45      5.24      6.34
WSTR     WesterFed Financial Corp.         MT        566,109       78,289        78,289          0.58     0.83      4.25      6.09
CFNC     Carolina Fincorp, Inc.            NC         94,110        8,641         8,641          0.64     0.61      7.01      6.74
COOP     Cooperative Bankshares, Inc.      NC        327,198       25,207        25,207         -1.14    -0.09    -12.26     -0.98
SOPN     First Savings Bancorp, Inc.       NC        263,203       67,014        67,014          1.27     1.57      4.89      6.01
GSFC     Green Street Financial Corp.      NC        176,231       62,180        62,180          1.23     1.53      3.31      4.13
HFNC     HFNC Financial Corp.              NC        845,074      247,764       247,764          1.04     1.30      3.52      4.40
KSAV     KS Bancorp, Inc.                  NC         96,150       13,815        13,803          0.82     1.15      5.30      7.40



                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
CMRN     Cameron Financial Corp            MO    04/03/95     NASDAQ         2,850,180       39.19
CAPS     Capital Savings Bancorp, Inc.     MO    12/29/93     NASDAQ         1,876,000       21.11
CBES     CBES Bancorp, Inc.                MO    09/30/96     NASDAQ         1,024,958       12.94
CNSB     CNS Bancorp, Inc.                 MO    06/12/96     NASDAQ         1,653,125       21.49
FBSI     First Bancshares, Inc.            MO    12/22/93     NASDAQ         1,206,376       19.30
FTNB     Fulton Bancorp, Inc.              MO    10/18/96     NASDAQ                NA          NA
GSBC     Great Southern Bancorp, Inc.      MO    12/14/89     NASDAQ         8,730,104      130.95
HFSA     Hardin Bancorp, Inc.              MO    09/29/95     NASDAQ         1,005,100       11.94
JSBA     Jefferson Savings Bancorp         MO    04/08/93     NASDAQ         4,181,795       94.09
JOAC     Joachim Bancorp, Inc.             MO    12/28/95     NASDAQ           760,437       10.27
LXMO     Lexington B&L Financial Corp.     MO    06/06/96     NASDAQ         1,265,000       12.65
MBLF     MBLA Financial Corp.              MO    06/24/93     NASDAQ         1,353,961       28.77
NASB     North American Savings Bank       MO    09/27/85     NASDAQ         2,267,984       66.91
NSLB     NS&L Bancorp, Inc.                MO    06/08/95     NASDAQ           843,424       10.54
PCBC     Perry County Financial Corp.      MO    02/13/95     NASDAQ           852,566       14.92
RFED     Roosevelt Financial Group         MO    01/23/87     NASDAQ        42,157,516      721.95
SMFC     Sho-Me Financial Corp.            MO    07/01/94     NASDAQ         1,646,290       32.51
SMBC     Southern Missouri Bancorp, Inc    MO    04/13/94     NASDAQ         1,637,813       23.95
CFTP     Community Federal Bancorp         MS    03/26/96     NASDAQ         4,282,339       58.35
FFBS     FFBS BanCorp, Inc.                MS    07/01/93     NASDAQ         1,570,443       34.55
MGNL     Magna Bancorp, Inc.               MS    03/13/91     NASDAQ        13,741,018      271.39
GBCI     Glacier Bancorp, Inc.             MT    03/30/84     NASDAQ         3,374,282       80.98
SFBM     Security Bancorp                  MT    11/20/86     NASDAQ         1,484,682       42.50
UBMT     United Financial Corp.            MT    09/23/86     NASDAQ         1,223,312       22.63
WSTR     WesterFed Financial Corp.         MT    01/10/94     NASDAQ         4,395,108       70.87
CFNC     Carolina Fincorp, Inc.            NC    11/25/96     NASDAQ                NA          NA
COOP     Cooperative Bankshares, Inc.      NC    08/21/91     NASDAQ         1,491,698       27.60
SOPN     First Savings Bancorp, Inc.       NC    01/06/94     NASDAQ         3,744,000       67.39
GSFC     Green Street Financial Corp.      NC    04/04/96     NASDAQ         4,298,125       66.89
HFNC     HFNC Financial Corp.              NC    12/29/95     NASDAQ        17,192,500      309.47
KSAV     KS Bancorp, Inc.                  NC    12/30/93     NASDAQ           663,263       13.02



KELLER & COMPANY
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
MBSP     Mitchell Bancorp, Inc.            NC         34,980       14,718        14,718            NA       NA        NA        NA
PDB      Piedmont Bancorp, Inc.            NC        132,067       37,236        37,236          1.25     1.54      4.77      5.86
SSB      Scotland Bancorp, Inc             NC         68,622       24,791        24,791          1.18     1.50      4.31      5.49
SSFC     South Street Financial Corp.      NC        217,954       20,867        20,867          0.27     0.56      2.47      5.11
SSM      Stone Street Bancorp, Inc.        NC        106,373       37,381        37,381            NA       NA        NA        NA
UFRM     United Federal Savings Bank       NC        263,582       19,736        19,736          0.27     0.49      3.38      6.13
CFB      Commercial Federal Corporation    NE      6,667,758      359,656       321,307          0.61     0.87     10.29     14.70
EBCP     Eastern Bancorp                   NH        868,678       63,580        60,052          0.40     0.53      5.20      7.00
NHTB     New Hampshire Thrift Bncshrs      NH        264,016       19,201        19,201          0.40     0.60      5.25      7.87
FBER     1st Bergen Bancorp                NJ        249,986       42,563        42,563          0.11     0.57      0.93      4.77
CJFC     Central Jersey Financial          NJ        464,472       56,144        52,534          0.81     1.11      6.79      9.33
COFD     Collective Bancorp, Inc.          NJ      5,252,483      364,049       340,790          0.89     1.10     12.81     15.76
FSPG     First Home Bancorp, Inc.          NJ        487,209       31,456        30,761          0.91     1.00     14.00     15.37
FSFI     First State Financial Services    NJ        665,937       39,955        37,756          0.02    -0.12      0.23     -1.74
FMCO     FMS Financial Corporation         NJ        518,540       33,826        33,071          0.52     0.87      7.86     13.11
IBSF     IBS Financial Corp.               NJ        742,051      144,284       144,284          0.61     0.99      2.98      4.81
LVSB     Lakeview Financial                NJ        472,698       48,415        38,569          1.24     0.85     11.87      8.17
LFBI     Little Falls Bancorp, Inc.        NJ        280,601       41,767        38,460          0.15     0.42      1.36      3.71
OCFC     Ocean Financial Corp.             NJ      1,190,063      246,702       246,702            NA       NA        NA        NA
PBCI     Pamrapo Bancorp, Inc.             NJ        362,975       54,628        54,173          0.85     1.25      5.44      8.01
PFSB     PennFed Financial Services,Inc    NJ      1,142,473       90,148        72,354          0.53     0.84      5.83      9.12
PULS     Pulse Bancorp                     NJ        502,500       38,459        38,459          0.74     1.12      7.02     10.55
SFIN     Statewide Financial Corp.         NJ        662,067       65,357        65,198          0.38     0.87      3.41      7.88
WYNE     Wayne Bancorp, Inc.               NJ        239,611       35,925        35,925            NA       NA        NA        NA
WWFC     Westwood Financial Corporation    NJ         93,648        9,546         8,367            NA       NA        NA        NA
AABC     Access Anytime Bancorp, Inc.      NM        108,912        4,991         4,991         -0.57    -0.22    -12.00     -4.61
GUPB     GFSB Bancorp, Inc.                NM         79,708       14,745        14,745          0.80     1.02      3.53      4.50
AFED     AFSALA Bancorp, Inc.              NY        133,046        8,195         8,126            NA       NA        NA        NA
ALBK     ALBANK Financial Corporation      NY      3,509,729      314,038       269,641          0.76     0.97      7.71      9.82
ALBC     Albion Banc Corp.                 NY         59,860        5,767         5,767         -0.10     0.20     -1.00      1.91
ASFC     Astoria Financial Corporation     NY      7,266,185      566,244       463,735          0.50     0.71      6.03      8.51


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
MBSP     Mitchell Bancorp, Inc.            NC    07/12/96     NASDAQ           979,897       12.25
PDB      Piedmont Bancorp, Inc.            NC    12/08/95      AMSE          2,750,800       42.64
SSB      Scotland Bancorp, Inc             NC    04/01/96      AMSE          1,840,000       25.53
SSFC     South Street Financial Corp.      NC    10/03/96     NASDAQ                NA          NA
SSM      Stone Street Bancorp, Inc.        NC    04/01/96      AMSE          1,825,050       32.85
UFRM     United Federal Savings Bank       NC    07/01/80     NASDAQ         3,065,064       23.75
CFB      Commercial Federal Corporation    NE    12/31/84      NYSE         13,856,566      595.83
EBCP     Eastern Bancorp                   NH    11/17/83     NASDAQ         3,651,534       75.77
NHTB     New Hampshire Thrift Bncshrs      NH    05/22/86     NASDAQ         1,698,136       21.01
FBER     1st Bergen Bancorp                NJ    04/01/96     NASDAQ         3,174,000       35.31
CJFC     Central Jersey Financial          NJ    09/01/84     NASDAQ         2,668,269       92.39
COFD     Collective Bancorp, Inc.          NJ    02/07/84     NASDAQ        20,372,024      580.60
FSPG     First Home Bancorp, Inc.          NJ    04/20/87     NASDAQ         2,030,009       36.54
FSFI     First State Financial Services    NJ    12/18/87     NASDAQ         3,929,455       51.08
FMCO     FMS Financial Corporation         NJ    12/14/88     NASDAQ         2,467,763       38.25
IBSF     IBS Financial Corp.               NJ    10/13/94     NASDAQ        10,754,467      159.97
LVSB     Lakeview Financial                NJ    12/22/93     NASDAQ         2,487,274       58.14
LFBI     Little Falls Bancorp, Inc.        NJ    01/05/96     NASDAQ         2,889,663       33.23
OCFC     Ocean Financial Corp.             NJ    07/03/96     NASDAQ         9,059,124      216.29
PBCI     Pamrapo Bancorp, Inc.             NJ    11/14/89     NASDAQ         3,230,964       61.39
PFSB     PennFed Financial Services,Inc    NJ    07/15/94     NASDAQ         4,853,020       88.27
PULS     Pulse Bancorp                     NJ    09/18/86     NASDAQ         3,049,878       51.47
SFIN     Statewide Financial Corp.         NJ    10/02/95     NASDAQ         4,994,545       65.55
WYNE     Wayne Bancorp, Inc.               NJ    06/27/96     NASDAQ         2,231,383       30.68
WWFC     Westwood Financial Corporation    NJ    06/07/96     NASDAQ           646,672        8.41
AABC     Access Anytime Bancorp, Inc.      NM    08/08/86     NASDAQ           732,198        4.39
GUPB     GFSB Bancorp, Inc.                NM    06/30/95     NASDAQ           901,313       12.84
AFED     AFSALA Bancorp, Inc.              NY    10/01/96     NASDAQ                NA          NA
ALBK     ALBANK Financial Corporation      NY    04/01/92     NASDAQ        13,100,163      376.63
ALBC     Albion Banc Corp.                 NY    07/26/93     NASDAQ           250,051        4.13
ASFC     Astoria Financial Corporation     NY    11/18/93     NASDAQ        21,511,444      623.83


KELLER & COMPANY
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
BFSI     BFS Bankorp, Inc.                 NY         643,180       50,214        50,214          1.58     1.85     20.12     23.60
CARV     Carver Bancorp, Inc.              NY         365,056       34,612        33,049         -0.03     0.24     -0.32      2.52
FIBC     Financial Bancorp, Inc.           NY         266,763       25,787        25,644          0.47     0.86      4.31      7.88
HAVN     Haven Bancorp, Inc.               NY       1,564,697       93,923        93,380          0.58     0.85      9.07     13.40
LISB     Long Island Bancorp, Inc.         NY       5,363,791      519,094       519,094          0.64     0.78      6.16      7.44
NYB      New York Bancorp Inc.             NY       2,940,907      151,903       151,903          1.16     1.27     20.26     22.19
PEEK     Peekskill Financial Corp.         NY         186,510       54,950        54,950          1.06     1.37      3.65      4.72
PKPS     Poughkeepsie Savings Bank, FSB    NY         860,853       70,129        70,129          1.48     2.34     17.88     28.26
RELY     Reliance Bancorp, Inc.            NY       1,829,440      149,552       100,979          0.50     0.80      5.19      8.31
SFED     SFS Bancorp, Inc.                 NY         166,030       21,174        21,174          0.45     0.80      3.22      5.79
TPNZ     Tappan Zee Financial, Inc.        NY         119,865       21,478        21,478          0.69     0.94      3.93      5.33
YFCB     Yonkers Financial Corporation     NY         259,534       48,999        48,999          0.66     0.99      4.65      6.97
ASBP     ASB Financial Corp.               OH         114,298       25,353        25,353          0.57     0.89      2.45      3.83
CAFI     Camco Financial Corporation       OH         378,078       28,673        28,673          0.78     0.89      9.63     10.96
COFI     Charter One Financial             OH      13,826,085      910,786       841,393          0.19     1.14      2.92     17.07
CTZN     CitFed Bancorp, Inc.              OH       2,747,617      175,029       153,260          0.46     0.73      6.79     10.65
CIBI     Community Investors Bancorp       OH          94,799       11,319        11,319          0.68     0.98      5.03      7.23
DCBI     Delphos Citizens Bancorp, Inc.    OH          88,022       10,799        10,799          1.10     1.10      8.94      8.94
EFBI     Enterprise Federal Bancorp        OH         213,876       31,594        31,536          0.92     0.64      5.39      3.74
FFDF     FFD Financial Corp.               OH          85,434       21,416        21,416          0.69     0.94      3.78      5.18
FFYF     FFY Financial Corp.               OH         602,557      102,228       102,228          0.83     1.27      4.59      7.03
FFOH     Fidelity Financial of Ohio        OH         255,870       50,786        50,786          0.60     0.90      3.45      5.18
FDEF     First Defiance Financial          OH         524,247      120,608       120,608          0.92     1.20      3.71      4.81
FFBZ     First Federal Bancorp, Inc.       OH         184,467       13,998        13,979          0.81     1.09     10.65     14.28
FFHS     First Franklin Corporation        OH         218,329       19,766        19,599          0.28     0.61      2.94      6.47
FFSW     FirstFederal Financial Svcs       OH       1,110,723       82,384        71,473          0.92     1.00     11.57     12.57
GFCO     Glenway Financial Corp.           OH         283,727       26,340        25,816          0.25     0.60      2.66      6.26
HHFC     Harvest Home Financial Corp.      OH          76,399       12,769        12,769          0.75     0.75      4.14      4.14
HVFD     Haverfield Corporation            OH         350,603       27,593        27,552          0.40     0.78      4.77      9.23
INBI     Industrial Bancorp                OH         320,372       60,641        60,641          0.73     1.35      3.31      6.15
LONF     London Financial Corporation      OH          37,189        7,945         7,945            NA       NA        NA        NA


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
BFSI     BFS Bankorp, Inc.                 NY    05/12/88     NASDAQ         1,635,488       85.05
CARV     Carver Bancorp, Inc.              NY    10/25/94     NASDAQ         2,314,375       18.23
FIBC     Financial Bancorp, Inc.           NY    08/17/94     NASDAQ         1,790,622       27.75
HAVN     Haven Bancorp, Inc.               NY    09/23/93     NASDAQ         4,322,904      110.51
LISB     Long Island Bancorp, Inc.         NY    04/18/94     NASDAQ        24,644,157      711.60
NYB      New York Bancorp Inc.             NY    01/28/88      NYSE         11,098,800      351.00
PEEK     Peekskill Financial Corp.         NY    12/29/95     NASDAQ         3,819,563       52.52
PKPS     Poughkeepsie Savings Bank, FSB    NY    11/19/85     NASDAQ        12,551,825       64.33
RELY     Reliance Bancorp, Inc.            NY    03/31/94     NASDAQ         8,911,739      167.10
SFED     SFS Bancorp, Inc.                 NY    06/30/95     NASDAQ         1,278,472       17.74
TPNZ     Tappan Zee Financial, Inc.        NY    10/05/95     NASDAQ         1,539,062       19.24
YFCB     Yonkers Financial Corporation     NY    04/18/96     NASDAQ         3,570,750       45.08
ASBP     ASB Financial Corp.               OH    05/11/95     NASDAQ         1,713,960       23.78
CAFI     Camco Financial Corporation       OH       NA        NASDAQ         2,075,641       38.92
COFI     Charter One Financial             OH    01/22/88     NASDAQ        46,764,869     1870.59
CTZN     CitFed Bancorp, Inc.              OH    01/23/92     NASDAQ         8,581,791      215.98
CIBI     Community Investors Bancorp       OH    02/07/95     NASDAQ           666,246       10.66
DCBI     Delphos Citizens Bancorp, Inc.    OH    11/21/96     NASDAQ                NA          NA
EFBI     Enterprise Federal Bancorp        OH    10/17/94     NASDAQ         2,074,328       29.04
FFDF     FFD Financial Corp.               OH    04/03/96     NASDAQ         1,454,750       15.64
FFYF     FFY Financial Corp.               OH    06/28/93     NASDAQ         5,117,198      122.81
FFOH     Fidelity Financial of Ohio        OH    03/04/96     NASDAQ         4,076,964       40.77
FDEF     First Defiance Financial          OH    10/02/95     NASDAQ         9,911,932      105.31
FFBZ     First Federal Bancorp, Inc.       OH    07/13/92     NASDAQ         1,570,116       21.59
FFHS     First Franklin Corporation        OH    01/26/88     NASDAQ         1,158,434       16.51
FFSW     FirstFederal Financial Svcs       OH    03/31/87     NASDAQ         3,612,349      109.27
GFCO     Glenway Financial Corp.           OH    11/30/90     NASDAQ         1,151,335       21.01
HHFC     Harvest Home Financial Corp.      OH    10/10/94     NASDAQ           934,857       11.69
HVFD     Haverfield Corporation            OH    03/19/85     NASDAQ         1,906,591       36.23
INBI     Industrial Bancorp                OH    08/01/95     NASDAQ         5,554,500       68.04
LONF     London Financial Corporation      OH    04/01/96     NASDAQ           529,000        5.55


KELLER & COMPANY
Columbus, Ohio
614-766-1426
                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
MFFC     Milton Federal Financial Corp.    OH        180,831       33,479        33,479          0.67     0.86      3.28      4.22
OHSL     OHSL Financial Corp.              OH        217,627       25,167        25,167          0.57     0.85      4.60      6.85
PFFC     Peoples Financial Corp.           OH         78,252       10,080        10,080            NA       NA        NA        NA
PTRS     Potters Financial Corp.           OH        125,497       10,301        10,301          0.03     0.40      0.27      4.19
PVFC     PVF Capital Corp.                 OH        345,279       22,463        22,463          0.94     1.21     14.18     18.25
SFSL     Security First Corp.              OH        599,822       55,612        54,531          0.90     1.27      9.69     13.68
SSBK     Strongsville Savings Bank         OH        542,191       41,919        41,099          0.64     0.83      7.74     10.11
SBCN     Suburban Bancorporation, Inc.     OH        209,942       25,386        25,386          0.17     0.56      1.28      4.36
WOFC     Western Ohio Financial Corp.      OH        347,704       53,223        49,994          0.52     0.49      2.63      2.47
WEHO     Westwood Homestead Fin. Corp.     OH        119,866       39,489        39,489            NA       NA        NA        NA
WFCO     Winton Financial Corp.            OH        282,833       21,083        20,544          0.94     0.80     12.39     10.50
FFWD     Wood Bancorp, Inc.                OH        152,374       20,068        20,068          0.89     1.14      6.32      8.10
KFBI     Klamath First Bancorp             OR        671,969      153,411       153,411          0.99     1.43      3.69      5.31
BRFC     Bridgeville Savings Bank          PA         54,835       15,869        15,869          0.97     1.23      3.38      4.29
CVAL     Chester Valley Bancorp Inc.       PA        284,386       25,122        25,122          0.60     0.89      6.55      9.72
CMSB     Commonwealth Bancorp, Inc.        PA      2,084,922      227,440       174,590          0.46     0.66      4.77      6.75
FSBI     Fidelity Bancorp, Inc.            PA        317,874       21,778        21,734          0.42     0.73      6.00     10.42
FBBC     First Bell Bancorp, Inc.          PA        576,981      106,362       106,362          1.40     1.63      6.71      7.77
FKFS     First Keystone Financial          PA        294,241       23,084        23,084          0.32     0.68      3.92      8.33
SHEN     First Shenango Bancorp, Inc.      PA        384,088       46,118        46,118          0.75     1.02      5.65      7.63
GAF      GA Financial, Inc.                PA        588,912      126,906       126,906          0.74     1.07      4.52      6.54
HARL     Harleysville Savings Bank         PA        315,495       19,617        19,617          0.55     0.88      8.07     12.97
LARL     Laurel Capital Group, Inc.        PA        201,911       21,008        21,008          1.06     1.40     10.00     13.22
MLBC     ML Bancorp, Inc.                  PA      1,888,847      138,067       133,614          0.75     0.70      9.17      8.62
PVSA     Parkvale Financial Corporation    PA        924,365       68,560        68,323          0.73     1.02     10.23     14.28
PBIX     Patriot Bank Corp.                PA        489,558       51,401        51,401          0.40     0.67      3.05      5.10
PWBC     PennFirst Bancorp, Inc.           PA        700,794       48,949        44,382          0.42     0.61      5.47      7.88
PWBK     Pennwood Savings Bank             PA         46,225        9,254         9,254            NA       NA        NA        NA
PHFC     Pittsburgh Home Financial Corp    PA        195,330       30,372        30,372          0.44     0.71      3.77      6.11
PRBC     Prestige Bancorp, Inc.            PA        104,379       15,186        15,186            NA       NA        NA        NA
PSAB     Prime Bancorp, Inc.               PA        677,306       57,515        53,986          0.73     0.94      7.97     10.32


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
MFFC     Milton Federal Financial Corp.    OH    10/07/94     NASDAQ         2,268,569       30.63
OHSL     OHSL Financial Corp.              OH    02/10/93     NASDAQ         1,222,879       23.85
PFFC     Peoples Financial Corp.           OH    09/13/96     NASDAQ                NA          NA
PTRS     Potters Financial Corp.           OH    12/31/93     NASDAQ           506,169        7.97
PVFC     PVF Capital Corp.                 OH    12/30/92     NASDAQ         2,323,338       36.01
SFSL     Security First Corp.              OH    01/22/88     NASDAQ         4,971,820       71.47
SSBK     Strongsville Savings Bank         OH       NA        NASDAQ         2,530,800       56.94
SBCN     Suburban Bancorporation, Inc.     OH    09/30/93     NASDAQ         1,474,932       24.34
WOFC     Western Ohio Financial Corp.      OH    07/29/94     NASDAQ         2,186,669       43.19
WEHO     Westwood Homestead Fin. Corp.     OH    09/30/96     NASDAQ         2,615,905       28.12
WFCO     Winton Financial Corp.            OH    08/04/88     NASDAQ         1,986,152       28.30
FFWD     Wood Bancorp, Inc.                OH    08/31/93     NASDAQ         1,497,636       23.40
KFBI     Klamath First Bancorp             OR    10/05/95     NASDAQ        11,612,470      165.48
BRFC     Bridgeville Savings Bank          PA    10/07/94     NASDAQ         1,124,125       17.14
CVAL     Chester Valley Bancorp Inc.       PA    03/27/87     NASDAQ         1,635,885       30.67
CMSB     Commonwealth Bancorp, Inc.        PA    06/17/96     NASDAQ        17,953,361      213.20
FSBI     Fidelity Bancorp, Inc.            PA    06/24/88     NASDAQ         1,373,151       26.09
FBBC     First Bell Bancorp, Inc.          PA    06/29/95     NASDAQ         7,758,150      115.40
FKFS     First Keystone Financial          PA    01/26/95     NASDAQ         1,292,500       23.59
SHEN     First Shenango Bancorp, Inc.      PA    04/06/93     NASDAQ         2,258,197       47.42
GAF      GA Financial, Inc.                PA    03/26/96      AMSE          8,900,000      116.81
HARL     Harleysville Savings Bank         PA    08/04/87     NASDAQ         1,291,895       23.25
LARL     Laurel Capital Group, Inc.        PA    02/20/87     NASDAQ         1,514,285       24.04
MLBC     ML Bancorp, Inc.                  PA    08/11/94     NASDAQ        11,869,210      166.92
PVSA     Parkvale Financial Corporation    PA    07/16/87     NASDAQ         4,041,607       92.96
PBIX     Patriot Bank Corp.                PA    12/04/95     NASDAQ         4,457,447       53.86
PWBC     PennFirst Bancorp, Inc.           PA    06/13/90     NASDAQ         3,908,944       52.77
PWBK     Pennwood Savings Bank             PA    07/15/96     NASDAQ           610,128        6.64
PHFC     Pittsburgh Home Financial Corp    PA    04/01/96     NASDAQ         2,182,125       25.91
PRBC     Prestige Bancorp, Inc.            PA    06/27/96     NASDAQ           963,023       11.56
PSAB     Prime Bancorp, Inc.               PA    11/21/88     NASDAQ         3,725,066       69.84


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996



                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
PFNC     Progress Financial Corporation    PA         367,171       18,687        18,568          0.60     0.73     11.58     14.22
SVRN     Sovereign Bancorp, Inc.           PA       9,364,636      460,081       345,557          0.57     0.76     10.88     14.45
THRD     TF Financial Corporation          PA         663,092       71,697        62,221          0.63     0.87      4.49      6.22
THBC     Troy Hill Bancorp, Inc.           PA          99,470       18,013        18,013          1.02     1.20      4.84      5.66
WVFC     WVS Financial Corporation         PA         265,820       34,250        34,250          1.24     1.42      8.69      9.93
YFED     York Financial Corp.              PA       1,154,446       91,752        91,752          0.61     0.82      7.21      9.73
AMFB     American Federal Bank, FSB        SC       1,394,874      108,255       100,060          1.04     1.30     12.99     16.17
CFCP     Coastal Financial Corp.           SC         452,809       27,641        27,641          1.04     0.92     17.09     15.04
FFCH     First Financial Holdings Inc.     SC       1,546,149       94,795        94,795          0.48     0.80      7.55     12.56
FSFC     First Southeast Financial Corp    SC         329,336       33,125        33,125         -0.03     0.82     -0.19      4.81
PALM     Palfed, Inc.                      SC         659,902       52,804        50,339          0.37     0.59      4.46      7.22
SCCB     S. Carolina Community Bancshrs    SC          43,232       12,386        12,386          0.85     1.14      2.96      3.94
HFFC     HF Financial Corp.                SD         554,139       49,809        49,664          0.59     0.75      6.55      8.22
TWIN     Twin City Bancorp                 TN         107,067       13,411        13,411          0.78     0.99      5.78      7.33
BNKU     Bank United Corp.                 TX      10,712,377      531,043       514,121          1.14     1.11     16.53     16.03
CBSA     Coastal Bancorp, Inc.             TX       2,859,448       90,627        74,659          0.24     0.40      7.11     11.93
ETFS     East Texas Financial Services     TX         115,339       21,815        21,815          0.81     0.74      4.17      3.82
FBHC     Fort Bend Holding Corp.           TX         281,694       17,397        16,067          0.27     0.58      3.81      8.24
LOAN     Horizon Bancorp                   TX         140,524       11,629        11,272          1.46     1.13     16.45     12.71
JXVL     Jacksonville Bancorp, Inc.        TX         217,702       35,277        35,277          0.68     1.02      5.13      7.63
BFSB     Bedford Bancshares, Inc.          VA         127,360       18,227        18,227          1.10     1.40      6.98      8.91
CNIT     CENIT Bancorp, Inc.               VA         685,962       48,274        43,971          0.40     0.62      5.61      8.57
CFFC     Community Financial Corp.         VA         160,791       22,380        22,380          1.02     1.29      7.45      9.42
ESX      Essex Bancorp, Inc.               VA         171,498       14,834        14,597         -2.57    -1.56    -38.94    -23.61
FFFC     FFVA Financial Corp.              VA         530,095       78,740        77,102          0.99     1.25      6.28      7.91
FFRV     Fidelity Financial Bankshares     VA         329,233       27,747        27,736          0.66     0.95      7.73     11.00
GSLC     Guaranty Financial Corp.          VA         115,229        6,337         6,337          0.44     0.51      7.22      8.39
LIFB     Life Bancorp, Inc.                VA       1,404,760      145,446       140,652          0.65     0.93      4.87      7.02
VABF     Virginia Beach Fed. Financial     VA         604,060       39,878        39,878          0.03     0.21      0.51      3.26
VFFC     Virginia First Financial Corp.    VA         781,358       61,113        59,254          1.43     0.81     17.98     10.16
CASB     Cascade Financial Corp.           WA         340,380       20,586        20,586          0.49     0.49      7.75      7.73

                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
PFNC     Progress Financial Corporation    PA        07/18/83     NASDAQ         3,730,000       24.01
SVRN     Sovereign Bancorp, Inc.           PA        08/12/86     NASDAQ        49,333,762      542.67
THRD     TF Financial Corporation          PA        07/13/94     NASDAQ         4,288,078       63.25
THBC     Troy Hill Bancorp, Inc.           PA        06/27/94     NASDAQ         1,067,917       21.43
WVFC     WVS Financial Corporation         PA        11/29/93     NASDAQ         1,736,960       37.56
YFED     York Financial Corp.              PA        02/01/84     NASDAQ         7,415,656      118.82
AMFB     American Federal Bank, FSB        SC        01/19/89     NASDAQ        10,955,485      193.09
CFCP     Coastal Financial Corp.           SC        09/26/90     NASDAQ         3,436,403       61.17
FFCH     First Financial Holdings Inc.     SC        11/10/83     NASDAQ         6,357,549      127.15
FSFC     First Southeast Financial Corp    SC        10/08/93     NASDAQ         4,388,231       41.14
PALM     Palfed, Inc.                      SC        12/15/85     NASDAQ         5,227,739       70.57
SCCB     S. Carolina Community Bancshrs    SC        07/07/94     NASDAQ           735,410       11.03
HFFC     HF Financial Corp.                SD        04/08/92     NASDAQ         2,909,108       45.82
TWIN     Twin City Bancorp                 TN        01/04/95     NASDAQ           860,576       14.84
BNKU     Bank United Corp.                 TX           NA        NASDAQ        31,595,596      785.94
CBSA     Coastal Bancorp, Inc.             TX           NA        NASDAQ         4,963,859       97.42
ETFS     East Texas Financial Services     TX        01/10/95     NASDAQ         1,133,890       16.58
FBHC     Fort Bend Holding Corp.           TX        06/30/93     NASDAQ           819,198       15.77
LOAN     Horizon Bancorp                   TX           NA        NASDAQ         1,386,757       12.13
JXVL     Jacksonville Bancorp, Inc.        TX        04/01/96     NASDAQ         2,644,405       33.72
BFSB     Bedford Bancshares, Inc.          VA        08/22/94     NASDAQ         1,143,669       19.30
CNIT     CENIT Bancorp, Inc.               VA        08/06/92     NASDAQ         1,633,438       64.52
CFFC     Community Financial Corp.         VA        03/30/88     NASDAQ         1,272,048       26.08
ESX      Essex Bancorp, Inc.               VA           NA         AMSE          1,052,637        2.37
FFFC     FFVA Financial Corp.              VA        10/12/94     NASDAQ         5,022,552       92.92
FFRV     Fidelity Financial Bankshares     VA        05/01/86     NASDAQ         2,298,647       52.87
GSLC     Guaranty Financial Corp.          VA           NA        NASDAQ           919,168        8.27
LIFB     Life Bancorp, Inc.                VA        10/11/94     NASDAQ         9,846,840      157.55
VABF     Virginia Beach Fed. Financial     VA        11/01/80     NASDAQ         4,967,465       43.16
VFFC     Virginia First Financial Corp.    VA        01/01/78     NASDAQ         5,743,372       78.97
CASB     Cascade Financial Corp.           WA        09/16/92     NASDAQ         2,050,581       32.81


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996



                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
FWWB     First SB of Washington Bancorp    WA         946,986      149,348       137,105          1.02     1.23      5.22      6.32
IWBK     InterWest Bancorp, Inc.           WA       1,712,151      111,021       108,152          0.82     1.10     11.48     15.51
MSEA     Metropolitan Bancorp              WA         753,052       50,902        46,229          0.52     0.79      7.68     11.69
STSA     Sterling Financial Corp.          WA       1,531,295       84,320        73,508          0.14     0.37      2.45      6.39
WFSL     Washington Federal, Inc.          WA       5,114,978      577,702       550,245          1.63     1.81     13.85     15.38
AADV     Advantage Bancorp, Inc.           WI       1,016,385       88,867        81,965          0.31     0.80      3.18      8.22
ABCW     Anchor BanCorp Wisconsin          WI       1,891,584      110,522       107,583          0.68     0.93      9.99     13.68
FCBF     FCB Financial Corp.               WI         269,285       46,554        46,554          0.91     1.11      4.92      6.02
FFEC     First Fed Bncshrs Eau Claire      WI         728,822       97,828        94,090          0.69     0.91      4.78      6.27
FTFC     First Federal Capital Corp.       WI       1,469,422       93,175        87,850          0.71     0.78     10.18     11.21
FFHC     First Financial Corp.             WI       5,595,612      401,102       387,461          0.91     1.27     12.54     17.55
FNGB     First Northern Capital Corp.      WI         607,977       69,407        69,407          0.53     0.82      4.25      6.56
HALL     Hallmark Capital Corp.            WI         387,671       27,181        27,181          0.41     0.55      5.33      7.11
MWFD     Midwest Federal Financial         WI         194,707       16,340        15,621          1.04     1.02     11.26     10.99
NWEQ     Northwest Equity Corp.            WI          95,501       11,591        11,591          0.71     0.91      5.18      6.70
OSBF     OSB Financial Corp.               WI         250,465       31,046        31,046          0.03     0.45      0.27      3.60
RELI     Reliance Bancshares, Inc.         WI          47,987       29,299            NA            NA       NA        NA        NA
SECP     Security Capital Corporation      WI       3,494,427      555,207       555,207          0.84     1.14      4.99      6.76
STFR     St. Francis Capital Corp.         WI       1,404,116      125,179       119,345          0.81     0.79      8.04      7.90
FOBC     Fed One Bancorp                   WV         341,528       39,875        37,833          0.70     1.00      5.72      8.10
CRZY     Crazy Woman Creek Bancorp         WY          51,517       15,469        15,469          0.79     1.05      3.10      4.10
TRIC     Tri-County Bancorp, Inc.          WY          79,475       12,670        12,670          0.66     0.92      3.82      5.27


                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
FWWB     First SB of Washington Bancorp    WA     11/01/95     NASDAQ        10,878,482      180.85
IWBK     InterWest Bancorp, Inc.           WA        NA        NASDAQ         7,918,074      233.58
MSEA     Metropolitan Bancorp              WA     01/09/90     NASDAQ         3,633,905       63.14
STSA     Sterling Financial Corp.          WA        NA        NASDAQ         5,537,328       75.45
WFSL     Washington Federal, Inc.          WA     11/17/82     NASDAQ        40,695,450      961.43
AADV     Advantage Bancorp, Inc.           WI     03/23/92     NASDAQ         3,392,694      110.26
ABCW     Anchor BanCorp Wisconsin          WI     07/16/92     NASDAQ         4,628,574      152.74
FCBF     FCB Financial Corp.               WI     09/24/93     NASDAQ         2,459,614       42.43
FFEC     First Fed Bncshrs Eau Claire      WI     10/12/94     NASDAQ         6,855,379      123.40
FTFC     First Federal Capital Corp.       WI     11/02/89     NASDAQ         6,168,777      138.80
FFHC     First Financial Corp.             WI     12/24/80     NASDAQ        29,915,306      717.97
FNGB     First Northern Capital Corp.      WI     12/29/83     NASDAQ         4,381,147       73.38
HALL     Hallmark Capital Corp.            WI     01/03/94     NASDAQ         1,442,950       24.17
MWFD     Midwest Federal Financial         WI     07/08/92     NASDAQ         1,603,980       30.07
NWEQ     Northwest Equity Corp.            WI     10/11/94     NASDAQ           929,267       10.45
OSBF     OSB Financial Corp.               WI     07/01/92     NASDAQ         1,160,134       27.12
RELI     Reliance Bancshares, Inc.         WI     04/19/96     NASDAQ         2,562,344       22.10
SECP     Security Capital Corporation      WI     01/03/94     NASDAQ         9,204,798      596.01
STFR     St. Francis Capital Corp.         WI     06/21/93     NASDAQ         5,475,509      140.99
FOBC     Fed One Bancorp                   WV     01/19/95     NASDAQ         2,492,799       38.64
CRZY     Crazy Woman Creek Bancorp         WY     03/29/96     NASDAQ         1,058,000       12.17
TRIC     Tri-County Bancorp, Inc.          WY     09/30/93     NASDAQ           608,749       11.11

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF DECEMBER 6, 1996


                                                             ASSETS AND EQUITY                              PROFITABILITY
                                                  -------------------------------------------    ----------------------------------
                                                      Total        Total         Total                    Core                Core
                                                     Assets       Equity       Tang. Equity      ROAA     ROAA      ROAE      ROAE
                                           State     ($000)       ($000)         ($000)           (%)      (%)       (%)      (%)
                                           -----     --------     ------        -----------      ----     ----      ----      ----
ALL THRIFTS
         AVERAGE                                    1,357,746      100,859        95,327          0.57     0.79      5.26      7.28
         MEDIAN                                       317,128       37,536        37,309          0.65     0.85      5.03      7.11
         HIGH                                      50,588,224    2,616,781     2,321,357          2.09     2.34     22.20     28.26
         LOW                                           34,980        4,709         4,498        -18.24   -14.37    -56.67    -44.64

AVERAGE FOR STATE
         IL                                           649,235       69,564        67,783          0.59     0.80      4.29      6.25

AVERAGE BY REGION
         MIDWEST                                      923,766       81,157        76,084          0.56     0.79      5.34      7.23
         NEW ENGLAND                                  850,598       85,826        81,930          0.53     0.62      5.18      6.17
         MID ATLANTIC                                 585,732       59,717        57,138          0.63     0.87      5.45      7.57
         SOUTHEAST                                    744,862       57,108        54,722          0.71     0.89      6.78      8.45
         SOUTHWEST                                  1,235,862       83,786        71,876          0.39     0.65      3.54      6.24
         WEST                                       5,735,022      336,615       323,077          0.28     0.52      2.20      5.48

AVERAGE BY EXCHANGE
         NYSE                                      16,410,582      936,699       866,065          0.55     0.76      8.26     11.98
         AMEX                                         232,125       36,135        35,942          0.53     0.78      1.97      4.16
         OTC/NASDAQ                                   774,936       68,630        65,392          0.57     0.79      5.31      7.24




                                                                     CAPITAL ISSUES
                                                  ------------------------------------------------
                                                                           Number of    Mkt. Value
                                                    IPO                      Shares      of Shares
                                          State     Date      Exchange       Outstg.        ($M)
                                          -----     ----      --------      ---------    ----------
ALL THRIFTS
         AVERAGE                                                           5,948,974      133.91
         MEDIAN                                                            2,509,427       38.33
         HIGH                                                            137,431,563    3,641.94
         LOW                                                                 230,086        2.37

AVERAGE FOR STATE
         IL                                                                4,077,678       75.99

AVERAGE BY REGION
         MIDWEST                                                           4,866,044      115.54
         NEW ENGLAND                                                       7,026,144      140.95
         MID ATLANTIC                                                      3,892,094       72.31
         SOUTHEAST                                                         4,135,628       74.24
         SOUTHWEST                                                         7,734,871       91.47
         WEST                                                             16,588,197      432.84

AVERAGE BY EXCHANGE
         NYSE                                                             43,074,889    1,339.25
         AMEX                                                              2,554,019       33.13
         OTC/NASDAQ                                                        4,510,313       86.62



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 33


              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS



                                                                  PRO FORMA RATIOS                       CURRENT RATIOS
                                                           --------------------------------    ----------------------------------
                                                                   Price/   Price/                       Price/   Price/
                                                           Price/   Book  Tang. Bk. Price/     Price/    Book    Tang. Bk. Price/
                                                  IPO    Earnings   Value   Value   Assets    Earnings   Value    Value    Assets
                                                 Date       (X)      (%)     (%)     (%)        (X)      (%)       (%)      (%)
                                               ---------- -------- ------- -------- -------    -------- ------- --------  --------
FFBA    First Colorado Bancorp, Inc.     CO     01/02/96      NA      NA        NA     NA        NM     143.13   144.97    21.21
LFBI    Little Falls Bancorp, Inc.       NJ     01/05/96   31.90   71.40     71.43  13.40        NM      86.51    93.91    12.87
BYFC    Broadway Financial Corp.         CA     01/09/96   13.30   68.50     68.48   8.00        NM      65.51    65.51     7.04
FFOH    Fidelity Financial of Ohio       OH     03/04/96      NA      NA        NA     NA        NM      89.79    89.79    17.83
FFFD    North Central Bancshares, Inc.   IA     03/21/96      NA      NA        NA     NA     25.72      95.67    95.67    25.75
CFTP    Community Federal Bancorp        MS     03/26/96   14.00   71.40     71.35  22.20     61.61     110.08   110.08    36.21
GAF     GA Financial, Inc.               PA     03/26/96   13.80   70.50     70.52  15.70     28.37      95.16    95.16    22.29
CRZY    Crazy Woman Creek Bancorp        WY     03/29/96   16.40   69.70     69.72  22.00     57.50      78.66    78.66    23.62
PFFB    PFF Bancorp, Inc.                CA     03/29/96   26.60   69.00     68.99   9.50        NM      97.68    98.78    11.27
WHG     WHG Bancshares Corp.             MD     04/01/96   15.50   71.10     71.08  16.00        NA      88.36    88.36    21.07
SSB     Scotland Bancorp, Inc            NC     04/01/96   16.20   74.80     74.83  24.20     50.00     103.93   103.93    37.54
PHFC    Pittsburgh Home Financial Corp   PA     04/01/96   17.50   72.80     72.83  12.20        NM      95.19    95.19    14.80
JXVL    Jacksonville Bancorp, Inc.       TX     04/01/96      NA      NA        NA     NA        NM     108.70   108.70    17.61
LONF    London Financial Corporation     OH     04/01/96   22.40   68.50     68.46  13.40        NA      86.55    86.55    18.49
SSM     Stone Street Bancorp, Inc.       NC     04/01/96   19.70   74.90     74.92  24.40     32.50      95.17    95.17    33.46
AMFC    AMB Financial Corp.              IN     04/01/96   18.20   70.80     70.83  14.00        NM      86.81    86.81    16.82
FBER    1st Bergen Bancorp               NJ     04/01/96   21.70   74.80     74.81  12.50        NM      89.49    89.49    15.24
FFDF    FFD Financial Corp.              OH     04/03/96   17.40   69.90     69.87  19.80        NM      91.71    91.71    22.99
GSFC    Green Street Financial Corp.     NC     04/04/96   14.80   71.00     71.03  22.20     43.06     107.12   107.12    37.80
YFCB    Yonkers Financial Corporation    NY     04/18/96   16.10   74.90     74.93  14.60    101.04      88.37    88.37    16.68
RELI    Reliance Bancshares, Inc.        WI     04/19/96   22.50   72.50     72.47  38.90     29.17      61.24       NA    37.37
CBK     Citizens First Financial Corp.   IL     05/01/96   15.30   73.10     73.10  11.00        NM      95.21    95.21    14.41
FFBH    First Federal Bancshares of AR   AR     05/03/96    9.80   63.40     63.39  10.20        NM      98.95    98.95    16.18
LXMO    Lexington B&L Financial Corp.    MO     06/06/96   14.40   69.10     69.10  20.20        NA      86.93    86.93    26.57
WWF     Westwood Financial Corporation   NJ     06/07/96      NA      NA        NA     NA        NM     103.32   117.85    10.53
CNSB    CNS Bancorp, Inc.                MO     06/12/96   26.10   69.30     69.35  16.20        NM     100.17   100.17    24.45
CMS     Commonwealth Bancorp, Inc.       PA     06/17/96      NA      NA        NA     NA        NM     111.48   145.17    12.16
PRBC    Prestige Bancorp, Inc.           PA     06/27/96   24.60   61.90     61.90   9.50        NM      81.64    81.64    11.88
WYN     Wayne Bancorp, Inc.              NJ     06/27/96   16.70   60.90     60.94   9.70        NM      88.12    88.12    13.21
PROV    Provident Financial Holdings     CA     06/28/96   18.20   60.90     60.87   8.20        NM      83.74    83.74    12.26
EGLB    Eagle BancGroup, Inc.            IL     07/01/96   58.10   57.10     57.11   7.90        NA      80.55    80.55    10.74
FLKY    First Lancaster Bancshares       KY     07/01/96   19.00   72.50     72.51  21.30        NA     113.64   113.64    40.54
HWE     Home Financial Bancorp           IN     07/02/96   12.40   66.20     66.23  13.10        NA      85.73    85.73    17.17
OCFC    Ocean Financial Corp.            NJ     07/03/96   13.80   69.20     69.21  13.90        NA      95.02    95.02    19.70



                                                                         PRICES AND TREND FROM IPO DATE
                                                           ----------------------------------------------------------
                                                                      1 Day          1 Week            1 Mo.
                                                             IPO      After           After            After
                                                  IPO       Price      IPO     %       IPO      %       IPO      %
                                                  Date       ($)       ($)  Change     ($)   Change     ($)   Change
                                                --------   ------   ------- -------  ------  -------  ------  -------
FFBA    First Colorado Bancorp, Inc.     CO     01/02/96      NA     11.44     NA    11.63      NA    12.00      NA
LFBI    Little Falls Bancorp, Inc.       NJ     01/05/96   10.00     11.31  13.13    11.38   13.75    11.00   10.00
BYFC    Broadway Financial Corp.         CA     01/09/96   10.00     10.38   3.75    10.25    2.50    10.25    2.50
FFOH    Fidelity Financial of Ohio       OH     03/04/96      NA     10.50     NA    10.00      NA    10.13      NA
FFFD    North Central Bancshares, Inc.   IA     03/21/96      NA     10.88     NA    10.69      NA    10.44      NA
CFTP    Community Federal Bancorp        MS     03/26/96   10.00     12.63  26.25    12.88   28.75    12.63   26.25
GAF     GA Financial, Inc.               PA     03/26/96   10.00     11.38  13.75    11.50   15.00    11.00   10.00
CRZY    Crazy Woman Creek Bancorp        WY     03/29/96   10.00        NA     NA    10.75    7.50    10.50    5.00
PFFB    PFF Bancorp, Inc.                CA     03/29/96   10.00     11.38  13.75    11.63   16.25    11.63   16.25
WHG     WHG Bancshares Corp.             MD     04/01/96   10.00     11.13  11.25    11.06   10.60    11.25   12.50
SSB     Scotland Bancorp, Inc            NC     04/01/96   10.00     12.25  22.50    12.50   25.00    11.75   17.50
PHFC    Pittsburgh Home Financial Corp   PA     04/01/96   10.00     11.00  10.00    11.00   10.00    10.63    6.25
JXVL    Jacksonville Bancorp, Inc.       TX     04/01/96      NA     11.11     NA     9.63      NA     9.88      NA
LONF    London Financial Corporation     OH     04/01/96   10.00     10.81   8.12    10.63    6.25    10.13    1.25
SSM     Stone Street Bancorp, Inc.       NC     04/01/96   15.00     17.50  16.67    18.00   20.00    17.75   18.33
AMFC    AMB Financial Corp.              IN     04/01/96   10.00     10.50   5.00    10.50    5.00    10.50    5.00
FBER    1st Bergen Bancorp               NJ     04/01/96   10.00     10.00   0.00     9.50   (5.00)    9.63   (3.75)
FFDF    FFD Financial Corp.              OH     04/03/96   10.00     10.50   5.00    10.50    5.00    10.31    3.10
GSFC    Green Street Financial Corp.     NC     04/04/96   10.00     12.88  28.75    12.25   22.50    12.31   23.10
YFCB    Yonkers Financial Corporation    NY     04/18/96   10.00      9.75  (2.50)   10.13    1.25     9.94   (0.60)
RELI    Reliance Bancshares, Inc.        WI     04/19/96    8.00      8.38   4.69     8.25    3.13     7.94   (0.75)
CBK     Citizens First Financial Corp.   IL     05/01/96   10.00     10.50   5.00    10.00    0.00    10.13    1.25
FFBH    First Federal Bancshares of AR   AR     05/03/96   10.00     13.00  30.00    13.25   32.50    13.69   36.90
LXMO    Lexington B&L Financial Corp.    MO     06/06/96   10.00      9.50  (5.00)    9.75   (2.50)   10.13    1.25
WWF     Westwood Financial Corporation   NJ     06/07/96      NA     10.75     NA    10.38      NA    10.63      NA
CNSB    CNS Bancorp, Inc.                MO     06/12/96   10.00     11.00  10.00    11.63   16.25    11.50   15.00
CMS     Commonwealth Bancorp, Inc.       PA     06/17/96      NA     10.50     NA    10.75      NA    10.00      NA
PRBC    Prestige Bancorp, Inc.           PA     06/27/96   10.00     10.38   3.75    10.25    2.50     9.75   (2.50)
WYN     Wayne Bancorp, Inc.              NJ     06/27/96   10.00     11.13  11.25    11.38   13.75    11.25   12.50
PROV    Provident Financial Holdings     CA     06/28/96   10.00     10.97   9.70    10.81    8.10    10.13    1.25
EGLB    Eagle BancGroup, Inc.            IL     07/01/96   10.00     11.25  12.50    11.25   12.50    11.13   11.25
FLKY    First Lancaster Bancshares       KY     07/01/96   10.00     13.50  35.00    13.38   33.75    13.75   37.50
HWE     Home Financial Bancorp           IN     07/02/96   10.00     10.25   2.50     9.88   (1.25)   10.50    5.00
OCFC    Ocean Financial Corp.            NJ     07/03/96   20.00     21.25   6.25    20.13    0.63    21.00    5.00

KELLER & COMPANY
Columbus, Ohio
614-766-1426

              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS



                                                                  PRO FORMA RATIOS                       CURRENT RATIOS
                                                           --------------------------------    ----------------------------------
                                                                   Price/   Price/                       Price/   Price/
                                                           Price/   Book  Tang. Bk. Price/     Price/    Book    Tang. Bk. Price/
                                                  IPO    Earnings   Value   Value   Assets    Earnings   Value    Value    Assets
                                                 Date       (X)      (%)     (%)     (%)        (X)      (%)       (%)      (%)
                                               ---------- -------- ------- -------- -------    -------- ------- --------  --------
MBSP    Mitchell Bancorp, Inc.           NC    07/12/96    94.50   68.10    68.13   25.80           NA   92.38    92.38    38.87
PWB     Pennwood Savings Bank            PA    07/15/96    13.30   65.80    65.76   12.80           NA   82.40    82.40    16.50
ANA     Acadiana Bancshares, Inc.        LA    07/16/96       NA   69.90    69.92   12.70           NA   85.88    85.88    15.07
PFED    Park Bancorp, Inc.               IL    08/12/96    17.80   64.90    64.93   14.50           NA   76.40    76.40    17.96
PFFC    Peoples Financial Corp.          OH    09/13/96    26.70   62.70    62.69   16.00           NA      NA       NA       NA
HBEI    Home Bancorp of Elgin, Inc.      IL    09/27/96    17.40   70.60    70.59   18.70           NA   91.18    91.18    24.36
CBES    CBES Bancorp, Inc.               MO    09/30/96    13.20   61.10    61.06   10.60           NA   84.54    84.54    14.84
WEH     Westwood Homestead Fin. Corp.    OH    09/30/96    92.80   71.70    71.71   22.70           NA   76.16    76.16    25.10
AFED    AFSALA Bancorp, Inc.             NY    10/01/96    14.10   69.70    69.73    9.90           NA      NA       NA       NA
SSFC    South Street Financial Corp.     NC    10/03/96    27.00   74.10    74.06   21.20           NA      NA       NA       NA
CNBA    Chester Bancorp, Inc.            IL    10/08/96    14.10   70.10    70.08   13.90           NA      NA       NA       NA
FTNB    Fulton Bancorp, Inc.             MO    10/18/96    15.50   70.50    70.48   16.70           NA      NA       NA       NA
DCBI    Delphos Citizens Bancorp, Inc.   OH    11/21/96    12.10   70.20    70.20   18.80           NA      NA       NA       NA
CFNC    Carolina Fincorp, Inc.           NC    11/25/96    17.70   74.70    74.68   16.40           NA      NA       NA       NA
PSFI    PS Financial, Inc.               IL    11/27/96    14.50   69.90    69.92   29.00           NA      NA       NA       NA




                                                                         PRICES AND TREND FROM IPO DATE
                                                           ----------------------------------------------------------
                                                                      1 Day          1 Week            1 Mo.
                                                             IPO      After           After            After
                                                  IPO       Price      IPO     %       IPO      %       IPO      %
                                                  Date       ($)       ($)  Change     ($)   Change     ($)   Change
                                                --------   ------   ------- -------  ------  -------  ------  -------
MBSP    Mitchell Bancorp, Inc.           NC    07/12/96    10.00        NA     NA    10.63    6.25    11.00    10.00
PWB     Pennwood Savings Bank            PA    07/15/96    10.00      9.50  (5.00)    9.13   (8.75)    9.63    (3.75)
ANA     Acadiana Bancshares, Inc.        LA    07/16/96    12.00     12.00   0.00    11.75   (2.08)   12.38     3.13
PFED    Park Bancorp, Inc.               IL    08/12/96    10.00     10.25   2.50    10.44    4.38    10.50     5.00
PFFC    Peoples Financial Corp.          OH    09/13/96    10.00     10.88   8.75    11.50   15.00    12.75    27.50
HBEI    Home Bancorp of Elgin, Inc.      IL    09/27/96    10.00     11.81  18.13    12.50   25.00    12.63    26.25
CBES    CBES Bancorp, Inc.               MO    09/30/96    10.00     12.63  26.25    13.44   34.38    13.25    32.50
WEH     Westwood Homestead Fin. Corp.    OH    09/30/96    10.00     10.75   7.50    10.63    6.25    10.50     5.00
AFED    AFSALA Bancorp, Inc.             NY    10/01/96    10.00     11.38  13.75    11.31   13.13    11.56    15.63
SSFC    South Street Financial Corp.     NC    10/03/96    10.00        NA     NA    12.50   25.00    12.38    23.75
CNBA    Chester Bancorp, Inc.            IL    10/08/96    10.00     12.94  29.38    12.63   26.25    12.63    26.25
FTNB    Fulton Bancorp, Inc.             MO    10/18/96    10.00     12.50  25.00    12.88   28.75    14.75    47.50
DCBI    Delphos Citizens Bancorp, Inc.   OH    11/21/96    10.00     12.13  21.25    12.13   21.25       NA       NA
CFNC    Carolina Fincorp, Inc.           NC    11/25/96    10.00     13.00  30.00    13.00   30.00       NA       NA
PSFI    PS Financial, Inc.               IL    11/27/96    10.00     11.64  16.41    11.69   16.88       NA       NA


                                   EXHIBIT 34

KELLER & COMPANY
Columbus, Ohio
614-766-1426



               RECENT THRIFT ACQUISITIONS AND PENDING ACQUISITIONS COUNTY, CITY OR MARKET AREA OF HEMLOCK FEDERAL BANK FOR SAVINGS




         1.Target institution:
             Name                Barrington Bancorp
             City and state      Barrington, IL
             Asset size               $69,700,000

           Acquiring institution:
             Name                First Chicago NBD
             City and state      Chicago, IL
             Asset size          $115,500,000,000

           Transaction:
             Purchase price           $17,100,000
             Price/earnings (x)             61.00
             Price/book value (%)           148.6
             Date completed              06/06/96




         2.Target institution:
             Name                N.S. Bancorp
             City and state      Chicago, IL
             Asset size            $1,160,200,000

           Acquiring institution:
             Name                MAF Bancorp
             City and state      Clarendon Hills, IL
             Asset size            $1,870,000,000

           Transaction:
             Purchase price          $267,000,000
             Price/earnings (x)             12.50
             Price/book value (%)          107.00
             Date completed              05/30/96

         3.Target institution:
             Name                DeerBank Corp.
             City and state      Chicago, IL
             Asset size              $757,800,000

           Acquiring institution:
             Name                NBD
             City and state      Detroit, MI
             Asset size           $48,500,000,000

           Transaction:
             Purchase price          $106,000,000
             Price/earnings (x)             14.20
             Price/book value (%)          186.00
             Date completed              07/01/95




         4.Target institution:
             Name                Financial Security Corp
             City and state      Chicago, IL
             Asset size              $258,500,000

           Acquiring institution:
             Name                Pinnacle Banc Group, Inc.
             City and state      Oak Brook, IL
             Asset size              $830,700,000

           Transaction:
             Purchase price           $43,000,000
             Price/earnings (x)             20.70
             Price/book value (%)          109.00
             Date completed              09/30/96

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF DECEMBER 6, 1996



                                                                                    PER SHARE
                                                       ------------------------------------------------------------------
                                                    Latest  All Time  All Time Monthly Quarterly   Book          12 Month
                                                    Price     High      Low    Change   Change    Value   Assets    Div.
                                    State Exchange   ($)      ($)       ($)     (%)      (%)       ($)     ($)      ($)
                                    ----- --------   ---      ---       ---     ---      ---       ---     ---     -----

PFSL  Pocahontas FS&LA, MHC           AR  NASDAQ   17.250   17.250     9.500  13.11    18.97     13.97   234.87    0.77
CMSV  Community Savings, MHC          FL  NASDAQ   18.375   19.375    10.000   8.09    13.95     15.39   128.32    0.70
FFFL  Fidelity FSB of Florida, MHC    FL  NASDAQ   17.250   18.000     9.091   4.55    15.97     11.94   127.51    0.65
HARB  Harbor Federal Savings Bk, MHC  FL  NASDAQ   33.000   34.250    11.875   5.60    14.78     17.19   214.30    1.13
FFSX  First Fed SB of Siouxland, MHC  IA  NASDAQ   28.000   29.250     8.239   5.66    19.61     19.39   243.28    0.65
WCFB  Webster City Federal SB, MHC    IA  NASDAQ   13.500   13.500     8.813   0.00     1.89     10.30    45.00    0.70
JXSB  Jacksonville Savings Bank, MHC  IL  NASDAQ   12.000   14.250    10.000   4.35    -2.04     13.01   112.95    0.40
LFED  Leeds Federal Savings Bk, MHC   MD  NASDAQ   15.250   16.750     9.875   8.93    16.19     12.81    79.51    0.65
GFED  Guaranty Federal SB, MHC        MO  NASDAQ   11.000   12.500     8.000  -2.22    12.82      8.49    58.61    0.32
PULB  Pulaski Bank, Savings Bk, MHC   MO  NASDAQ   14.750   16.500    10.500   0.00    14.56     10.93    85.70    0.80
FSLA  First Savings Bank, MHC         NJ  NASDAQ   18.000   18.500     5.072  10.00    22.79     12.59   136.03    0.35
FSNJ  First Savings Bk of NJ, MHC     NJ  NASDAQ   17.000   19.500    10.750   6.25    13.33     15.53   212.17    0.50
SBFL  SB of the Finger Lakes, MHC     NY  NASDAQ   13.500   17.000     8.125  -3.57    -8.47     11.22   110.61    0.40
WAYN  Wayne Savings & Loan Co. MHC    OH  NASDAQ   23.000   24.000    11.255   8.24    18.71     15.04   167.49    0.87
GDVS  Greater Delaware Valley SB, MHC PA  NASDAQ   10.125   13.000     9.250   8.00     1.25      8.30    70.97    0.36
HARS  Harris Savings Bank, MHC        PA  NASDAQ   18.500   20.500    12.750  13.85    24.37     13.15   153.68    0.57
NWSB  Northwest Savings Bank, MHC     PA  NASDAQ   13.250   13.750     7.375  11.58    20.45      8.01    81.35    0.31
PERT  Perpetual Bank, MHC             SC  NASDAQ   21.375   21.625    20.250   4.27       NA     19.33   139.46      NA
RVSB  Riverview Savings Bank, MHC     WA  NASDAQ   16.750   17.250     9.711   3.08    15.52     10.73    99.84    0.21


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                                      17.467   18.776    10.023   5.78    13.04     13.02   131.66    0.57
      MEDIAN                                       17.000   17.250     9.711   5.66    15.15     12.81   127.51    0.61
      HIGH                                         33.000   34.250    20.250  13.85    24.37     19.39   243.28    1.13
      LOW                                          10.125   12.500     5.072  -3.57    -8.47      8.01    45.00    0.21




                                                     PRICING RATIOS
                                          ----------------------------------
                                           Price/   Price/   Price/ Price/Core
                                         Earnings Bk. Value  Assets  Earnings
                                            (X)       (%)     (%)      (X)
                                            ---       ---     ---      ---
PFSL  Pocahontas FS&LA, MHC               14.87    123.48     7.34    11.13
CMSV  Community Savings, MHC              17.01    119.40    14.32    16.70
FFFL  Fidelity FSB of Florida, MHC        36.70    144.47    13.53    22.12
HARB  Harbor Federal Savings Bk, MHC      18.86    191.97    15.40    14.04
FFSX  First Fed SB of Siouxland, MHC      29.17    144.40    11.51    16.97
WCFB  Webster City Federal SB, MHC        33.75    131.07    30.00    34.62
JXSB  Jacksonville Savings Bank, MHC      57.14     92.24    10.62    22.64
LFED  Leeds Federal Savings Bk, MHC       25.00    119.05    19.18    17.73
GFED  Guaranty Federal SB, MHC            30.56    129.56    18.77    37.93
PULB  Pulaski Bank, Savings Bk, MHC       19.41    134.95    17.21    23.41
FSLA  First Savings Bank, MHC             29.51    142.97    13.23    16.36
FSNJ  First Savings Bk of NJ, MHC            NM    109.47     8.01    32.69
SBFL  SB of the Finger Lakes, MHC            NM    120.32    12.21   112.50
WAYN  Wayne Savings & Loan Co. MHC        53.49    152.93    13.73    22.55
GDVS  Greater Delaware Valley SB, MHC        NM    121.99    14.27   144.64
HARS  Harris Savings Bank, MHC               NM    140.68    12.04    28.46
NWSB  Northwest Savings Bank, MHC         25.00    165.42    16.29    15.77
PERT  Perpetual Bank, MHC                 22.50    110.58    15.33    16.19
RVSB  Riverview Savings Bank, MHC         17.45    156.10    16.78    15.23


ALL MUTUAL HOLDING COMPANIES
      AVERAGE                             28.69    134.27    14.72    32.72
      MEDIAN                              25.00    131.07    14.27    22.12
      HIGH                                57.14    191.97    30.00   144.64
      LOW                                 14.87     92.24     7.34    11.13


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF DECEMBER 6, 1996


                                                        ASSETS AND EQUITY                       PROFITABILITY
                                                        -----------------                       -------------
                                                  Total       Total       Total                 Core            Core
                                                  Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                      State       ($000)      ($000)      ($000)         (%)     (%)     (%)     (%)
                                      -----       ------      ------      ------         ---     ---     ---     ---

PFSL    Pocahontas FS&LA, MHC           AR        381,562     22,689      22,689        0.54    0.72    8.98   11.96
CMSV    Community Savings, MHC          FL        626,045     75,066      75,066        0.88    0.90    7.10    7.25
FFFL    Fidelity FSB of Florida, MHC    FL        857,366     80,316      79,486        0.39    0.65    3.90    6.42
HARB    Harbor Federal Savings Bk, MHC  FL      1,057,443     84,832      81,245        0.91    1.22   10.51   14.12
FFSX    First Fed SB of Siouxland, MHC  IA        458,154     36,514      36,166        0.40    0.70    4.82    8.34
WCFB    Webster City Federal SB, MHC    IA         94,492     21,628      21,628        0.87    1.19    3.88    5.30
JXSB    Jacksonville Savings Bank, MHC  IL        143,710     16,555      16,513        0.19    0.46    1.57    3.87
LFED    Leeds Federal Savings Bk, MHC   MD        274,696     44,241      44,241        0.77    1.10    4.69    6.75
GFED    Guaranty Federal SB, MHC        MO        183,150     26,538      26,538        0.61    0.50    4.23    3.42
PULB    Pulaski Bank, Savings Bk, MHC   MO        179,457     22,881      22,881        0.88    0.74    7.15    5.95
FSLA    First Savings Bank, MHC         NJ        974,771     90,227      79,066        0.47    0.85    4.98    8.94
FSNJ    First Savings Bk of NJ, MHC     NJ        649,720     47,551      47,551       -0.60    0.25   -7.63    3.12
SBFL    SB of the Finger Lakes, MHC     NY        197,437     20,020      20,020       -0.06    0.11   -0.51    1.00
WAYN    Wayne Savings & Loan Co. MHC    OH        250,856     22,527      22,527        0.25    0.61    2.70    6.50
GDVS    Greater Delaware Valley SB, MHC PA        232,264     27,151      27,151       -0.21    0.10   -1.73    0.81
HARS    Harris Savings Bank, MHC        PA      1,723,684    147,474     124,398        0.03    0.48    0.24    4.51
NWSB    Northwest Savings Bank, MHC     PA      1,901,532    187,167     178,037        0.70    1.06    6.49    9.90
PERT    Perpetual Bank, MHC             SC        209,827     29,091          NA        0.73    1.02    6.02    8.39
RVSB    Riverview Savings Bank, MHC     WA        219,224     23,566      21,074        0.99    1.16    9.05   10.60



ALL MUTUAL HOLDING COMPANIES
        AVERAGE                                   558,705     54,002      52,571        0.46    0.73    4.02    6.69
        MEDIAN                                    274,696     29,091      31,659        0.54    0.72    4.69    6.50
        HIGH                                    1,901,532    187,167     178,037        0.99    1.22   10.51   14.12
        LOW                                        94,492     16,555      16,513       -0.60    0.10   -7.63    0.81





                                                                CAPITAL ISSUES
                                                                --------------
                                                                        Number of  Mkt. Value
                                                     IPO                 Shares    of Shares
                                      State         Date    Exchange     Outstg.      ($M)
                                      -----         ----    --------     -------      ----

PFSL    Pocahontas FS&LA, MHC           AR        04/05/94   NASDAQ     1,624,594     25.18
CMSV    Community Savings, MHC          FL        10/24/94   NASDAQ     4,878,888     78.06
FFFL    Fidelity FSB of Florida, MHC    FL        01/07/94   NASDAQ     6,724,052    104.22
HARB    Harbor Federal Savings Bk, MHC  FL        01/06/94   NASDAQ     4,934,454    146.18
FFSX    First Fed SB of Siouxland, MHC  IA        07/13/92   NASDAQ     1,883,240     43.44
WCFB    Webster City Federal SB, MHC    IA        08/15/94   NASDAQ     2,100,000     27.83
JXSB    Jacksonville Savings Bank, MHC  IL        04/21/95   NASDAQ     1,272,300     15.35
LFED    Leeds Federal Savings Bk, MHC   MD        05/02/94   NASDAQ     3,454,736     46.21
GFED    Guaranty Federal SB, MHC        MO        04/10/95   NASDAQ     3,125,000     32.03
PULB    Pulaski Bank, Savings Bk, MHC   MO        05/11/94   NASDAQ     2,094,000     29.32
FSLA    First Savings Bank, MHC         NJ        07/10/92   NASDAQ     7,165,594    107.48
FSNJ    First Savings Bk of NJ, MHC     NJ        01/09/95   NASDAQ     3,062,321     46.70
SBFL    SB of the Finger Lakes, MHC     NY        11/11/94   NASDAQ     1,785,000     25.88
WAYN    Wayne Savings & Loan Co. MHC    OH        06/25/93   NASDAQ     1,497,746     28.46
GDVS    Greater Delaware Valley SB, MHC PA        03/03/95   NASDAQ     3,272,500     32.73
HARS    Harris Savings Bank, MHC        PA        01/25/94   NASDAQ    11,216,400    168.25
NWSB    Northwest Savings Bank, MHC     PA        11/07/94   NASDAQ    23,376,000    286.36
PERT    Perpetual Bank, MHC             SC        10/26/93   NASDAQ     1,504,601        NA
RVSB    Riverview Savings Bank, MHC     WA        10/26/93   NASDAQ     2,195,781     32.94



ALL MUTUAL HOLDING COMPANIES
        AVERAGE                                                         4,587,748     70.92
        MEDIAN                                                          3,062,321     38.19
        HIGH                                                           23,376,000    286.36
        LOW                                                             1,272,300     15.35


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000                                                        Total      Total
                                                                 Cash &          1-4 Fam.  Net     Net Loans  Borrowed
                                                        Total   Invest./  MBS/    Loans/  Loans/     & MBS/    Funds/   Equity/
                                                        Assets   Assets  Assets   Assets  Assets     Assets    Assets   Assets
                                            IPO Date    ($000)     (%)    (%)      (%)      (%)       (%)        (%)      (%)
                                            --------    ------     ---    ---      ---      ---       ---        ---      ---
        HEMLOCK FEDERAL                        --      146,983   16.42   44.85    32.48    36.14     80.99      1.02     7.73

        DEFINED PARAMETERS FOR              Prior to                              25.00-   30.00 -   55.00-              5.00-
        INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000  <40.00  <45.00    65.00    80.00     95.00    <25.00    18.00

HBBI    Home Building Bancorp           IN  02/08/95    42,560   17.52   13.56    49.43    66.04     79.60      9.34    12.92
NSLB    NS&L Bancorp, Inc.              MO  06/08/95    57,288   35.89    9.79    47.86    51.87     61.66      0.00    23.31
CKFB    CKF Bancorp, Inc.               KY  01/04/95    59,898   10.11    0.01    68.82    88.19     88.20      0.44    25.22
GWBC    Gateway Bancorp, Inc.           KY  01/18/95    69,496   30.79   41.82    23.19    26.10     67.93      0.00    25.07
ATSB    AmTrust Capital Corp.           IN  03/28/95    72,108      NA      NA    39.62    71.79        NA     23.44     9.91
HHFC    Harvest Home Financial Corp.    OH  10/10/94    76,399   32.87   10.04    48.65    54.89     64.93      6.54    16.71
HZFS    Horizon Financial Svcs Corp.    IA  06/30/94    76,652   30.92    0.00    42.30    65.98     65.98     16.50    10.73
LOGN    Logansport Financial Corp.      IN  06/14/95    79,726   18.29    9.06    48.64    69.77     78.83      3.76    19.98
PCBC    Perry County Financial Corp.    MO  02/13/95    80,394   45.57   39.07    12.83    13.81     52.88      3.11    18.77
SOBI    Sobieski Bancorp, Inc.          IN  03/31/95    80,648    9.92   19.25    56.26    67.39     86.64      7.07    17.12
SFFC    StateFed Financial Corporation  IA  01/05/94    81,059   13.14    0.00    51.37    81.80     81.80     23.44    17.99
GFSB    GFS Bancorp, Inc.               IA  01/06/94    85,206    7.20    3.85    57.85    87.53     91.38     22.66    11.57
FTSB    Fort Thomas Financial Corp.     KY  06/28/95    88,874   10.73    0.97    67.98    85.44     86.42      5.07    24.35
INCB    Indiana Community Bank, SB      IN  12/15/94    90,697   11.77    3.35    43.34    81.20     84.56      0.00    12.30
CIBI    Community Investors Bancorp     OH  02/07/95    94,799   22.89    2.30    54.85    73.37     75.67     13.05    11.94
NWEQ    Northwest Equity Corp.          WI  10/11/94    95,501    7.46    8.14    54.85    80.65     88.79     21.64    12.14
FFBI    First Financial Bancorp, Inc.   IL  10/04/93    97,143   15.02    7.29    59.20    75.18     82.47     23.21     7.73
ASBP    ASB Financial Corp.             OH  05/11/95   114,298   27.24    9.00    43.01    60.90     69.90      2.11    22.18
MIFC    Mid-Iowa Financial Corp.        IA  10/14/92   115,260   19.74   25.74    39.55    52.80     78.54     20.82     9.38

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000                                                        Total      Total
                                                                 Cash &          1-4 Fam.  Net     Net Loans  Borrowed
                                                        Total   Invest./  MBS/    Loans/  Loans/     & MBS/    Funds/   Equity/
                                                        Assets   Assets  Assets   Assets  Assets     Assets    Assets   Assets
                                            IPO Date    ($000)     (%)    (%)      (%)      (%)       (%)        (%)      (%)
                                            --------    ------     ---    ---      ---      ---       ---        ---      ---
        HEMLOCK FEDERAL                        --      146,983   16.42   44.85    32.48    36.14     80.99      1.02     7.73

        DEFINED PARAMETERS FOR              Prior to                              25.00-   30.00-    55.00-              5.00-
        INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000  <40.00  <45.00    65.00    80.00     95.00    <25.00    18.00

NBSI    North Bancshares, Inc.          IL  12/21/93   116,881   31.40    6.77    52.69    59.88     66.65     20.32    15.13
GTPS    Great American Bancorp          IL  06/30/95   123,866      NA      NA    36.10    73.52        NA      0.00    25.62
PTRS    Potters Financial Corp.         OH  12/31/93   125,497   31.55   20.89    32.08    44.68     65.57     12.67     8.21
MWBI    Midwest Bancshares, Inc.        IA  11/12/92   137,707   15.67   22.42    46.16    58.88     81.29     18.81     6.58
FFWD    Wood Bancorp, Inc.              OH  08/31/93   152,374   16.97    3.19    58.74    77.99     81.18     11.10    13.17
FBSI    First Bancshares, Inc.          MO  12/22/93   154,306   17.21    0.59    61.06    79.51     80.10     13.32    14.77
FFWC    FFW Corp.                       IN  04/05/93   154,551   18.80   12.01    42.56    66.94     78.95     24.46    10.01
NEIB    Northeast Indiana Bancorp       IN  06/28/95   160,032   10.95    0.00    60.91    86.98     86.98     33.12    17.44
SMBC    Southern Missouri Bancorp, Inc  MO  04/13/94   160,124      NA      NA    42.42    62.22        NA      7.84    15.74
MARN    Marion Capital Holdings         IN  03/18/93   174,597    9.87    0.02    50.24    83.09     83.12      3.40    22.69
CMRN    Cameron Financial Corp          MO  04/03/95   175,841   13.19    0.01    60.19    83.88     83.89      1.85    26.35
LSBI    LSB Financial Corp.             IN  02/03/95   177,840    6.65    2.16    52.73    87.76     89.92     24.87     9.40
MFFC    Milton Federal Financial Corp.  OH  10/07/94   180,831   23.41    9.51    56.53    64.56     74.07      9.67    18.51
FFBZ    First Federal Bancorp, Inc.     OH  07/13/92   184,467    7.94    0.90    54.46    86.90     87.80     20.58     7.59
MWFD    Midwest Federal Financial       WI  07/08/92   194,707   14.76    8.89    30.97    72.43     81.32     11.35     8.39
CBCO    CB Bancorp, Inc.                IN  12/28/92   200,008   45.53    4.34    37.50    45.14     49.49     22.00     9.69
SBCN    Suburban Bancorporation, Inc.   OH  09/30/93   209,942    5.34   13.00    56.98    79.74     92.74     26.93    12.09
MFBC    MFB Corp.                       IN  03/25/94   210,559   20.81   11.77    64.12    65.90     77.67      8.31    17.90
EFBI    Enterprise Federal Bancorp      OH  10/17/94   213,876   18.97   13.55    48.21    65.28     78.83     18.70    14.77

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000                                                        Total      Total
                                                                 Cash &          1-4 Fam.  Net     Net Loans  Borrowed
                                                        Total   Invest./  MBS/    Loans/  Loans/     & MBS/    Funds/   Equity/
                                                        Assets   Assets  Assets   Assets  Assets     Assets    Assets   Assets
                                            IPO Date    ($000)     (%)    (%)      (%)      (%)       (%)        (%)      (%)
                                            --------    ------     ---    ---      ---      ---       ---        ---      ---
        HEMLOCK FEDERAL                        --      146,983   16.42   44.85    32.48    36.14     80.99      1.02     7.73

        DEFINED PARAMETERS FOR              Prior to                              25.00-   30.00-    55.00-              5.00-
        INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000  <40.00  <45.00    65.00    80.00     95.00    <25.00    18.00

OHSL    OHSL Financial Corp.            OH  02/10/93   217,627   19.82    6.55    47.73    71.52     78.06      9.33    11.56
FFHS    First Franklin Corporation      OH  01/26/88   218,329   11.02   18.62    53.72    68.05     86.67      3.28     9.05
MBLF    MBLA Financial Corp.            MO  06/24/93   227,391   41.49    8.98    43.39    48.79     57.77     49.27    12.31
CAPS    Capital Savings Bancorp, Inc.   MO  12/29/93   231,245    9.84   12.18    63.34    76.11     88.29     22.92     8.44
CBIN    Community Bank Shares           IN  04/10/95   234,600   37.91    1.73    38.16    57.76     59.49      9.13    10.85
FBCV    1ST Bancorp                     IN  04/07/87   257,960   27.18    1.02    58.93    67.93     68.94     38.34     8.20
FFED    Fidelity Federal Bancorp        IN  08/31/87   261,834    4.75    4.55    43.91    85.17     89.72     24.60     4.79
PFDC    Peoples Bancorp                 IN  07/07/87   280,012   18.77    0.23    71.92    79.64     79.87      0.00    15.24
WFCO    Winton Financial Corp.          OH  08/04/88   282,833    8.68    4.40    48.24    84.63     89.03     15.69     7.45
GFCO    Glenway Financial Corp.         OH  11/30/90   283,727    6.81   10.21    64.42    79.88     90.09      8.45     9.28
SMFC    Sho-Me Financial Corp.          MO  07/01/94   292,094    7.81    2.87    63.97    86.57     89.44     28.25    10.20
WCBI    Westco Bancorp                  IL  06/26/92   307,772   27.05    0.00    57.07    71.33     71.33      0.00    15.50
HBFW    Home Bancorp                    IN  03/30/95   315,901   22.44    0.00    72.55    75.91     75.91      0.00    15.50
HMCI    HomeCorp, Inc.                  IL  06/22/90   340,449    7.53    6.09    41.90    80.02     86.11      2.44     6.00
CASH    First Midwest Financial, Inc.   IA  09/20/93   342,095   22.44    9.67    22.10    65.12     74.78     27.85    11.41
PVFC    PVF Capital Corp.               OH  12/30/92   345,279    6.68    3.50    31.80    88.46     91.95     12.76     6.51
WOFC    Western Ohio Financial Corp.    OH  07/29/94   347,704      NA      NA    56.23    74.64        NA     28.70    15.31
HVFD    Haverfield Corporation          OH  03/19/85   350,603   13.75    0.60    65.36    82.89     83.49      8.84     7.87
KNK     Kankakee Bancorp, Inc.          IL  01/06/93   352,926   21.28    8.78    43.23    66.70     75.48      8.79    10.02
FFKY    First Federal Financial Corp.   KY  07/15/87   357,281    8.28    0.74    67.91    86.79     87.54     11.13    13.80

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000                                                        Total      Total
                                                                 Cash &          1-4 Fam.  Net     Net Loans  Borrowed
                                                        Total   Invest./  MBS/    Loans/  Loans/     & MBS/    Funds/   Equity/
                                                        Assets   Assets  Assets   Assets  Assets     Assets    Assets   Assets
                                            IPO Date    ($000)     (%)    (%)      (%)      (%)       (%)        (%)      (%)
                                            --------    ------     ---    ---      ---      ---       ---        ---      ---
        HEMLOCK FEDERAL                        --      146,983   16.42   44.85    32.48    36.14     80.99      1.02     7.73

        DEFINED PARAMETERS FOR              Prior to                              25.00-   30.00-    55.00-              5.00-
        INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000  <40.00  <45.00    65.00    80.00     95.00    <25.00    18.00

SWBI    Southwest Bancshares           IL   06/24/92   376,277   19.33    6.50    42.63    69.08     75.58     14.13    10.38
HALL    Hallmark Capital Corp.         WI   01/03/94   387,671   20.57   15.15    44.61    62.62     77.78     26.64     7.01
SFSB    SuburbFed Financial Corp.      IL   03/04/92   390,910    4.74   35.65    38.16    57.42     93.07     15.62     6.50
PMFI    Perpetual Midwest Financial    IA   03/31/94   395,707   13.64    6.97    33.56    76.14     83.11     19.80     8.56
ASBI    Ameriana Bancorp               IN   03/02/87   399,721   15.53   10.13    55.53    71.27     81.40     10.67    10.88

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000
                                                                           OPERATING PERFORMANCE                  ASSET QUALITY (1)
                                                               --------------------------------------------- -----------------------
                                                                               Net     Operating  Noninterest
                                                     Total     Core    Core   Interest  Expenses/   Income/   NPA/   REO/  Reserves/
                                                     Assets    ROAA    ROAE   Margin(2)  Assets(3)  Assets   Assets Assets  Assets
                                          IPO Date   ($000)    (%)      (%)     (%)        (%)        (%)      (%)    (%)     (%)
                                          --------   ------    ---      ---     ---        ---        ---      ---    ---     ---
      HEMLOCK FEDERAL
         BANK FOR SAVINGS                      --    146,983   0.58     7.52     3.17       2.42      0.31    0.05    0.00   0.46

      DEFINED PARAMETERS FOR              Prior to             0.30-    2.00-    2.75-      1.75-
      INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000   1.00    12.00     3.75       3.25     <0.80   <1.00   <0.25  >0.15

HBBI  Home Building Bancorp           IN  02/08/95    42,560  -0.01    -0.07     3.57       2.51      0.28    0.35    0.00   0.18
NSLB  NS&L Bancorp, Inc.              MO  06/08/95    57,288   0.83     3.50     3.26       2.22      0.28    0.02    0.00   0.08
CKFB  CKF Bancorp, Inc.               KY  01/04/95    59,898   1.27     4.67     3.78       1.82      0.08    1.47    0.00   0.20
GWBC  Gateway Bancorp, Inc.           KY  01/18/95    69,496   1.14     4.50     2.95       1.20      0.02    0.45    0.00   0.12
ATSB  AmTrust Capital Corp.           IN  03/28/95    72,108   0.11     1.08     2.85       2.97      0.57    2.58    0.06   0.69
HHFC  Harvest Home Financial Corp.    OH  10/10/94    76,399   0.75     4.14     3.12       1.98      0.06    0.19    0.00   0.15
HZFS  Horizon Financial Svcs Corp.    IA  06/30/94    76,652   0.33     2.83     3.42       2.66      0.43    0.92    0.24   0.50
LOGN  Logansport Financial Corp.      IN  06/14/95    79,726   1.48     5.71     3.94       1.63      0.13    0.36    0.00   0.29
PCBC  Perry County Financial Corp.    MO  02/13/95    80,394   0.98     4.81     2.78       1.23      0.03     NA      NA    0.01
SOBI  Sobieski Bancorp, Inc.          IN  03/31/95    80,648   0.46     2.52     3.28       2.67      0.21    0.11    0.00   0.25
SFFC  StateFed Financial Corporation  IA  01/05/94    81,059   1.25     6.35     3.74       1.67      0.07    1.27    0.00   0.30
GFSB  GFS Bancorp, Inc.               IA  01/06/94    85,206   1.12     9.36     3.39       1.73      0.13    1.63    0.00   0.81
FTSB  Fort Thomas Financial Corp.     KY  06/28/95    88,874   1.33     5.39     4.14       2.42      0.40    1.27    0.00   0.36
INCB  Indiana Community Bank, SB      IN  12/15/94    90,697   0.48     3.38     4.34       3.92      0.97     NA      NA     NA
CIBI  Community Investors Bancorp     OH  02/07/95    94,799   0.98     7.23     3.76       2.11      0.12    0.88    0.11   0.47
NWEQ  Northwest Equity Corp.          WI  10/11/94    95,501   0.91     6.70     4.02       2.69      0.43    1.19    0.17   0.47

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000
                                                                           OPERATING PERFORMANCE                  ASSET QUALITY (1)
                                                               --------------------------------------------- -----------------------
                                                                               Net     Operating  Noninterest
                                                     Total     Core    Core   Interest  Expenses/   Income/   NPA/   REO/  Reserves/
                                                     Assets    ROAA    ROAE   Margin(2)  Assets(3)  Assets   Assets Assets  Assets
                                          IPO Date   ($000)    (%)      (%)     (%)        (%)        (%)      (%)    (%)     (%)
                                          --------   ------    ---      ---     ---        ---        ---      ---    ---     ---
      HEMLOCK FEDERAL
         BANK FOR SAVINGS                      --    146,983   0.58     7.52    3.17      2.42       0.31     0.05    0.00   0.46

      DEFINED PARAMETERS FOR              Prior to             0.30-    2.00-   2.75-     1.75-
      INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000   1.00    12.00    3.75      3.25      <0.80    <1.00   <0.25  >0.15

FFBI  First Financial Bancorp, Inc.  IL   10/04/93    97,143   0.36     3.97    3.06      2.85       0.43     0.43    0.00   0.46
ASBP  ASB Financial Corp.            OH   05/11/95   114,298   0.89     3.83    3.53      2.20       0.16     1.89    0.58   0.77
MIFC  Mid-Iowa Financial Corp.       IA   10/14/92   115,260   0.93    10.00    2.83      2.15       0.80     0.05    0.00   0.24
NBSI  North Bancshares, Inc.         IL   12/21/93   116,881   0.61     3.52    3.32      2.51       0.17     0.00    0.00   0.18
GTPS  Great American Bancorp         IL   06/30/95   123,866   0.67     2.39    4.87      3.62       0.41     0.13    0.00   0.26
PTRS  Potters Financial Corp.        OH   12/31/93   125,497   0.40     4.19    3.28      2.62       0.20     2.20    0.00   1.67
MWBI  Midwest Bancshares, Inc.       IA   11/12/92   137,707   0.72    10.36    2.94      1.87       0.16     0.47    0.03   0.49
FFWD  Wood Bancorp, Inc.             OH   08/31/93   152,374   1.14     8.10    4.32      2.50       0.23     0.29    0.02   0.35
FBSI  First Bancshares, Inc.         MO   12/22/93   154,306   0.95     5.73    3.46      2.06       0.24     0.65    0.00   0.34
FFWC  FFW Corp.                      IN   04/05/93   154,551   1.07    10.00    3.11      1.75       0.32     0.10    0.03   0.32
NEIB  Northeast Indiana Bancorp      IN   06/28/95   160,032   1.22     5.96    3.94      1.92       0.17     0.20    0.00   0.64
SMBC  Southern Missouri Bancorp, Inc MO   04/13/94   160,124   0.94     5.68    3.15      2.02       0.34     0.71    0.10   0.40
MARN  Marion Capital Holdings        IN   03/18/93   174,597   1.42     5.96    4.18      2.22       0.18     0.95    0.10   1.15
CMRN  Cameron Financial Corp         MO   04/03/95   175,841   1.56     5.64    4.19      1.67       0.13     0.96    0.05   0.72
LSBI  LSB Financial Corp.            IN   02/03/95   177,840   0.45     4.33    3.52      2.43       0.28     1.37    0.00   0.96
MFFC  Milton Federal Financial Corp. OH   10/07/94   180,831   0.86     4.22    3.51      2.15       0.13     0.34    0.02   0.27


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000
                                                                           OPERATING PERFORMANCE                  ASSET QUALITY (1)
                                                               --------------------------------------------- -----------------------
                                                                               Net     Operating  Noninterest
                                                     Total     Core    Core   Interest  Expenses/   Income/   NPA/   REO/  Reserves/
                                                     Assets    ROAA    ROAE   Margin(2)  Assets(3)  Assets   Assets Assets  Assets
                                          IPO Date   ($000)    (%)      (%)     (%)        (%)        (%)      (%)    (%)     (%)
                                          --------   ------    ---      ---     ---        ---        ---      ---    ---     ---
      HEMLOCK FEDERAL
         BANK FOR SAVINGS                      --    146,983   0.58     7.52    3.17      2.42       0.31     0.05    0.00   0.46

      DEFINED PARAMETERS FOR              Prior to             0.30-    2.00-   2.75-     1.75-
      INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000   1.00    12.00    3.75      3.25      <0.80    <1.00   <0.25  >0.15

FFBZ  First Federal Bancorp, Inc.    OH   07/13/92   184,467   1.09    14.28    4.04      2.44       0.45     0.50    0.00   0.87
MWFD  Midwest Federal Financial      WI   07/08/92   194,707   1.02    10.99    4.13      2.98       0.87     0.24    0.00   0.76
CBCO  CB Bancorp, Inc.               IN   12/28/92   200,008   1.31    13.77    4.30      2.11       0.68     1.70    1.42   0.93
SBCN  Suburban Bancorporation, Inc.  OH   09/30/93   209,942   0.56     4.36    2.99      2.31       0.21     0.13    0.10   1.49
MFBC  MFB Corp.                      IN   03/25/94   210,559   0.72     3.63    3.07      1.95       0.16     0.06    0.00   0.16
EFBI  Enterprise Federal Bancorp     OH   10/17/94   213,876   0.64     3.74    2.99      1.98       0.05     0.04    0.00   0.18
OHSL  OHSL Financial Corp.           OH   02/10/93   217,627   0.85     6.85    3.33      2.10       0.13     0.22    0.00   0.24
FFHS  First Franklin Corporation     OH   01/26/88   218,329   0.61     6.47    2.76      1.92       0.18     0.52    0.11   0.42
MBLF  MBLA Financial Corp.           MO   06/24/93   227,391   0.76     5.33    2.02      0.78       0.00     0.19    0.01   0.24
CAPS  Capital Savings Bancorp, Inc.  MO   12/29/93   231,245   0.93     9.31    3.33      2.14       0.38     0.20    0.03   0.29
CBIN  Community Bank Shares          IN   04/10/95   234,600   0.89     7.63    3.02      2.06       0.59     0.22    0.03   0.26
FBCV  1ST Bancorp                    IN   04/07/87   257,960  -0.22    -2.75    2.40      2.85       0.33     0.44    0.18   0.35
FFED  Fidelity Federal Bancorp       IN   08/31/87   261,834   0.40     7.62    2.39      3.24       0.22     0.17    0.03   0.71
PFDC  Peoples Bancorp                IN   07/07/87   280,012   1.50     9.77    3.79      1.59       0.23     0.40    0.04   0.32
WFCO  Winton Financial Corp.         OH   08/04/88   282,833   0.80    10.50    3.35      2.21       0.13     0.44    0.18   0.31
GFCO  Glenway Financial Corp.        OH   11/30/90   283,727   0.60     6.26    3.07      2.22       0.22     0.41    0.06   0.21


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000
                                                                           OPERATING PERFORMANCE                  ASSET QUALITY (1)
                                                               --------------------------------------------- -----------------------
                                                                               Net     Operating  Noninterest
                                                     Total     Core    Core   Interest  Expenses/   Income/   NPA/   REO/  Reserves/
                                                     Assets    ROAA    ROAE   Margin(2)  Assets(3)  Assets   Assets Assets  Assets
                                          IPO Date   ($000)    (%)      (%)     (%)        (%)        (%)      (%)    (%)     (%)
                                          --------   ------    ---      ---     ---        ---        ---      ---    ---     ---
      HEMLOCK FEDERAL
         BANK FOR SAVINGS                      --    146,983   0.58     7.52    3.17      2.42       0.31     0.05    0.00   0.46

      DEFINED PARAMETERS FOR              Prior to             0.30-    2.00-   2.75-     1.75-
      INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000   1.00    12.00    3.75      3.25      <0.80    <1.00   <0.25  >0.15

SMFC  Sho-Me Financial Corp.          MO  07/01/94   292,094   0.89     7.63    3.27      2.10       0.38     0.06    0.00   0.61
WCBI  Westco Bancorp                  IL  06/26/92   307,772   1.33     8.54    3.61      1.72       0.24     0.53    0.00   0.29
HBFW  Home Bancorp                    IN  03/30/95   315,901   0.84     4.99    2.91      1.51       0.07     0.04    0.00   0.44
HMCI  HomeCorp, Inc.                  IL  06/22/90   340,449   0.33     5.34    2.99      2.63       0.52     3.64    2.86   0.43
CASH  First Midwest Financial, Inc.   IA  09/20/93   342,095   1.05     8.05    3.50      2.07       0.39     0.20    0.03   0.53
PVFC  PVF Capital Corp.               OH  12/30/92   345,279   1.21    18.25    4.09      2.50       0.37     0.68    0.00   0.73
WOFC  Western Ohio Financial Corp.    OH  07/29/94   347,704   0.49     2.47    3.31      2.36       0.08       NA      NA   0.41
HVFD  Haverfield Corporation          OH  03/19/85   350,603   0.78     9.23    3.68      3.00       0.60     0.28    0.00   0.79
KNK   Kankakee Bancorp, Inc.          IL  01/06/93   352,926   0.59     5.87    3.07      2.46       0.37     0.90    0.05   0.67
FFKY  First Federal Financial Corp.   KY  07/15/87   357,281   1.41     9.97    4.14      2.23       0.56     0.54    0.06   0.50
SWBI  Southwest Bancshares            IL  06/24/92   376,277   1.13     9.32    3.53      1.91       0.19     0.22    0.01   0.21
HALL  Hallmark Capital Corp.          WI  01/03/94   387,671   0.55     7.11    2.45      1.72       0.29     0.05    0.01   0.35
SFSB  SuburbFed Financial Corp.       IL  03/04/92   390,910   0.48     6.81    2.88      2.79       0.72     0.28    0.00   0.24
PMFI  Perpetual Midwest Financial     IA  03/31/94   395,707   0.38     4.06    2.64      2.15       0.30     0.46    0.00   0.68
ASBI  Ameriana Bancorp                IN  03/02/87   399,721   0.91     7.67    3.18      2.18       0.53     0.48    0.03   0.28

------------------
(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)  Based on average interest-earning assets.

(3)  Net of non-recurring expense.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters


General Parameters:
           States: IA IL IN KY MO OH WI
           IPO Date: <= 06/30/95
           Asset size: <= $400,000
                                                                           OPERATING PERFORMANCE                  ASSET QUALITY (1)
                                                               --------------------------------------------- -----------------------
                                                                               Net     Operating  Noninterest
                                                     Total     Core    Core   Interest  Expenses/   Income/   NPA/   REO/  Reserves/
                                                     Assets    ROAA    ROAE   Margin(2)  Assets(3)  Assets   Assets Assets  Assets
                                          IPO Date   ($000)    (%)      (%)     (%)        (%)        (%)      (%)    (%)     (%)
                                          --------   ------    ---      ---     ---        ---        ---      ---    ---     ---
      HEMLOCK FEDERAL
         BANK FOR SAVINGS                      --    146,983   0.58     7.52    3.17      2.42        0.31    0.05   0.00    0.46


      DEFINED PARAMETERS FOR              Prior to             0.30-    2.00-   2.75-     1.75-
      INCLUSION IN COMPARABLE GROUP       06/30/95  <400,000   1.00    12.00    3.75      3.25       <0.80   <1.00  <0.25   >0.15


------------------
(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

(2)  Based on average interest-earning assets.

(3)  Net of non-recurring expense.

KELLER & COMPANY
Columbus, Ohio                    EXHIBIT 39
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS





                                                                                       Cash &                  1-4 Fam.    Total Net
                                                                           Total      Invest./       MBS/       Loans/       Loans/
                                                                           Assets      Assets       Assets      Assets       Assets
                                                           IPO Date        ($000)         (%)          (%)         (%)          (%)
                                                         -----------  --------------------------------------------------------------



            HEMLOCK FEDERAL                                   --           146,983       16.42        44.85       32.48       36.14

            DEFINED PARAMETERS FOR                         Prior to                                               25.00-      30.00-
            INCLUSION IN COMPARABLE GROUP                  06/30/95       <400,000      <40.00       <45.00       65.00       80.00

HHFC        Harvest Home Financial Corp.           OH      10/10/94         76,399       32.87        10.04       48.65       54.89
HZFS        Horizon Financial Svcs Corp.           IA      06/30/94         76,652       30.92         0.00       42.30       65.98
FFBI        First Financial Bancorp, Inc.          IL      10/04/93         97,143       15.02         7.29       59.20       75.18
MIFC        Mid-Iowa Financial Corp.               IA      10/14/92        115,260       19.74        25.74       39.55       52.80
MWBI        Midwest Bancshares, Inc.               IA      11/12/92        137,707       15.67        22.42       46.16       58.88
OHSL        OHSL Financial Corp.                   OH      02/10/93        217,627       19.82         6.55       47.73       71.52
CBIN        Community Bank Shares                  IN      04/10/95        234,600       37.91         1.73       38.16       57.76
GFCO        Glenway Financial Corp.                OH      11/30/90        283,727        6.81        10.21       64.42       79.88
KNK         Kankakee Bancorp, Inc.                 IL      01/06/93        352,926       21.28         8.78       43.23       66.70
SFSB        SuburbFed Financial Corp.              IL      03/04/92        390,910        4.74        35.65       38.16       57.42


                                                 AVERAGE                   198,295       20.48        12.84       46.76       64.10
                                                  MEDIAN                   177,667       19.78         9.41       44.70       62.43
                                                    HIGH                   390,910       37.91        35.65       64.42       79.88
                                                     LOW                    76,399        4.74         0.00       38.16       52.80





                                                             Total
                                                          Net Loans   Borrowed
                                                            & MBS/     Funds/     Equity/
                                                            Assets     Assets     Assets
                                                              (%)        (%)        (%)
                                                            ----------------------------
                  -


            HEMLOCK FEDERAL                                  80.99       1.02       7.73

            DEFINED PARAMETERS FOR                           55.00-                 5.00-
            INCLUSION IN COMPARABLE GROUP                    95.00     <25.00      18.00

HHFC        Harvest Home Financial Corp.           OH        64.93       6.54      16.71
HZFS        Horizon Financial Svcs Corp.           IA        65.98      16.50      10.73
FFBI        First Financial Bancorp, Inc.          IL        82.47      23.21       7.73
MIFC        Mid-Iowa Financial Corp.               IA        78.54      20.82       9.38
MWBI        Midwest Bancshares, Inc.               IA        81.29      18.81       6.58
OHSL        OHSL Financial Corp.                   OH        78.06       9.33      11.56
CBIN        Community Bank Shares                  IN        59.49       9.13      10.85
GFCO        Glenway Financial Corp.                OH        90.09       8.45       9.28
KNK         Kankakee Bancorp, Inc.                 IL        75.48       8.79      10.02
SFSB        SuburbFed Financial Corp.              IL        93.07      15.62       6.50


                                                AVERAGE      76.94      13.72       9.94
                                                 MEDIAN      78.30      12.48       9.70
                                                   HIGH      93.07      23.21      16.71
                                                    LOW      59.49       6.54       6.50


KELLER & COMPANY
Columbus, Ohio                      EXHIBIT 40
614-766-1426

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters


                                                                                        OPERATING PERFORMANCE

                                                                                                               Net       Operating
                                                                      Total           Core         Core      Interest    Expenses/
                                                                      Assets          ROAA         ROAE     Margin (2)   Assets (3)
                                                        IPO Date      ($000)           (%)          (%)         (%)          (%)
                                                      -----------  -------------- -----------  ----------- -----------  ------------


               HEMLOCK FEDERAL
               BANK FOR SAVINGS                              --        146,983        0.58         7.52        3.17         2.42

            DEFINED PARAMETERS FOR                     Prior to                       0.30-        2.00-       2.75-        1.75-
            INCLUSION IN COMPARABLE GROUP              06/30/95       <400,000        1.00        12.00        3.75         3.25

HHFC        Harvest Home Financial Corp.        OH     10/10/94         76,399        0.75         4.14        3.12         1.98
HZFS        Horizon Financial Svcs Corp.        IA     06/30/94         76,652        0.33         2.83        3.42         2.66
FFBI        First Financial Bancorp, Inc.       IL     10/04/93         97,143        0.36         3.97        3.06         2.85
MIFC        Mid-Iowa Financial Corp.            IA     10/14/92        115,260        0.93        10.00        2.83         2.15
MWBI        Midwest Bancshares, Inc.            IA     11/12/92        137,707        0.72        10.36        2.94         1.87
OHSL        OHSL Financial Corp.                OH     02/10/93        217,627        0.85         6.85        3.33         2.10
CBIN        Community Bank Shares               IN     04/10/95        234,600        0.89         7.63        3.02         2.06
GFCO        Glenway Financial Corp.             OH     11/30/90        283,727        0.60         6.26        3.07         2.22
KNK         Kankakee Bancorp, Inc.              IL     01/06/93        352,926        0.59         5.87        3.07         2.46
SFSB        SuburbFed Financial Corp.           IL     03/04/92        390,910        0.48         6.81        2.88         2.79


                                             AVERAGE                   198,295        0.65         6.47        3.07         2.31
                                              MEDIAN                   177,667        0.66         6.54        3.07         2.19
                                                HIGH                   390,910        0.93        10.36        3.42         2.85
                                                 LOW                    76,399        0.33         2.83        2.83         1.87


                                                    OPERATING
                                                   PERFORMANCE                 ASSET QUALITY (1)

                                                    Noninterest
                                                      Income/             NPA/       REO/    Reserves/
                                                      Assets             Assets     Assets    Assets
                                                       (%)                (%)        (%)        (%)
                                                   ----------         --------------------------------


               HEMLOCK FEDERAL
               BANK FOR SAVINGS                           0.31               0.05       0.00      0.46


                                                         <0.80              <1.00      <0.25     >0.15

HHFC        Harvest Home Financial Corp.           OH     0.06               0.19       0.00      0.15
HZFS        Horizon Financial Svcs Corp.           IA     0.43               0.92       0.24      0.50
FFBI        First Financial Bancorp, Inc.          IL     0.43               0.43       0.00      0.46
MIFC        Mid-Iowa Financial Corp.               IA     0.80               0.05       0.00      0.24
MWBI        Midwest Bancshares, Inc.               IA     0.16               0.47       0.03      0.49
OHSL        OHSL Financial Corp.                   OH     0.13               0.22       0.00      0.24
CBIN        Community Bank Shares                  IN     0.59               0.22       0.03      0.26
GFCO        Glenway Financial Corp.                OH     0.22               0.41       0.06      0.21
KNK         Kankakee Bancorp, Inc.                 IL     0.37               0.90       0.05      0.67
SFSB        SuburbFed Financial Corp.              IL     0.72               0.28       0.00      0.24


                                                AVERAGE   0.39               0.41       0.04      0.35
                                                 MEDIAN   0.40               0.35       0.02      0.25
                                                   HIGH   0.80               0.92       0.24      0.67
                                                    LOW   0.06               0.05       0.00      0.15


(1)  Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2)  Based on average interest-earning assets.
(3)  Net of non-recurring expense.


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 41


                        HEMLOCK FEDERAL BANK FOR SAVINGS
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                           Most Recent Quarter
                                                                                                           -------------------
                                                                                                                   Int.     Total
                                                                         Number        Conversion       Total    Earning     Net
                                                                           of             (IPO)         Assets    Assets    Loans
                                                                        Offices Exchange  Date          ($000)    ($000)    ($000)
                                                                        -----------------------------------------------------------

SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS                     Oak Forest     IL       3       NA       NA          146,983   144,294    53,121


COMPARABLE GROUP
   CBIN    Community Bank Shares of Indiana, Inc.  New Albany     IN       7     NASDAQ  04/10/95       234,600   225,480   135,514
   FFBI    First Financial Bancorp, Inc.           Belvidere      IL       2     NASDAQ  10/04/93        97,143    93,505    73,030
   GFCO    Glenway Financial Corp.                 Cincinnati     OH       6     NASDAQ  11/30/90       283,727   270,506   226,628
   HHFC    Harvest Home Financial Corporation      Cheviot        OH       3     NASDAQ  10/10/94        76,399    73,037    41,936
   HZFS    Horizon Financial Services Corporation  Oskaloosa      IA       3     NASDAQ  06/30/94        76,652    69,421    50,577
   KNK     Kankakee Bancorp, Inc.                  Kankakee       IL       9     AMSE    01/06/93       352,926   341,020   235,401
   MIFC    Mid-Iowa Financial Corp.                Newton         IA       6     NASDAQ  10/14/92       115,260   115,316    60,862
   MWBI    Midwest Bancshares, Inc.                Burlington     IA       4     NASDAQ  11/12/92       137,707   134,573    81,076
   OHSL    OHSL Financial Corp.                    Cincinnati     OH       5     NASDAQ  02/10/93       217,627   211,726   155,643
   SFSB    SuburbFed Financial Corp.               Flossmoor      IL      12     NASDAQ  03/04/92       390,910   372,623   224,476

           Average                                                       5.7                            198,295   190,721   128,514
           Median                                                        5.5                            177,667   173,150   108,295
           High                                                         12.0                            390,910   372,623   235,401
           Low                                                           2.0                             76,399    69,421    41,936



                                                                            Most Recent Quarter
                                                                            -------------------

                                                                         Goodwill
                                                                           and      Total      Total
                                                                         Intang.   Deposits    Equity
                                                                          ($000)    ($000)     ($000)
                                                                        -----------------------------

SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS                     Oak Forest     IL         0     129,159     11,361


COMPARABLE GROUP
   CBIN    Community Bank Shares of Indiana, Inc.  New Albany     IN        54     184,940     25,464
   FFBI    First Financial Bancorp, Inc.           Belvidere      IL         0      65,884      7,510
   GFCO    Glenway Financial Corp.                 Cincinnati     OH       524     227,910     26,340
   HHFC    Harvest Home Financial Corporation      Cheviot        OH         0      58,226     12,769
   HZFS    Horizon Financial Services Corporation  Oskaloosa      IA         0      55,210      8,227
   KNK     Kankakee Bancorp, Inc.                  Kankakee       IL     2,451     283,899     35,356
   MIFC    Mid-Iowa Financial Corp.                Newton         IA        16      78,705     10,807
   MWBI    Midwest Bancshares, Inc.                Burlington     IA         0     101,297      9,068
   OHSL    OHSL Financial Corp.                    Cincinnati     OH         0     169,221     25,167
   SFSB    SuburbFed Financial Corp.               Flossmoor      IL       136     298,622     25,390

           Average                                                         318     152,391     18,610
           Median                                                            8     135,259     18,968
           High                                                          2,451     298,622     35,356
           Low                                                               0      55,210      7,510


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 42

                        HEMLOCK FEDERAL BANK FOR SAVINGS
                     COMPARABLE GROUP MARKET  AREA COMPARISON




                                                                     1990-1996                 Median      Median
                                                                    Population  Per Capita    Household    Housing     Median
                                                       1996           Growth      Income       Income       Value       Rent
                                                    Population          (%)         ($)          ($)         ($)         ($)
                                                    ----------          ---         ---          ---         ---         ---
SUBJECT
            HEMLOCK FEDERAL
               BANK FOR SAVINGS                      5,563,474          1.6        17,977       35,948     100,253       477


COMPARABLE GROUP

     CBIN   Community Bk Shares of Indiana   IN         71,031          8.8        15,037       31,764      57,600       267
     FFBI   First Financial Bancorp, Inc.    IL      5,144,275          0.8        17,825       36,543     102,100       478
     GFCO   Glenway Financial Corp.          OH        866,222          1.2        18,004       34,401      72,243       304
     HHFC   Harvest Home Financial Corp.     OH        866,222          1.2        18,004       34,401      72,243       304
     HZFS   Horizon Financial Services Corp. IA         21,869          1.6        11,303       24,119      36,410       209
     KNK    Kankakee Bancorp, Inc.           IL        101,379          5.3        14,444       32,382      54,700       376
     MIFC   Mid-Iowa Financial Corp.         IA         35,197          0.2        13,732       29,685      46,000       240
     MWBI   Midwest Bancshares, Inc.         IA         43,075          1.1        13,959       29,170      41,576       242
     OHSL   OHSL Financial Corp.             OH        866,222          1.2        18,004       34,401      72,243       304
     SFSB   SuburbFed Financial Corp.        IL      5,144,275          0.8        17,825       36,543     102,100       478

            Average                                  1,315,977          2.2        15,814       32,341      65,722       320
            Median                                     483,801          1.2        16,431       33,392      64,922       304
            High                                     5,144,275          8.8        18,004       36,543     102,100       478
            Low                                         21,869          0.2        11,303       24,119      36,410       209



                                                        High                    Below
                                                       School       College    Poverty
                                                      Graduates    Graduates    Level
                                                         (%)          (%)        (%)
                                                         ---          ---        ---
SUBJECT
            HEMLOCK FEDERAL
               BANK FOR SAVINGS                          74.9         23.7       13.8


COMPARABLE GROUP

     CBIN   Community Bk Shares of Indiana   IN          73.2         15.1        8.8
     FFBI   First Financial Bancorp, Inc.    IL          73.4         22.8       14.2
     GFCO   Glenway Financial Corp.          OH          75.6         23.7       13.3
     HHFC   Harvest Home Financial Corp.     OH          75.6         23.7       13.3
     HZFS   Horizon Financial Services Corp. IA          74.8         13.1       13.0
     KNK    Kankakee Bancorp, Inc.           IL          73.1         11.9       13.3
     MIFC   Mid-Iowa Financial Corp.         IA          77.6         12.7        7.0
     MWBI   Midwest Bancshares, Inc.         IA          78.9         12.7        9.1
     OHSL   OHSL Financial Corp.             OH          75.6         23.7       13.3
     SFSB   SuburbFed Financial Corp.        IL          73.4         22.8       14.2

            Average                                      75.1         18.2       12.0
            Median                                       75.2         19.0       13.3
            High                                         78.9         23.7       14.2
            Low                                          73.1         11.9        7.0



KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                   EXHIBIT 43


                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER


                                                                         As a Percent of Total Assets
                                                                         ----------------------------
                                                                                        Loan     Real
                                                 Total        Cash &             Net    Loss    Estate  Goodwill  Other   High Risk
                                                 Assets       Invest.   MBS     Loans  Reserves  Owned  & Intang. Assets  R.E. Loans
                                                 ($000)         (%)     (%)      (%)     (%)      (%)      (%)     (%)      (%)
                                                 ------         ---     ---      ---     ---      ---      ---     ---      ---

SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS                   146,983       16.42   44.85    36.14    0.46     0.00     0.00    2.59     2.34


COMPARABLE GROUP
    CBIN   Community Bank Shares                 234,600       37.91    1.73    57.76    0.26     0.03     0.02    2.55     6.70
    FFBI   First Financial Bancorp, Inc.          97,143       15.02    7.29    75.18    0.46     0.00     0.00    2.42     6.56
    GFCO   Glenway Financial Corp.               283,727        6.81   10.21    79.88    0.21     0.06     0.18    3.73    13.40
    HHFC   Harvest Home Financial Corp.           76,399       32.87   10.04    54.89    0.15     0.00     0.00    2.20     6.48
    HZFS   Horizon Financial Svcs Corp.           76,652       30.92    0.00    65.98    0.50     0.24     0.00    2.29     7.73
    KNK    Kankakee Bancorp, Inc.                352,926       21.28    8.78    66.70    0.67     0.05     0.69    2.49    12.35
    MIFC   Mid-Iowa Financial Corp.              115,260       19.74   25.74    52.80    0.24     0.00     0.01    1.68     7.24
    MWBI   Midwest Bancshares, Inc.              137,707       15.67   22.42    58.88    0.49     0.03     0.00    3.01     7.49
    OHSL   OHSL Financial Corp.                  217,627       19.82    6.55    71.52    0.24     0.00     0.00    2.09    20.39
    SFSB   SuburbFed Financial Corp.             390,910        4.74   35.65    57.42    0.24     0.00     0.03    2.12     5.86


           Average                               198,295       20.48   12.84    64.10    0.35     0.04     0.10    2.46     9.42
           Median                                177,667       19.78    9.41    62.43    0.25     0.02     0.01    2.36     7.37
           High                                  390,910       37.91   35.65    79.88    0.67     0.24     0.69    3.73    20.39
           Low                                    76,399        4.74    0.00    52.80    0.15     0.00     0.00    1.68     5.86



ALL THRIFTS  (332)
           Average                             1,357,746       18.15   12.40    65.93    0.56     0.56     0.20    2.61    13.19

MIDWEST THRIFTS  (154)
           Average                               790,095       18.12   10.01    68.49    0.47     0.47     0.15    2.56    12.32

ILLINOIS THRIFTS  (27)
           Average                               649,235       18.87   10.47    66.10    0.40     0.16     0.14    2.55     9.88




                                                     As a Percent of Total Assets
                                                     ----------------------------
                                                          Interest   Interest  Capitalized
SUBJECT                                        Non-Perf.  Earning    Bearing      Loan
           HEMLOCK FEDERAL                      Assets     Assets   Liabilities Servicing
              BANK FOR SAVINGS                   (%)        (%)         (%)        (%)
                                                 ---        ---         ---        ---
COMPARABLE GROUP
    CBIN   Community Bank Shares                 0.22      96.11       87.47       0.00
    FFBI   First Financial Bancorp, Inc.         0.43      96.26       87.39       0.09
    GFCO   Glenway Financial Corp.               0.41      95.34       88.20       0.00
    HHFC   Harvest Home Financial Corp.          0.19      95.60       80.39       0.00
    HZFS   Horizon Financial Svcs Corp.          0.92      90.57       86.28       0.00
    KNK    Kankakee Bancorp, Inc.                0.90      96.63       90.29       0.00
    MIFC   Mid-Iowa Financial Corp.              0.05     100.05       91.11       0.00
    MWBI   Midwest Bancshares, Inc.              0.47      97.72       92.48       0.00
    OHSL   OHSL Financial Corp.                  0.22      97.29       86.04       0.01
    SFSB   SuburbFed Financial Corp.             0.28      95.32       86.91       0.02


           Average                               0.41      96.09       87.66       0.01
           Median                                0.35      96.18       87.43       0.00
           High                                  0.92     100.05       92.48       0.09
           Low                                   0.05      90.57       80.39       0.00


ALL THRIFTS  (332)
           Average                               0.87      94.92       83.40       0.12

MIDWEST THRIFTS  (154)
           Average                               0.59      95.01       82.27       0.08

ILLINOIS THRIFTS  (27)
           Average                               0.61      94.68       82.82       0.02



                                   EXHIBIT 44



                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER


                                                                       As a Percent of Assets
                                                                       ----------------------
                                                                                                                        FASB 115
                                                Total      Total       Total    Total       Other   Preferred  Common  Unrealized
                                             Liabilities  Equity     Deposits Borrowings Liabilities Equity    Equity     Gain
                                                ($000)    ($000)        (%)      (%)         (%)      (%)       (%)        (%)
                                                ------    ------        ---      ---         ---      ---       ---        ---
SUBJECT
               HEMLOCK FEDERAL
                  BANK FOR SAVINGS             135,622    11,361       87.87     1.02        3.38     --         --         0.35

COMPARABLE GROUP
    CBIN   Community Bank Shares               209,136    25,464       78.83     9.13        1.18     0.00      10.85       0.00
    FFBI   First Financial Bancorp, Inc.        89,633     7,510       67.82    23.21        1.23     0.00       7.73     (0.53)
    GFCO   Glenway Financial Corp.             257,387    26,340       80.33     8.45        1.94     0.00       9.28       0.00
    HHFC   Harvest Home Financial Corp.         63,630    12,769       76.21     6.54        0.53     0.00      16.71     (0.11)
    HZFS   Horizon Financial Svcs Corp.         68,425     8,227       72.03    16.50        0.74     0.00      10.73     (0.26)
    KNK    Kankakee Bancorp, Inc.              317,570    35,356       80.44     8.79        0.75     0.00      10.02     (0.23)
    MIFC   Mid-Iowa Financial Corp.            104,453    10,807       68.28    20.82        1.52     0.00       9.38       0.02
    MWBI   Midwest Bancshares, Inc.            128,639     9,068       73.56    18.81        1.05     0.00       6.58     (0.14)
    OHSL   OHSL Financial Corp.                192,460    25,167       77.76     9.33        1.35     0.00      11.56     (0.08)
    SFSB   SuburbFed Financial Corp.           365,520    25,390       76.39    15.62        1.49     0.00       6.50     (0.15)

           Average                             179,685    18,610       75.17    13.72        1.18     0.00       9.94     (0.15)
           Median                              160,550    18,968       76.30    12.48        1.21     0.00       9.70     (0.12)
           High                                365,520    35,356       80.44    23.21        1.94     0.00      16.71       0.02
           Low                                  63,630     7,510       67.82     6.54        0.53     0.00       6.50     (0.53)

ALL THRIFTS  (332)
           Average                           1,256,887   100,859       70.87    14.48        1.71     0.08      12.86     (0.03)

MIDWEST THRIFTS  (154)
           Average                             721,289    68,806       69.41    14.57        1.60     0.03      14.40     (0.04)

ILLINOIS THRIFTS  (27)
           Average                             579,671    69,564       71.78    12.32        1.59     0.00      14.30     (0.12)




                                                           As a Percent of Assets
                                                           ----------------------
                                                                            Reg.        Reg.        Reg.
                                         Retained    Total      Tangible    Core      Tangible   Risk-Based
                                         Earnings    Equity      Equity    Capital    Capital     Capital
                                            (%)        (%)         (%)       (%)        (%)         (%)
                                            ---        ---         ---       ---        ---         ---
SUBJECT
               HEMLOCK FEDERAL
                  BANK FOR SAVINGS         7.38       7.73        7.38      7.38       7.38        20.80

COMPARABLE GROUP
    CBIN   Community Bank Shares           5.83      10.85       10.83     10.83       9.79        20.41
    FFBI   First Financial Bancorp, Inc.   5.12       7.73        7.73      7.21       7.21        15.21
    GFCO   Glenway Financial Corp.         4.58       9.28        9.12      8.10         NA           NA
    HHFC   Harvest Home Financial Corp.    5.26      16.71       16.71        NA         NA           NA
    HZFS   Horizon Financial Svcs Corp.    5.93      10.73       10.73      7.80       7.80        17.08
    KNK    Kankakee Bancorp, Inc.          6.64      10.02        9.39      8.10       8.10        15.25
    MIFC   Mid-Iowa Financial Corp.        6.27       9.38        9.36      7.94       7.94        22.09
    MWBI   Midwest Bancshares, Inc.        3.57       6.58        6.58      6.09       6.09        16.17
    OHSL   OHSL Financial Corp.            6.47      11.56       11.56      9.55       9.55        20.47
    SFSB   SuburbFed Financial Corp.       5.00       6.50        6.46      5.85       5.84        13.90

           Average                         5.47       9.93        9.85      7.94       7.79        17.57
           Median                          5.54       9.70        9.38      7.94       7.87        16.63
           High                            6.64      16.71       16.71     10.83       9.79        22.09
           Low                             3.57       6.50        6.46      5.85       5.84        13.90

ALL THRIFTS  (332)
           Average                         6.22      12.94       12.62     10.69      10.45        23.82

MIDWEST THRIFTS  (154)
           Average                         6.92      14.43       13.99     11.51      11.43        25.70

ILLINOIS THRIFTS  (27)
           Average                         7.20      14.30       14.18     11.29      10.28        22.55

                                       143

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                   EXHIBIT 45


                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)



                                                              Net                 Gain     Total     Goodwill     Net        Total
                                        Interest  Interest  Interest  Provision  (Loss)    Non-Int.  & Intang.  Real Est.   Non-Int.
                                         Income    Expense   Income    for Loss  on Sale   Income      Amtz.     Expense    Expense
                                         ------    -------   ------    --------  -------   ------      -----     -------    -------
SUBJECT
          HEMLOCK FEDERAL
             BANK FOR SAVINGS            10,242    5,657    4,586        87       (79)      461         0          0         3,559

COMPARABLE GROUP
   CBIN   Community Bank Shares          15,686    9,221    6,465        45        84     1,383         1         (1)        4,561
   FFBI   First Financial Bancorp, Inc.   6,039    3,493    2,546       125        91       418         0          0         2,442
   GFCO   Glenway Financial Corp.        20,203   12,004    8,199        63        44       628       217         (6)        6,146
   HHFC   Harvest Home Financial Corp.    5,054    2,872    2,182         3         0        43         0          0         1,417
   HZFS   Horizon Financial Svcs Corp.    5,562    3,173    2,389       417       109       326         0         66         1,946
   KNK    Kankakee Bancorp, Inc.         25,542   15,094   10,448        77       757     1,304       200        (31)        8,699
   MIFC   Mid-Iowa Financial Corp.        8,025    4,916    3,109        33         0       920         1        (29)        2,415
   MWBI   Midwest Bancshares, Inc.       10,110    6,206    3,904        48         0       221         0         (8)        2,565
   OHSL   OHSL Financial Corp.           15,889    9,137    6,752         3        42       278         0          0         4,340
   SFSB   SuburbFed Financial Corp.      25,643   15,348   10,295       165       360     2,827        50          0        10,261

          Average                        13,775    8,146    5,629        98       149       835        47         (1)        4,479
          Median                         12,898    7,672    5,185        56        64       523         1         (1)        3,453
          High                           25,643   15,348   10,448       417       757     2,827       217         66        10,261
          Low                             5,054    2,872    2,182         3         0        43         0        (31)        1,417

ALL THRIFTS  (332)
          Average                       101,902   62,463   39,439     3,004     1,018     7,035       696        580        27,418

MIDWEST THRIFTS  (154)
          Average                        59,761   35,780   23,981       679       525     4,894       373       (106)       16,575

ILLINOIS THRIFTS  (27)
          Average                        47,498   28,016   19,482       507       560     3,445        87       (389)       14,225


                                                          Net                Net Inc.
                                              Non-       Income               Before
                                            Recurring    Before    Income    Extraord.   Extraord.    Net         Core
                                             Expense     Taxes     Taxes      Items       Items      Income      Income
                                             -------     -----     -----      -----       -----      ------      ------
SUBJECT
          HEMLOCK FEDERAL
             BANK FOR SAVINGS                1,898       (500)     (215)      (285)        0          (285)        856

COMPARABLE GROUP
   CBIN   Community Bank Shares              1,123      2,203       894      1,309         0         1,309       1,985
   FFBI   First Financial Bancorp, Inc.        417         71       (30)       101         0           101         313
   GFCO   Glenway Financial Corp.            1,504      1,158       456        702         0           702       1,651
   HHFC   Harvest Home Financial Corp.           0        805       270        535         0           535         535
   HZFS   Horizon Financial Svcs Corp.         331        130        34         96         0            96         241
   KNK    Kankakee Bancorp, Inc.             1,700      2,033       545      1,488         0         1,488       2,101
   MIFC   Mid-Iowa Financial Corp.               0      1,582       534      1,048         0         1,048       1,048
   MWBI   Midwest Bancshares, Inc.             675      1,389       487        902         0           902         983
   OHSL   OHSL Financial Corp.                 927      1,802       627      1,175         0         1,175       1,750
   SFSB   SuburbFed Financial Corp.          1,790      1,266       435        831         0           831       1,761

          Average                              847      1,244       425        819         0           819       1,237
          Median                               801      1,328       472        867         0           867       1,350
          High                               1,790      2,203       894      1,488         0         1,488       2,101
          Low                                    0         71       (30)        96         0            96         241

ALL THRIFTS  (332)
          Average                            6,546     10,626     3,004      7,622      (161)        7,461      11,146

MIDWEST THRIFTS  (154)
          Average                            4,558      7,616     2,643      4,973      (321)        4,652       7,577

ILLINOIS THRIFTS  (27)
          Average                            3,220      5,566     1,916      3,650       (21)        3,629       5,359



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 46


                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS


                                                              Net                 Gain     Total     Goodwill     Net        Total
                                        Interest  Interest  Interest  Provision  (Loss)    Non-Int.  & Intang.  Real Est.   Non-Int.
                                         Income    Expense   Income    for Loss  on Sale   Income      Amtz.     Expense    Expense
                                           (%)        (%)      (%)       (%)        (%)     (%)         (%)         (%)       (%)
                                         ------    -------   ------    --------  -------   ------      -----     -------    -------
SUBJECT
          HEMLOCK FEDERAL
             BANK FOR SAVINGS             6.97      3.85      3.12       0.06     (0.05)     0.31      0.00        0.00     2.42

COMPARABLE GROUP
   CBIN   Community Bank Shares           7.07      4.16      2.91       0.02      0.04      0.62      0.00       (0.00)    2.06
   FFBI   First Financial Bancorp, Inc.   7.04      4.07      2.97       0.15      0.11      0.49      0.00        0.00     2.85
   GFCO   Glenway Financial Corp.         7.29      4.33      2.96       0.02      0.02      0.23      0.08       (0.00)    2.22
   HHFC   Harvest Home Financial Corp.    7.07      4.02      3.05       0.00      0.00      0.06      0.00        0.00     1.98
   HZFS   Horizon Financial Svcs Corp.    7.61      4.34      3.27       0.57      0.15      0.45      0.00        0.09     2.66
   KNK    Kankakee Bancorp, Inc.          7.23      4.27      2.96       0.02      0.21      0.37      0.06       (0.01)    2.46
   MIFC   Mid-Iowa Financial Corp.        7.15      4.38      2.77       0.03      0.00      0.82      0.00       (0.03)    2.15
   MWBI   Midwest Bancshares, Inc.        7.37      4.52      2.85       0.03      0.00      0.16      0.00       (0.01)    1.87
   OHSL   OHSL Financial Corp.            7.68      4.42      3.26       0.00      0.02      0.13      0.00        0.00     2.10
   SFSB   SuburbFed Financial Corp.       6.98      4.18      2.80       0.04      0.10      0.77      0.01        0.00     2.79

          Average                         7.25      4.27      2.98       0.09      0.06      0.41      0.01        0.00     2.31
          Median                          7.19      4.30      2.96       0.03      0.03      0.41      0.00       (0.00)    2.19
          High                            7.68      4.52      3.27       0.57      0.21      0.82      0.08        0.09     2.85
          Low                             6.98      4.02      2.77       0.00      0.00      0.06      0.00       (0.03)    1.87

ALL THRIFTS  (332)
          Average                         7.41      4.16      3.25       0.13      0.10      0.44      0.03        0.00     2.32

MIDWEST THRIFTS  (154)
          Average                         7.42      4.18      3.24       0.09      0.11      0.41      0.02       (0.01)    2.31

ILLINOIS THRIFTS  (27)
          Average                         7.24      4.03      3.20       0.09      0.09      0.40      0.01       (0.04)    2.30




                                                          Net                Net Inc.
                                              Non-       Income               Before
                                            Recurring    Before    Income    Extraord.   Extraord.    Net         Core
                                             Expense     Taxes     Taxes      Items       Items      Income      Income
                                               (%)         (%)      (%)         (%)        (%)         (%)        (%)
                                             -------     -----     -----      -----       -----      ------      ------
SUBJECT
          HEMLOCK FEDERAL
             BANK FOR SAVINGS                 1.29      (0.34)    (0.15)      (0.19)       0.00      (0.19)       0.58

COMPARABLE GROUP
   CBIN   Community Bank Shares
   FFBI   First Financial Bancorp, Inc.       0.51       0.99      0.40        0.59        0.00       0.59        0.89
   GFCO   Glenway Financial Corp.             0.49       0.08     (0.03)       0.12        0.00       0.12        0.36
   HHFC   Harvest Home Financial Corp.        0.54       0.42      0.16        0.25        0.00       0.25        0.60
   HZFS   Horizon Financial Svcs Corp.        0.00       1.13      0.38        0.75        0.00       0.75        0.75
   KNK    Kankakee Bancorp, Inc.              0.45       0.18      0.05        0.13        0.00       0.13        0.33
   MIFC   Mid-Iowa Financial Corp.            0.48       0.58      0.15        0.42        0.00       0.42        0.59
   MWBI   Midwest Bancshares, Inc.            0.00       1.41      0.48        0.93        0.00       0.93        0.93
   OHSL   OHSL Financial Corp.                0.49       1.01      0.36        0.66        0.00       0.66        0.72
   SFSB   SuburbFed Financial Corp.           0.45       0.87      0.30        0.57        0.00       0.57        0.85
                                              0.49       0.34      0.12        0.23        0.00       0.23        0.48

          Average                             0.39       0.70      0.24        0.46        0.00       0.46        0.65
          Median                              0.48       0.72      0.23        0.49        0.00       0.49        0.66
          High                                0.54       1.41      0.48        0.93        0.00       0.93        0.93
          Low                                 0.00       0.08     (0.03)       0.12        0.00       0.12        0.33

ALL THRIFTS  (332)
          Average
                                              0.45       0.90      0.33        0.57       (0.00)      0.57        0.79
MIDWEST THRIFTS  (154)
          Average
                                              0.45       0.91      0.36        0.56       (0.00)      0.55        0.77
ILLINOIS THRIFTS  (27)
          Average                             0.43       0.89      0.30        0.59       (0.00)      0.58        0.80


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 47


                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS


                                         Yield on      Cost of       Net        Net
                                       Int. Earning  Int. Bearing  Interest   Interest                  Core                    Core
                                          Assets     Liabilities   Spread      Margin *     ROAA        ROAA        ROAE        ROAE
                                           (%)           (%)         (%)         (%)         (%)         (%)         (%)         (%)
                                           ---           ---         ---         ---         ---         ---         ---         ---
SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS               7.07        4.31       2.76        3.17       (0.19)       0.58       (2.49)       7.52

COMPARABLE GROUP
   CBIN    Community Bank Shares             7.32        4.77       2.55        3.02        0.59        0.89        5.03        7.63
   FFBI    First Financial Bancorp, Inc.     7.27        4.66       2.61        3.06        0.12        0.36        1.28        3.97
   GFCO    Glenway Financial Corp.           7.56        4.90       2.66        3.07        0.25        0.60        2.66        6.26
   HHFC    Harvest Home Financial Corp.      7.23        4.95       2.28        3.12        0.75        0.75        4.14        4.14
   HZFS    Horizon Financial Svcs Corp.      7.95        4.97       2.98        3.42        0.13        0.33        1.13        2.83
   KNK     Kankakee Bancorp, Inc.            7.52        4.80       2.72        3.07        0.42        0.59        4.16        5.87
   MIFC    Mid-Iowa Financial Corp.          7.30        4.90       2.40        2.83        0.93        0.93       10.00       10.00
   MWBI    Midwest Bancshares, Inc.          7.60        4.94       2.66        2.94        0.66        0.72        9.51       10.36
   OHSL    OHSL Financial Corp.              7.84        5.14       2.70        3.33        0.57        0.85        4.60        6.85
   SFSB    SuburbFed Financial Corp.         7.18        4.65       2.53        2.88        0.23        0.48        3.21        6.81

           Average                           7.48        4.87       2.61        3.07        0.47        0.65        4.57        6.47
           Median                            7.42        4.90       2.64        3.07        0.50        0.66        4.15        6.54
           High                              7.95        5.14       2.98        3.42        0.93        0.93       10.00       10.36
           Low                               7.18        4.65       2.28        2.83        0.12        0.33        1.13        2.83

ALL THRIFTS  (332)
           Average                           7.71        4.89       2.82        3.39        0.57        0.79        5.26        7.28

MIDWEST THRIFTS  (154)
           Average                           7.70        4.97       2.72        3.36        0.55        0.77        5.12        6.87

ILLINOIS THRIFTS  (27)
           Average                           7.51        4.82       2.69        3.33        0.59        0.80        4.29        6.25

-----------
*    Based on average interest-earning assets.


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 48


                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                       DIVIDENDS                 RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                         -------------------------------------  ----------------------------------------------------
                                                   12 Month           12 Month                             Net
                                         12 Month   Common   Current  Dividend    Reserves/ Reserves/  Chargeoffs/   Provisions/
                                         Preferred   Div./  Dividend   Payout       Gross   Non-Perf.    Average         Net
                                         Dividends   Share    Yield    Ratio        Loans    Assets       Loans      Chargeoffs
                                          ($000)      ($)      (%)      (%)          (%)       (%)         (%)           (%)
                                            ---       ---      ---      ---          ---       ---         ---           ---
SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS               NA        NA       NA       NA          1.24    870.13        0.01       1,740.00


COMPARABLE GROUP
   CBIN    Community Bank Shares              0      0.33     2.72    50.00          0.46    117.84        0.00             NM
   FFBI    First Financial Bancorp, Inc.      0      0.00     0.00     0.00          0.61    106.97        0.02             NM
   GFCO    Glenway Financial Corp.            0      0.66     3.42    99.63          0.27     52.03        0.06          54.55
   HHFC    Harvest Home Financial Corp.       0      3.40     4.05    63.49          0.26     75.00        0.00             NM
   HZFS    Horizon Financial Svcs Corp.       0      0.32     2.14   145.45          0.76     45.26        0.21         365.38
   KNK     Kankakee Bancorp, Inc.             0      0.40     1.62    40.82          0.99     74.47        0.08          51.11
   MIFC    Mid-Iowa Financial Corp.           0      0.08     1.26    13.33          0.44    513.21       -0.01             NM
   MWBI    Midwest Bancshares, Inc.           0      0.54     2.22    23.28          0.82    103.85        0.00             NM
   OHSL    OHSL Financial Corp.               0      0.76     3.73    79.57          0.33    107.97        0.01        -100.00
   SFSB    SuburbFed Financial Corp.          0      0.32     1.57    50.79          0.42     84.20       -0.11             NM

           Average                            0      0.68     2.27    56.64          0.54    128.08        0.03          92.76
           Median                             0      0.37     2.18    50.40          0.45     94.03        0.01          52.83
           High                               0      3.40     4.05   145.45          0.99    513.21        0.21         365.38
           Low                                0      0.00     0.00     0.00          0.26     45.26       -0.11        -100.00

ALL THRIFTS  (332)
           Average                          324      0.38     1.35    43.19          0.63     92.70        0.10         113.68

MIDWEST THRIFTS  (154)
           Average                           46      0.54     1.86    75.69          0.68    150.96        0.06         228.83

ILLINOIS THRIFTS  (27)
           Average                            0      0.22     1.22    50.11          0.61    122.23        0.08         144.34



                                         RESERVES AND SUPPLEMENTAL DATA-
                                              MOST RECENT PERIOD
                                        ---------------------------------
                                         1 Year                  Total
                                        Repricing   Effective    Assets/
                                            Gap     Tax Rate    Employee
                                            (%)        (%)       ($000)
                                        ---------   ---------    -------
SUBJECT
           HEMLOCK FEDERAL
              BANK FOR SAVINGS               NA       42.97       3,340

COMPARABLE GROUP
   CBIN    Community Bank Shares             NA          NM       2,861
   FFBI    First Financial Bancorp, Inc   -9.43          NM       2,776
   GFCO    Glenway Financial Corp.           NA          NM          NA
   HHFC    Harvest Home Financial Corp.      NA       32.85       4,494
   HZFS    Horizon Financial Svcs Corp.      NA          NM          NA
   KNK     Kankakee Bancorp, Inc.          7.36          NM       3,208
   MIFC    Mid-Iowa Financial Corp.       (3.02)      34.73       3,202
   MWBI    Midwest Bancshares, Inc.       -4.61          NM       3,624
   OHSL    OHSL Financial Corp.              NA          NM       3,510
   SFSB    SuburbFed Financial Corp.         NA          NM       2,589

           Average                        -2.43       33.79       3,283
           Median                         -3.82       33.79       3,205
           High                            7.36       34.73       4,494
           Low                            (9.43)      32.85       2,589

ALL THRIFTS  (332)
           Average                        (2.28)      14.69       4,124

MIDWEST THRIFTS  (154)
           Average                        (5.31)      25.41       3,987

ILLINOIS THRIFTS  (27)
           Average                        (6.12)      -4.08       3,819


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 49


                       VALUATION ANALYSIS AND CONCLUSIONS

        Hemlock Federal Financial Corp./Hemlock Federal Bank for Savings
                       Stock Prices as of December 6, 1996


Valuation assumptions:                                                    Comparable Group                       All Thrifts
                                      Symbol             Value         Average        Median        Average         Median
                                      ------             -----         -------        ------        -------         ------
Post conv. price to earnings            P/E                  NM          30.70          23.59         27.25          20.49
Post conv. price to book value          P/B               63.81%         93.54%         98.18%       118.20%        108.70%
Post conv. price to assets              P/A                9.68%          9.09%          9.02%        14.29%         12.29%
Post conv. price to core earnings       P/E               14.45          15.93          15.10         17.68          15.38
Pre conversion net earnings ($)                    $   (285,000)      For the twelve months ended September 30, 1996.
Pre conversion book value ($)            B         $ 11,361,000       At September 30, 1996.
Pre conversion assets ($)                A         $146,983,000       At September 30, 1996.
Pre conversion core earnings ($)         Y         $    856,000       For the twelve months ended September 30, 1996.
Conversion expense ($)                   X         $    573,056
Proceeds not reinvested ($)              Z         $  1,256,000
ESOP borrowings ($)                      E         $  1,256,000
ESOP cost of borrowings, net (%)         S                 5.83%
ESOP term of borrowings (yrs.)           T                   10
RRP amount ($)                           M         $    628,000
RRP expense ($)                          N         $    125,600
Tax rate (%)                            TAX               38.75%
Investment rate of return, net (%)       R                 3.30%
Investment rate of return, pretax (%)                      5.39%



Formulae to indicate value after conversion:

1. P/E method: Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))   =    $15,705,384
                       -------------------------------------
                                      1-(P/E)R

2. P/B method: Value = P/B(B-X-E-M)                            =    $15,702,027
                       ------------
                           1-P/B

3.P/A method:  Value = P/A(A-X)                                =    $15,698,882
                      --------
                        1-P/A

VALUATION CORRELATION AND CONCLUSIONS:


                                Number of           Price           TOTAL
                                 Shares           Per Share         VALUE
                              -------------     --------------    ---------

Appraised value - midrange     1,570,000           $10.00         $15,700,000

Minimum - 85% of midrange      1,334,500           $10.00         $13,345,000
Maximum - 115% of midrange     1,805,500           $10.00         $18,055,000
Superrange - 115% of maximum   2,076,325           $10.00         $20,763,250

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                   EXHIBIT 50


              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                       Stock Prices as of December 6, 1996



                                                   Market Data                            Pricing Ratios
                                          -------------------------------  -----------------------------------------
                                                                  Book              Price/          Price/    Price/
                                          Market  Price/  12 Mo. Value/    Price/    Book   Price/   Tang.     Core
                                           Value   Share   EPS    Share   Earnings  Value   Assets  Bk. Val. Earnings
                                            ($M)     ($)    ($)     ($)     (X)      (%)      (%)    (%)       (%)
                                            ----     ---    ---     ---     ---      ---      ---    ---       ---
HEMLOCK FEDERAL BANK FOR
SAVINGS
         Appraised value - midpoint         15.70   10.00   -0.03  15.67        NM   63.81    9.68   63.81   14.45
         Minimum of range                   13.35   10.00   -0.07  16.91        NM   59.14    8.35   59.14   12.70
         Maximum of range                   18.06   10.00   -0.01  14.76        NM   67.76   10.98   67.76   16.07
         Superrange maximum                 20.76   10.00    0.01  13.96        NM   71.62   12.43   71.62   17.82

ALL THRIFTS  (332)
         Average                           143.91   18.66    0.88  16.07     27.25  118.20   14.29  122.65   17.68
         Median                             39.40   16.75    0.84  15.37     20.49  108.70   12.29  112.02   15.38

ILLINOIS THRIFTS  (27)
         Average                            81.37   18.22    0.80  18.10     35.33  102.07   13.91  104.11   20.46
         Median                             48.72   16.88    0.73  16.60     28.42   99.04   13.05   99.45   17.06

COMPARABLE GROUP  (10)
         Average                            17.59   17.19    0.78  18.26     30.70   93.54    9.09   94.55   15.93
         Median                             16.73   17.88    0.64  19.32     23.59   98.18    9.02   98.29   15.10

COMPARABLE GROUP
   CBIN  Community Bank Shares              24.80   12.50    0.66  12.84     18.94   97.35   10.57   97.58   12.63
   FFBI  First Financial Bancorp, Inc.       7.18   15.88    0.22  16.60     72.16   95.63    7.39   95.63   22.36
   GFCO  Glenway Financial Corp.            22.88   19.88    0.65  22.88     30.58   86.87    8.07   88.65   13.43
   HHFC  Harvest Home Financial Corp.        9.23    9.88    0.63  13.66     15.67   72.29   12.08   72.29   15.67
   HZFS  Horizon Financial Svcs Corp.        6.36   14.94    0.22  18.37     67.90   81.32    8.73   81.32   26.68
   KNK   Kankakee Bancorp, Inc.             35.02   24.75    0.98  24.99     25.26   99.04    9.92  106.41   17.31
   MIFC  Mid-Iowa Financial Corp.           10.57    6.38    0.60   6.42     10.63   99.30    9.31   99.45   10.63
   MWBI  Midwest Bancshares, Inc.            9.43   27.00    2.32  25.95     11.64  104.05    6.85  104.05   10.38
   OHSL  OHSL Financial Corp.               24.92   20.38    0.93  20.58     21.91   99.00   11.45   99.00   14.76
   SFSB  SuburbFed Financial Corp.          25.52   20.38    0.63  20.27     32.34  100.52    6.53  101.07   15.44



                                                          Dividends                Financial Ratios
                                                 ---------------------------     ----------------------
                                                 Div./    Dividend    Payout     Equity/
                                                 Share     Yield      Ratio      Assets    ROAA    ROAE
                                                  ($)       (%)        (%)        (%)       (%)     (%)
                                                 -----    --------   -------     -------   -----  -----
HEMLOCK FEDERAL BANK FOR
SAVINGS
         Appraised value - midpoint               0.00      0.00      0.00       15.18    -0.03   -0.22
         Minimum of range                         0.00      0.00      0.00       14.12    -0.06   -0.40
         Maximum of range                         0.00      0.00      0.00       16.20    -0.01   -0.07
         Superrange maximum                       0.00      0.00      0.00       17.35     0.01    0.08

ALL THRIFTS  (332)
         Average                                  0.50      1.81     62.33       12.94     0.57    5.26
         Median                                   0.32      1.89     34.94       10.25     0.65    5.03

ILLINOIS THRIFTS  (27)
         Average                                  0.22      1.22     50.11       14.30     0.59    4.29
         Median                                   0.24      1.51     37.08       11.25     0.46    3.69

COMPARABLE GROUP  (10)
         Average                                  0.68      2.27     56.64        9.93     0.47    4.57
         Median                                   0.37      2.18     50.40        9.70     0.50    4.15

COMPARABLE GROUP
   CBIN  Community Bank Shares                    0.33      2.72     50.00       10.85     0.59    5.03
   FFBI  First Financial Bancorp, Inc.            0.00      0.00      0.00        7.73     0.12    1.28
   GFCO  Glenway Financial Corp.                  0.66      3.42     99.63        9.28     0.25    2.66
   HHFC  Harvest Home Financial Corp.             3.40      4.05     63.49       16.71     0.75    4.14
   HZFS  Horizon Financial Svcs Corp.             0.32      2.14    145.45       10.73     0.13    1.13
   KNK   Kankakee Bancorp, Inc.                   0.40      1.62     40.82       10.02     0.42    4.16
   MIFC  Mid-Iowa Financial Corp.                 0.08      1.26     13.33        9.38     0.93   10.00
   MWBI  Midwest Bancshares, Inc.                 0.54      2.22     23.28        6.58     0.66    9.51
   OHSL  OHSL Financial Corp.                     0.76      3.73     79.57       11.56     0.57    4.60
   SFSB  SuburbFed Financial Corp.                0.32      1.57     50.79        6.50     0.23    3.21


       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426

                                   EXHIBIT 51


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Hemlock Federal Financial Corp./Hemlock Federal Bank for Savings
                          At the MIDPOINT of the Range


  1.  Gross Conversion Proceeds

      Midpoint market value                             $15,700,000
         Less:  Estimated conversion expenses               573,056

      Net conversion proceeds                           $15,126,945


  2.  Generation of Additional Income

      Net conversion proceeds                           $15,126,945
              Less:  Proceeds not invested  (1)           1,256,000
      Total conversion proceeds invested                $13,870,945

      Investment rate of return                                3.30%

      Earnings increase - return on  proceeds invested  $   457,932
              Less:  Estimated cost of ESOP borrowings       73,225
              Less:  Amortization of ESOP borrowings,
                       net of taxes                          76,930
              Less:  RRP expense, net of taxes               76,930

      Net earnings increase                             $   230,847

  3.  Comparative Earnings
                                                           Regular       Core
                                                        ------------   ---------

      Before conversion - 12 months ended 09/30/96      $  -285,000     856,000
      Net earnings increase                                 230,847     230,847
      After conversion                                  $   -54,153   1,086,847

  4.  Comparative Net Worth  (2)

      Before conversion - 09/30/96       $11,361,000
      Conversion proceeds                 13,242,945
      After conversion                   $24,603,945


  5.  Comparative Net Assets

      Before conversion - 09/30/96        $146,983,000
      Conversion proceeds                   15,126,945
      After conversion                    $162,109,945

     --------------------


      (1)  Represents ESOP borrowings.
      (2)  ESOP borrowings and RRP are omitted from net worth.

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426

                                   EXHIBIT 52


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Hemlock Federal Financial Corp./Hemlock Federal Bank for Savings
                           At the MINIMUM of the Range


   1.  Gross Conversion Proceeds

       Minimum market value                             $13,345,000
               Less:  Estimated conversion expenses         540,545

       Net conversion proceeds                          $12,804,455

   2.  Generation of Additional Income

       Net conversion proceeds                          $12,804,455
               Less:  Proceeds not invested  (1)          1,067,600
       Total conversion proceeds invested               $11,736,855

       Investment rate                                         3.30%

       Earnings increase - return on  proceeds invested   $ 387,478
               Less:  Estimated cost of ESOP borrowings      62,241
               Less:  Amortization of ESOP borrowings,
                        net of taxes                        65,391
               Less:  RRP expense, net of taxes             65,391

       Net earnings increase                            $  194,456

   3.  Comparative Earnings
                                                           Regular       Core
                                                         ----------   ----------

       Before conversion - 12 months ended 09/30/96       $-285,000     856,000
       Net earnings increase                                194,456     194,456
       After conversion                                   $ -90,544   1,050,456


   4.  Comparative Net Worth  (2)

       Before conversion - 09/30/96            $11,361,000
       Conversion proceeds                      11,203,055
       After conversion                        $22,564,055


   5.  Comparative Net Assets

       Before conversion - 09/30/96            $146,983,000
       Conversion proceeds                       12,804,455
       After conversion                        $159,787,455

------------
   (1)  Represents ESOP borrowings.
   (2)  ESOP borrowings and RRP are omitted from net worth.

   KELLER & COMPANY
   Columbus, Ohio
   614-766-1426

                                   EXHIBIT 53


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Hemlock Federal Financial Corp./Hemlock Federal Bank for Savings
                           At the MAXIMUM of the Range


   1.  Gross Conversion Proceeds

       Maximum market value                            $18,055,000
               Less:  Estimated conversion expenses        605,472

       Net conversion proceeds                         $17,449,528


   2.  Generation of Additional Income

       Net conversion proceeds                          $17,449,528
               Less:  Proceeds not invested  (1)          1,444,400
       Total conversion proceeds invested               $16,005,128

       Investment rate                                         3.30%

       Earnings increase - return on  proceeds invested    $528,389
               Less:  Estimated cost of ESOP borrowings      84,209
               Less:  Amortization of ESOP borrowings,
                        net of taxes                        88,470
               Less:  RRP expense, net of taxes             88,470

       Net earnings increase                              $267,242


   3.  Comparative Earnings
                                                          Regular        Core
                                                        ----------    ----------

       Before conversion - 12 months ended 09/30/96      $-285,000       856,000
       Net earnings increase                               267,242       267,242
       After conversion                                  $ -17,758     1,123,242

   4.  Comparative Net Worth  (2)

       Before conversion - 09/30/96       $11,361,000
       Conversion proceeds                 15,282,928
       After conversion                   $26,643,928


   5.  Comparative Net Assets

       Before conversion - 09/30/96       $146,983,000
       Conversion proceeds                  17,449,528
       After conversion                   $164,432,528

-------------
       (1)  Represents ESOP borrowings.
       (2)  ESOP borrowings and RRP are omitted from net worth.

   KELLER & COMPANY
   Columbus, Ohio
   614-766-1426

                                   EXHIBIT 54


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Hemlock Federal Financial Corp./Hemlock Federal Bank for Savings
                            At the SUPERRANGE Maximum


   1.  Gross Conversion Proceeds

       Superrange market value                           $20,763,250
               Less:  Estimated conversion expenses          642,846

       Net conversion proceeds                           $20,120,404


   2.  Generation of Additional Income

       Net conversion proceeds                           $20,120,404
               Less:  Proceeds not invested  (1)           1,661,060
       Total conversion proceeds invested                $18,459,344

       Investment rate                                         3.30%

       Earnings increase - return on  proceeds invested  $   609,412
               Less:  Estimated cost of ESOP borrowings       96,840
               Less:  Amortization of ESOP borrowings,
                         net of taxes                        101,740
               Less:  RRP expense, net of taxes              101,740

       Net earnings increase                             $   309,093


   3.  Comparative Earnings
                                                            Regular      Core
                                                          ----------   ---------

       Before conversion - 12 months ended 09/30/96      $  -285,000     856,000
       Net earnings increase                                 309,093     309,093
       After conversion                                  $    24,093   1,165,093

   4.  Comparative Net Worth  (2)

       Before conversion - 09/30/96         $ 11,361,000
       Conversion proceeds                    17,628,814
       After conversion                     $ 28,989,814


   5.  Comparative Net Assets

       Before conversion - 09/30/96         $146,983,000
       Conversion proceeds                    20,120,404
       After conversion                     $167,103,404

--------------
       (1)  Represents ESOP borrowings.
       (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                   EXHIBIT 55


                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT

                                                     Premium or (discount)
                                                     from comparable group
                                                     ---------------------
                               Hemlock Federal       Average        Median
                               ---------------       -------        ------

  Midpoint:
     Price/earnings                 NM                   NM            NM
     Price/book value            63.81%*             (31.78)%      (35.00)%
     Price/assets                 9.68%                 6.54%         7.36%
     Price/tangible book value   63.81%              (32.51)%      (35.08)%
     Price/core earnings         14.45x               (9.30)%       (4.32)%


  Minimum of range:
     Price/earnings                 NM                   NM            NM
     Price/book value            59.14%*             (36.77)%      (39.76)%
     Price/assets                 8.35%               (8.12)%       (7.41)%
     Price/tangible book value   59.14%              (37.44)%      (39.83)%
     Price/core earnings         12.70x              (20.25)%      (15.87)%


  Maximum of range:
     Price/earnings                 NM                   NM            NM
     Price/book value            67.76%*             (27.55)%      (30.98)%
     Price/assets                10.98%                20.79%        21.73%
     Price/tangible book value   67.76%              (28.33)%      (31.06)%
     Price/core earnings         16.07x                 0.91%         6.45%


  Super maximum of range:
     Price/earnings                 NM                   NM            NM
     Price/book value            71.62%*             (23.43)%      (27.05)%
     Price/assets                12.43%                36.69%        37.75%
     Price/tangible book value   71.62%              (24.24)%      (27.13)%
     Price/core earnings         17.82x                11.88%        18.02%

------------
   *   Represents pricing ratio associated with primary valuation method.